Prospectus Supplement to Prospectus dated April 15, 2002

Capital Auto Receivables Asset Trust 2002-2
Issuer
$1,342,000,000 Asset Backed Notes, Class A
$52,914,000 Asset Backed Certificates

Capital Auto Receivables, Inc.
Seller

General Motors Acceptance Corporation
Servicer

You should consider carefully the risk factors beginning on page S-5 in this prospectus supplement and page 2 in the prospectus.

The notes represent obligations of the trust only. The certificates represent interests in the trust only. The notes and the certificates do not represent obligations of or interest in, and are not guaranteed by, Capital Auto
Receivables, Inc., General Motors Acceptance Corporation or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes and the certificates only if accompanied by the prospectus.

The trust is offering the following classes of notes and certificates by this prospectus supplement and the prospectus:

                                        Class A Notes
                        ------------------------------------------------
                             A-2             A-3             A-4           Certificates
--------------------------------------------------------------------------------------------
Principal Amount        $473,000,000    $525,000,000    $344,000,000       $52,914,000

Interest rate                   2.89%           3.82%           4.50%           4.18%

Final scheduled
distribution date       April 5, 2004   July 15, 2005   October 15, 2007  October 15, 2007

Price to public            99.990675%      99.982206%      99,989870%         99.993909%

Underwriting
discount                        0.125%          0.175%          0.250%          0.350%

Proceeds to seller      $472,364,642.75 $523,987,831.50 $343,105,152.80   $52,725,578.01


Credit Enhancement and Liquidity

o    Reserve account, with an initial deposit of $40,086,217.95.
o    The certificates are subordinated to the notes.
o Certificates, with an initial certificate balance of $534,686.47 will be retained by the seller.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Banc of America Securities LLC       JPMorgan               Merrill Lynch & Co.

Banc One Capital Markets, Inc.
                              Barclays Capital
                                              Lehman Brothers
                                                            Salomon Smith Barney

            The date of this prospectus supplement is April 15, 2002

              Important Notice About Information Presented In This Prospectus Supplement And The Accompanying Prospectus

     We provide information to you about the notes and the certificates in two separate documents:

          (a) the prospectus, which provides general information and terms of the notes and the certificates, some of which may not apply to a particular series of notes or certificates, including your series.

          (b) this prospectus supplement, which provides information regarding the pool of contracts held by the trust and specifies the terms of your series of notes or certificates.

     You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes or the certificates in any state where the offer is not permitted.

     You can find definitions of the capitalized terms used in this prospectus supplement in the "Glossary of Terms to Prospectus Supplement," which appears at the end of this prospectus supplement and in the "Glossary of Terms to Prospectus," which appears at the end of the prospectus.


                                TABLE OF CONTENTS

                              Prospectus Supplement

SUMMARY.........................................................................................................S-1
RISK FACTORS....................................................................................................S-5
Summary of transaction parties..................................................................................S-7
Summary of Monthly Deposits to and Withdrawals from accounts....................................................S-8
THE TRUST.......................................................................................................S-9
   Capitalization of the Trust..................................................................................S-9
   The Owner Trustee............................................................................................S-9
THE RECEIVABLES POOL...........................................................................................S-10
   Composition of the Receivables Pool.........................................................................S-10
   Distribution of the Receivables Pool by Annual Percentage Rate..............................................S-11
   Distribution of the Receivables Pool by State...............................................................S-11
THE SERVICER...................................................................................................S-11
   Delinquencies, Repossessions and Net Losses.................................................................S-11
WEIGHTED AVERAGE LIFE OF THE NOTES AND THE CERTIFICATES........................................................S-12
THE NOTES......................................................................................................S-20
   LIBOR.......................................................................................................S-20
   Payments of Interest........................................................................................S-20
   Payments of Principal.......................................................................................S-21
   Redemption..................................................................................................S-21
   Parity of Interest Payments on Notes........................................................................S-21
   Additional Indenture Matters................................................................................S-22
   Delivery of Notes...........................................................................................S-22
THE CERTIFICATES...............................................................................................S-22
   Interest....................................................................................................S-22
   Certificate Balance.........................................................................................S-22
   Payments upon Acceleration..................................................................................S-23
   Early Retirement of the Certificates........................................................................S-23
THE TRANSFER AND SERVICING AGREEMENTS..........................................................................S-23
   Servicing Compensation and Payment of Expenses..............................................................S-23
   Distributions...............................................................................................S-24
   Reserve Account.............................................................................................S-27
   Interest Rate Swap..........................................................................................S-27
   Termination.................................................................................................S-29
ERISA CONSIDERATIONS...........................................................................................S-30
   Notes.......................................................................................................S-30
   Certificates................................................................................................S-30
FEDERAL INCOME TAX CONSEQUENCES................................................................................S-30
UNDERWRITING...................................................................................................S-31
LEGAL OPINIONS.................................................................................................S-33
GLOSSARY OF TERMS TO PROSPECTUS SUPPLEMENT.....................................................................S-34
APPENDIX A......................................................................................................A-1
INDEPENDENT AUDITORS' REPORT....................................................................................A-1
CAPITAL AUTO RECEIVABLES ASSET TRUST 2002-2 STATEMENT OF ASSETS, LIABILITIES AND EQUITY.........................A-2
CAPITAL AUTO RECEIVABLES ASSET TRUST 2002-2 NOTES TO FINANCIAL STATEMENTS.......................................A-3



                                                                   Prospectus


RISK FACTORS......................................................................................................2
THE TRUSTS........................................................................................................6
    The Owner Trustee.............................................................................................7
THE RECEIVABLES POOLS.............................................................................................7
WEIGHTED AVERAGE LIFE OF THE SECURITIES...........................................................................9
POOL FACTORS AND TRADING INFORMATION..............................................................................9
USE OF PROCEEDS..................................................................................................10
THE SELLER.......................................................................................................10
THE SERVICER.....................................................................................................11
    Delinquencies, Repossessions and Net Losses..................................................................11
THE NOTES........................................................................................................11
    Principal and Interest on the Notes..........................................................................12
    The Indenture................................................................................................13
    The Indenture Trustee........................................................................................18
THE CERTIFICATES.................................................................................................19
    Distributions of Interest and Certificate Balance............................................................19
BOOK ENTRY REGISTRATION; REPORTS TO SECURITY HOLDERS.............................................................20
    Book-Entry Registration......................................................................................20
    Definitive Securities........................................................................................23
    Reports to Security Holders..................................................................................24
THE TRANSFER AND SERVICING AGREEMENTS............................................................................25
    Sale and Assignment of Receivables...........................................................................26
    Additional Sales of Receivables..............................................................................27
    Accounts.....................................................................................................28
    Servicing  Compensation and Payment of Expenses..............................................................29
    Servicing Procedures.........................................................................................30
    Collections..................................................................................................31
    Monthly Advances.............................................................................................32
    Distributions................................................................................................33
    Credit Enhancement...........................................................................................33
    Net Deposits.................................................................................................34
    Statements to Trustees and Trust.............................................................................35
    Evidence as to Compliance....................................................................................35
    Changes to Servicer; Servicer Indemnification and Proceedings................................................35
    Servicer Default.............................................................................................37
    Rights upon Servicer Default.................................................................................37
    Waiver of Past Defaults......................................................................................38
    Amendment....................................................................................................38
    Insolvency Event.............................................................................................39
    Certificateholder Liability Indemnification..................................................................39
    Termination..................................................................................................40
    Administration Agreement.....................................................................................40
LEGAL ASPECTS OF THE RECEIVABLES.................................................................................41
    Security Interest in Vehicles................................................................................41
    Repossession.................................................................................................42
    Notice of Sale; Redemption Rights............................................................................42
    Deficiency Judgments and Excess Proceeds.....................................................................43
    Consumer Protection Laws.....................................................................................43
    Other Limitations............................................................................................44
    Transfer of Vehicles.........................................................................................44
    Sale of Receivables by GMAC..................................................................................45



FEDERAL INCOME TAX CONSEQUENCES..................................................................................45
    The Notes....................................................................................................46
    Trust Certificates...........................................................................................49
    Partnership Certificates.....................................................................................53
    Tax Non-Entity Certificates..................................................................................58
STATE AND LOCAL TAX CONSEQUENCES.................................................................................58
ERISA CONSIDERATIONS.............................................................................................59
  Exemption Applicable to Debt Instruments.......................................................................59
  Underwriter Exemption .........................................................................................60
PLAN OF DISTRIBUTION.............................................................................................62
LEGAL OPINIONS...................................................................................................63
WHERE YOU CAN FIND MORE INFORMATION..............................................................................63
INCORPORATION BY REFERENCE.......................................................................................63
GLOSSARY OF TERMS TO PROSPECTUS..................................................................................64

                                     SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand the material terms of this offering of the notes and the certificates, carefully read this entire document and the accompanying prospectus.


THE PARTIES

Issuer

Capital Auto Receivables Asset Trust 2002-2 will be the issuer of the offered notes and certificates.

Seller

Capital Auto Receivables, Inc. will be the seller to the trust.

Servicer

General Motors Acceptance Corporation will be the servicer for the trust.

Indenture Trustee

Bank One, National Association

Owner Trustee

Deutsche Bank Trust Company Delaware

THE NOTES

o The trust will offer the three classes of notes listed on the cover page of this prospectus supplement, which we refer to as the "offered notes."

o The trust will also issue Class A-1 Notes with an initial principal amount of $386,161,000. The Class A-1 Notes will have a final scheduled distribution date of May 15, 2003. The Class A-1 Notes are not being offered under this prospectus supplement and will instead be sold in a private placement to a commercial paper facility administered by GMAC.

Interest Payments

o The trust will pay interest on the notes on the 15th day of each month, or on the next business day, which we refer to as the "distribution date." The first distribution date will be May 15, 2002.

o The trust will pay interest on the Class A-2, Class A-3 and the Class A-4 Notes at the fixed interest rates shown below. We sometimes refer to the Class A-2, Class A-3 and the Class A-4 Notes together as the "fixed rate notes."

     o    Class A-2 Notes . . . . . . . . . . . 2.89%

     o    Class A-3 Notes . . . . . . . . . . . 3.82%

     o    Class A-4 Notes . . . . . . . . . . ..4.50%

o The trust will pay interest on the fixed rate notes monthly on each distribution date based on a 360-day year consisting of twelve 30-day months.

o The trust will pay interest on the Class A-1 Notes at a floating interest rate equal to LIBOR + 0.06% based on the actual days elapsed during the period for which interest is payable and a 360-day year.

o The trust will enter into an interest rate swap for the benefit of the Class A-1 Notes.

o    Interest payments on all classes of notes will have the same priority.

Principal Payments

o The trust will pay principal on the notes monthly on each distribution date.

o The trust will make principal payments on the notes based on the amount of collections and defaults on the receivables during the prior month.

o Principal payments on the notes will be made in the order of priority listed below. On each distribution date, except as described below, the noteholders' portion of the amount available for the payment of principal on the notes will be applied:

     (1)  to the Class A-1 Notes, until the Class A-1 Notes are paid in full;

     (2)  to the Class A-2 Notes, until the Class A-2 Notes are paid in full;

     (3)  to the  Class A-3  Notes,  until the Class A-3 Notes are paid in full;
          and

     (4)  to the Class A-4 Notes, until the Class A-4 Notes are paid in full.

o The failure of the trust to pay any class of notes in full on its final scheduled distribution date will constitute an event of default.

o On each distribution date after an event of default occurs and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the indenture, principal payments on each class of notes will be made ratably to all noteholders, based on the outstanding principal balance of each class of notes.

THE CERTIFICATES

o The trust will offer the certificates listed on the cover page of this prospectus supplement.

o The seller will initially retain certificates with an initial certificate balance of $534,686.47.

Interest Payments

o The trust will pay interest on the certificates on each distribution date beginning May 15, 2002.

o The interest rate for the certificates will be 4.18% based on a 360-day year consisting of twelve 30-day months.

Certificate Balance

o On the distribution date on which the Class A-1 Notes have been paid in full and on each distribution date thereafter, except as described below and except to the extent the amount available is insufficient to make the applicable payment to both the notes and the certificates, a pro rata portion, based upon the outstanding amount of notes and certificates, of the amount available to make principal payments will be applied to make distributions on the certificate balance.

Payments upon Acceleration

o If an event of default occurs and the notes are accelerated, no payments of interest on the certificates or distributions on the certificate balance will be made until the notes are paid in full or the acceleration is rescinded.

EARLY RETIREMENT OF THE NOTES AND THE CERTIFICATES

o When the aggregate principal balance of the receivables declines to 10% or less of the aggregate amount financed under the receivables, the servicer may purchase all of the remaining receivables. If the servicer purchases the receivables, the outstanding notes, if any, and the certificates will be redeemed at a price equal to their remaining principal balance and certificate balance, as applicable, plus accrued and unpaid interest.

THE RECEIVABLES

o The primary assets of the trust will be a pool of fixed rate retail instalment sales contracts used to finance the purchase of new cars and light trucks. We refer to these contracts as "receivables" and to the persons who financed their purchases with these contracts as "obligors."

o The receivables in the trust will be sold by GMAC to the seller, and then by the seller to the trust. The trust will grant a security interest in the receivables and the other trust property to the indenture trustee on behalf of the noteholders.

o Substantially all of the receivables to be sold to the trust were acquired by GMAC under special incentive rate financing programs.

o The initial aggregate discounted principal balance of the receivables to be sold to the trust, which is the present value of all scheduled payments due on the receivables that have not been applied on or prior to the cutoff date, discounted by 7.75%, was $1,781,609,686.47.

PRIORITY OF DISTRIBUTIONS

o The trust will distribute available funds in the following order of priority:

o    servicing fee payments to the servicer;

o net amount payable, if any, to the swap counterparty, other than any swap termination amount;

o    interest on the notes and any swap termination amount;

o    interest on the certificates;

o    principal on the notes;

o    principal on the certificates; and

o    deposits into the reserve account.

o If an event of default occurs and the notes are accelerated, the trust will pay each class of notes, on a pro rata basis, before making any interest payments on the certificates or any payments on the certificate balance until the notes are paid in full or all events of default have been cured or waived as provided in the indenture.

RESERVE ACCOUNT

o On the closing date, the seller will deposit $40,086,217.95 in cash or eligible investments into the reserve account. Collections on the receivables, to the extent available for this purpose, will be added to the reserve account on each distribution date if the reserve account balance is below the specified reserve amount. See "The Transfer and Servicing Agreements-Reserve Account" in this prospectus supplement for additional information.

o To the extent that funds from principal and interest collections on the receivables are not sufficient to pay the basic servicing fees, to pay the net amount, if any, due to the swap counterparty and to make required distributions on the notes and the certificates, the trust will withdraw cash from the reserve account for those purposes.

o On any distribution date, the amount in the reserve account may exceed the specified reserve amount. If so, the trust will pay the excess to the seller.

INTEREST RATE SWAP

o On the closing date, the trust will enter into an interest rate swap with respect to the Class A-1 Notes with Merrill Lynch Capital Services, Inc., as the "swap counterparty." Merrill Lynch & Co., Inc. will guarantee the obligations of the swap counterparty with respect to the interest rate swap.

o Under the interest rate swap, on the business day prior to each distribution date, the trust will make payments to the swap counterparty based on a fixed rate and a notional amount equal to the aggregate outstanding principal balance of the Class A-1 Notes. On the business day prior to each distribution date, the swap counterparty will make payments to the trust based on LIBOR and the same notional amount.

SERVICING FEES

o The trust will pay the servicer a monthly 1% per annum basic servicing fee as compensation for servicing the receivables. The servicer will also be entitled to any late fees, prepayment charges and other administrative fees and expenses collected during the month and investment earnings on trust accounts. The trust will also pay the servicer an additional monthly servicing fee of up to 1% per annum as described in the prospectus.

TAX STATUS

o    Kirkland & Ellis, special tax counsel, has delivered its opinion that:

     (1) the notes will be characterized as indebtedness for federal income tax purposes; and

     (2) the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but instead will be classified as a partnership for federal income tax purposes.

o Each noteholder, by accepting a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

o Each certificateholder, by accepting a certificate, will agree to treat the certificates as equity interests in a partnership for federal, state and local income and franchise tax purposes.

o A purchaser of certificates who is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, should be aware that all of the taxable income allocated to such purchaser will constitute "unrelated business taxable income" generally taxable to such purchaser under the Internal Revenue Code. See "Federal Income Tax Consequences" in this prospectus supplement and the prospectus.

ERISA CONSIDERATIONS

o Subject to the restrictions and considerations discussed under "ERISA Considerations" in this prospectus supplement and in the prospectus, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 may purchase the notes and the certificates. We suggest that an employee benefit plan and any other retirement plan or arrangement, and any entity deemed to hold "plan assets" of any employee benefit plan or other plan, consult with its counsel before purchasing the notes or the certificates.

RATINGS

o We will not issue the notes offered by this prospectus supplement and the prospectus unless they are rated in the highest rating category for long-term obligations by at least one nationally recognized rating agency.

o We will not issue the certificates offered by this prospectus supplement and the prospectus unless they are rated at least in the "A" category for long-term obligations or its equivalent by at least one nationally recognized rating agency.

RISK FACTORS

o Before making an investment decision, you should consider carefully the factors that are set forth in "Risk Factors" beginning on page S-5 of the prospectus supplement and page 2 of the prospectus.


                                  RISK FACTORS

     In addition to the risk factors on page 2 of the prospectus, you should consider the following risk factors in deciding whether to purchase the offered notes or the certificates.

Distributions on the Certificates are           Distributions on the certificates
Subordinated in Priority to Payments on the     will be subordinated in priority
Notes                                           to the notes as described in this
                                                prospectus supplement. If an event
                                                of default occurs and the notes
                                                are accelerated, no payments of
                                                interest on the  certificates or
                                                distributions on the certificate
                                                balance  will be made  until the
                                                notes  are  paid  in full or the
                                                acceleration  is  rescinded.  In
                                                this  event,  amounts  otherwise
                                                available  to make  payments  on
                                                the    certificates    will   be
                                                available  to make  payments  on
                                                the notes. See "The Transfer and
                                                Servicing Agreements--Distributions"
                                                in this prospectus supplement.


Payments on the Notes and the                   The trust's ability to make principal
Certificates Depend on                          payments on the notes and distributions
Collections on the Receivables                  on the certificate balance will
                                                depend on the amount of collections
                                                on the receivables, the amount of
                                                receivables that default and the
                                                amount on deposit in the reserve
                                                account.     If    there     are
                                                insufficient  funds  to pay  the
                                                entire  amount  due on any class
                                                of    securities,     you    may
                                                experience     delays     and/or
                                                reductions in principal payments
                                                on your  notes or  distributions
                                                on the  certificate  balance  on
                                                your certificates.

Failure  by the  Swap                           As described further in the "The
Counterpart to Make                             Transfer and Servicing
Payments to the Trust and the                   Agreements--Interest  Rate Swap,"
Seniority of Payments Owed to                   the trust will enter into the
the Swap Counterparty Could                     interest rate swap because the
Reduce or Delay Payments on                     receivables owned by the trust
the Notes and the Certificates                  bear Reduce or Delay Payments on
                                                the Notes and the interest at a
                                                fixed rate while the Class A-1
                                                Notes  will bear  Certificates
                                                interest  at a floating
                                                rate based on LIBOR.

                                                If the floating LIBOR-based rate
                                                payable by the swap counterparty
                                                is  substantially  greater  than
                                                the fixed  rate  payable  by the
                                                trust,  the  trust  will be more
                                                dependent on receiving  payments
                                                from  the swap  counterparty  in
                                                order  to make  payments  on the
                                                Class A-1  Notes.  In  addition,
                                                the   obligations  of  the  swap
                                                counterparty  under the interest
                                                rate swap are unsecured.  If the
                                                swap  counterparty  fails to pay
                                                the  net  amount  due,  you  may
                                                experience     delays     and/or
                                                reductions  in the  interest and
                                                principal payments on your notes
                                                and in the interest payments and
                                                distributions on the certificate
                                                balance on your certificates.

                                                If the floating  rate payable by
                                                the  swap  counterparty  is less
                                                than the fixed  rate  payable by
                                                the  trust,  the  trust  will be
                                                obligated  to make  payments  to
                                                the swap counterparty.  The swap
                                                counterparty  will  have a claim
                                                on the  assets  of the trust for
                                                the net amount  due,  if any, to
                                                the swap counterparty  under the
                                                interest  rate swap,  other than
                                                any termination amount. The swap
                                                counterparty's   claim  will  be
                                                higher in priority than payments
                                                on    the    notes    and    the
                                                certificates.   If  there  is  a
                                                shortage of funds  available  on
                                                any  distribution  date, you may
                                                experience     delays     and/or
                                                reductions   in   interest   and
                                                principal payments on your notes
                                                and in the interest payments and
                                                distributions on the certificate
                                                balance on your certificates.


                                                In  addition,  in the  event the
                                                interest rate swap terminates, a
                                                termination  payment  may be due
                                                to the  swap  counterparty.  The
                                                payment to the swap counterparty
                                                would be made by the  trust  out
                                                of funds that would otherwise be
                                                available  to make  payments  on
                                                the notes  and the  certificates
                                                and would be paid from available
                                                funds  in  equal   priority   to
                                                payments   of  interest  on  the
                                                notes.   The   amount   of   the
                                                termination   payment   will  be
                                                based on the market value of the
                                                interest  rate  swap at the time
                                                of termination.  The termination
                                                payment could be  substantial if
                                                market  interest rates and other
                                                conditions      have     changed
                                                materially since the issuance of
                                                the notes.  In that  event,  you
                                                may  experience   delays  and/or
                                                reductions   in   interest   and
                                                principal payments on your notes
                                                and in the interest payments and
                                                distributions on the certificate
                                                balance on your certificates.


                         Summary of transaction parties

[OBJECT OMITTED]

                       Summary of Monthly Deposits to and
                           Withdrawals from Accounts*


[OBJECT OMITTED]

                                    THE TRUST

     The Issuer, Capital Auto Receivables Asset Trust 2002-2, is a business trust formed under the laws of the State of Delaware. The trust will be established and operated pursuant to a trust agreement dated on or before the closing date of April 25, 2002, which is the date the trust will initially issue the notes and certificates.

     The trust will engage in only the following activities:

          o acquire, hold and manage the receivables and other assets of the trust;

          o    issue securities;

          o    make payments on the securities; and

          o take any action necessary to fulfill the role of the trust in connection with the notes and the certificates.

     The trust's principal offices are in Wilmington, Delaware, in care of Deutsche Bank Trust Company Delaware, as owner trustee at the address listed in "--The Owner Trustee" below.

Capitalization of the Trust

     The following table illustrates the capitalization of the trust as of April 1, 2002, the cutoff date, as if the issuance of the notes and the certificates had taken place on that date:

Class A-1         Floating Rate Asset Backed Notes.......      $386,161,000.00
Class A-2         2.89% Asset Backed Notes...............      $473,000,000.00
Class A-3         3.82% Asset Backed Notes...............      $525,000,000.00
Class A-4         4.50% Asset Backed Notes...............      $344,000,000.00
4.18% Asset Backed Certificates........................         $53,448,686.47
                                                             -----------------
         Total.........................................      $1,781,609,686.47
                                                             =================

     An audited balance sheet of the trust as of April 17, 2002 is attached as Appendix A to this prospectus supplement.

     The Class A-1 Notes are not being offered by this prospectus supplement or the prospectus. The certificates represent the equity of the trust and will be issued under the trust agreement. The seller will hold certificates with an initial balance of $534,686.47.

The Owner Trustee

     Deutsche Bank Trust Company Delaware is the owner trustee under the trust agreement. Deutsche Bank Trust Company Delaware is a Delaware banking corporation and a wholly-owned subsidiary of Deutsche Bank Trust Company Americas, a New York corporation. Its principal offices are located at 1011 Centre Road, Suite 200, Wilmington, Delaware 19805.

                              THE RECEIVABLES POOL

     The pool of receivables to be sold to the trust were selected from GMAC's portfolio based on several criteria, including that each receivable:

     o    is secured by a new vehicle;

     o    was originated in the United States;

     o provides for level monthly payments which may vary from one another by no more than $5;

     o    will amortize the Amount Financed over its original term to maturity;

     o    has been acquired by GMAC in the ordinary course of business;

     o    has a first payment due date on or after November 1, 1998;

     o    was originated on or after September 1, 1998;

     o    has an original term of 6 to 60 months;

     o provides for finance charges at an annual percentage rate within the range specified in the second table below; and

     o as of the cutoff date of April 1, 2002, was not considered past due, that is, the payments due on that receivable in excess of $25 have been received within 30 days of the scheduled payment date.

     Scheduled Interest Receivables represent 30% of the Aggregate Amount Financed as of the cutoff date. The balance of the receivables are Simple Interest Receivables. All of the receivables were secured by new vehicles at the time of origination. Substantially all of the receivables were acquired by GMAC under special incentive rate financing programs designed to encourage purchases of new General Motors vehicles. The receivables in the pool of receivables on the closing date will be the same receivables that comprised the pool of receivables on the cutoff date.

     The following tables describe the receivables pool as of the cutoff date:

                       Composition of the Receivables Pool

     Weighted Average Annual Percentage Rate of
          Receivables.................................    2.84%
     Aggregate Amount Financed........................    $1,950,019,246.04
     Number of Contracts in Pool......................    96,739
     Average Amount Financed..........................    $20,157.52
     Weighted Average Original Maturity...............    51.90 months
     Weighted Average Remaining Maturity (Range)......    45.36 months (6 to 60
                                                                     months)

     The "Weighted Average Annual Percentage Rate of Receivables" in the preceding table is based on weighting by current balance and remaining term of each receivable. The "Weighted Average Original Maturity" in the preceding table is based on weighting by original principal balance of each receivable.

         Distribution of the Receivables Pool by Annual Percentage Rate

                                                                Percentage of
    Annual                                     Aggregate          Aggregate
  Percentage                Number of            Amount            Amount
  Rate Range                Contracts           Financed          Financed
  ----------                ---------          ----------       -------------
0.00% to 1.00%.............. 36,877           $ 774,584,119         39.72%

1.01% to 2.00%..............  4,976           $  81,557,202          4.18%

2.01% to 3.00%.............. 18,727           $ 403,213,334         20.68%

3.01% to 4.00%..............  9,636           $ 152,576,106          7.82%

4.01% to 5.00%.............. 13,413           $ 284,483,958         14.59%

5.01% to 6.00%.............. 10,252           $ 207,994,994         10.67%

6.01% to 7.00%..............  2,847           $  45,466,883          2.33%

7.01% to 8.00%..............     11           $     142,650          0.01%
                             -------        -----------------       ------
     Total.................. 96,739           $1,950,019,246       100.00%
                             ======           ==============       =======


                  Distribution of the Receivables Pool by State


     The pool of receivables includes receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounts for more than 3.93% of the Aggregate Amount Financed. The following breakdown by state is based on the billing address of the obligor on the receivables:

                                             Percentage of
                                               Aggregate
State                                       Amount Financed
-----                                       ---------------
Texas..................................          11.56%
California.............................          10.70%
Illinois...............................           7.28%
Michigan...............................           7.08%
New York...............................           5.20%

                                  THE SERVICER

Delinquencies, Repossessions and Net Losses

     For GMAC's entire U.S. portfolio of new and used retail car and light truck receivables, including receivables sold by GMAC that it continues to service, the table on the following page shows GMAC's experience for:

     o    delinquencies,

     o repossessions, and

     o net losses.

     The servicer believes that delinquencies, repossessions and net losses have generally decreased during the periods set forth below due to tightened credit standards and continued collection efforts. Fluctuations in delinquencies, repossessions and losses generally follow trends in the overall economic environment and may be affected by such factors as:

     o    competition for obligors,

     o    the supply and demand for automobiles and light trucks,

     o    consumer debt burden per household, and

     o    personal bankruptcies.

     The credit enhancement for the trust has been designed to mitigate the impact to noteholders and certificateholders of increases in delinquencies and losses.

     There can be no assurance that the delinquency, repossession and net loss experience on the receivables will be comparable to that set forth below or that the factors or beliefs described above will remain applicable.


New and Used                          Year Ended December 31
                               ---------------------------------------
Vehicle Contracts              2001       2000       1999        1998
-----------------              ----       ----       ----        ----
Total Retail Contracts
    Outstanding at End of
    the Period (in
    thousands).............    4,179       3,412      3,120      2,981

Average Daily Delinquency..
    31-60 Days.............     1.95%      1.92%      2.18%       2.66%
    61-90 Days.............     0.19       0.15       0.14        0.18
    91 Days or More........     0.02       0.01       0.02        0.02

Repossessions as a Percent
    of Average Number of
    Contracts Outstanding..    1.92%       1.84%      2.07%      2.48%
Net Losses as a Percent of
    Liquidations...........    1.42%       1.16%      1.12%      1.70%
Net Losses a Percent of
    Average Receivables....    0.71%       0.58%      0.58%      0.83%


     The servicer's current practice is generally to write off receivables that are more than 90 days past due. Also, the "Net Losses as a Percent of Liquidations" and the "Net Losses as a Percent of Average Receivables" percentages in the preceding table are based on gross receivables including unearned income.


               WEIGHTED AVERAGE LIFE OF THE NOTES AND CERTIFCATES

         Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement to present the projected weighted average life of each class of the notes and certificates, the Absolute Prepayment Model or ABS, assumes a rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are uniform as to size and maturity and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables assumed to originally contain 10,000 uniform receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables owned by the trust.

     As the rate of payment of principal of each class of the notes and the certificate balance of the certificates will depend on the rate of payment, including prepayments, of the principal balance of the receivables, final payment of each class of the notes and certificates could occur significantly earlier than the final scheduled distribution date for that class of notes and certificates. Reinvestment risk associated with early payment of the notes and certificates will be borne exclusively by the applicable noteholders or certificateholders.

     The tables on pages S-14, S-15, S-16, and S-17 under the heading "Percent of Initial Note Principal and Certificate Balance Outstanding at Various ABS Percentages" have been prepared on the basis of indicated ABS percentages applied to a pool of uniform receivables with aggregate remaining scheduled payments in each month, measured as of the cutoff date, equal to those of the pool of receivables owned by the trust. The Schedule of Remaining Scheduled Payments by Month beginning on page S-18 sets forth, as of the cutoff date, the remaining scheduled payments in each month on the pool of receivables owned by the trust. The initial aggregate discounted present value of these scheduled payments, using a discount rate of 7.75%, is equal to $1,781,609,686.47.

     In addition, the following assumptions have been used in preparing the tables below:

          (1)  the  receivables   prepay  in  full  at  the  specified  constant
     percentage of ABS monthly, with no defaults, losses or repurchases;

          (2) each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

          (3)  payments  on  the  notes  and   certificates  are  made  on  each
     distribution date (and each distribution date is assumed to be the 15th day of each applicable month);

          (4) the balance in the reserve account on each distribution date is equal to the specified reserve account balance;

          (5) except as indicated in the following tables, the servicer exercises its option to purchase the receivables on the first available date;

          (6) the servicing fee is paid monthly and equals 1% per annum;

          (7) the aggregate principal balance of the receivables declines to 10% or less of the aggregate amount financed under the receivables in the same month that the aggregate discounted principal balance of the receivables declines to 10% or less of the initial aggregate discounted principal balance of the receivables; and

          (8) the closing date occurs on April 25, 2002.

     The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the following tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of receivables will prepay at the same level of ABS. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the notes and the certificates.

     The following tables indicate the projected weighted average life of each class of the notes and certificates and set forth the percent of the initial principal amount of each class of the notes and certificates that is projected to be outstanding after each of the distribution dates shown at various constant ABS percentages.

     Additional information on the effect of prepayment on the notes and the certificates can be found under "Weighted Average Life of the Securities" in the prospectus.

Percent of Initial Note Principal and Certificate Balance Outstanding at Various ABS Percentages

     The weighted average life of a note or certificate, as applicable, set forth in each of the tables on pages S-14, S-15, S-16, and S-17 is determined by
(a) multiplying the amount of each principal payment on a note or payment on the certificate balance of a certificate, as applicable, by the number of years from the date of the issuance of the related note or certificate to the related distribution date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of the note or the initial certificate balance, as applicable. The calculation in the row in each of the tables below labeled "Weighted Average Life (years) to call" assumes that the servicer exercises its option to purchase the receivables. The calculation in the row in each of the tables listed below labeled "Weighted Average Life (years)" assumes that the servicer does not exercise its option to purchase the receivables.



                               Percent of the Initial Note Principal Balance Outstanding--Class A-2 Notes

                 Distribution Date                0.00%      0.50%      0.80%      1.00%     1.25%        1.50%
          ------------------------------         ---------  ---------  ---------  --------- ---------    ------
          Closing Date                           100.00     100.00     100.00     100.00     100.00      100.00
          May 15, 2002                           100.00     100.00     100.00     100.00     100.00      100.00
          June 15, 2002                          100.00     100.00     100.00     100.00     100.00      100.00
          July 15, 2002                          100.00     100.00     100.00     100.00     100.00      100.00
          August 15, 2002                        100.00     100.00     100.00     100.00     100.00      100.00
          September 15, 2002                     100.00     100.00     100.00     100.00     100.00      100.00
          October 15, 2002                       100.00     100.00     100.00     100.00     100.00      100.00
          November 15, 2002                      100.00     100.00     100.00     100.00      94.33      87.74
          December 15, 2002                      100.00     100.00     95.54      90.08       83.02      75.68
          January 15, 2003                       100.00     94.25      85.60      79.63       71.90      63.86
          February 15, 2003                      99.80      85.11      75.77      69.31       60.96      52.28
          March 15, 2003                         91.73      76.03      66.06      59.15       50.23      40.95
          April 15, 2003                         83.64      67.02      56.45      49.15       39.69      29.87
          May 15, 2003                           75.53      58.07      46.97      39.29       29.36      19.05
          June 15, 2003                          67.39      49.18      37.60      29.59       19.23       8.47
          July 15, 2003                          59.23      40.35      28.35      20.05        9.31       0.00
          August 15, 2003                        51.05      31.58      19.21      10.66        0.00       0.00
          September 15, 2003                     42.84      22.89      10.20      1.43         0.00       0.00
          October 15, 2003                       34.61      14.25       1.31      0.00         0.00       0.00
          November 15, 2003                      26.35       5.67       0.00      0.00         0.00       0.00
          December 15, 2003                      18.06       0.00       0.00      0.00         0.00       0.00
          January 15, 2004                        9.77       0.00       0.00      0.00         0.00       0.00
          February 15, 2004                       1.51       0.00       0.00      0.00         0.00       0.00
          March 15, 2004                          0.00       0.00       0.00      0.00         0.00       0.00

          Weighted Average Life (years) to call   1.36       1.18       1.07      1.01         0.94       0.87
          Weighted Average Life (years) to        1.36       1.18       1.07      1.01         0.94       0.87
          maturity


             Percent of the Initial Note Principal Balance Outstanding - Class A-3 Notes
          Distribution Date               0.00%    0.50%      0.80%      1.00%     1.25%       1.50%
          -----------------------         -------  ---------  ---------  --------- --------    ------
Closing Date                              100.00   100.00     100.00     100.00    100.00      100.00
May 15, 2002                              100.00   100.00     100.00     100.00    100.00      100.00
June 15, 2002                             100.00   100.00     100.00     100.00    100.00      100.00
July 15, 2002                             100.00   100.00     100.00     100.00    100.00      100.00
August 15, 2002                           100.00   100.00     100.00     100.00    100.00      100.00
September 15, 2002                        100.00   100.00     100.00     100.00    100.00      100.00
October 15, 2002                          100.00   100.00     100.00     100.00    100.00      100.00
November 15, 2002                         100.00   100.00     100.00     100.00    100.00      100.00
December 15, 2002                         100.00   100.00     100.00     100.00    100.00      100.00
January 15, 2003                          100.00   100.00     100.00     100.00    100.00      100.00
February 15, 2003                         100.00   100.00     100.00     100.00    100.00      100.00
March 15, 2003                            100.00   100.00     100.00     100.00    100.00      100.00
April 15, 2003                            100.00   100.00     100.00     100.00    100.00      100.00
May 15, 2003                              100.00   100.00     100.00     100.00    100.00      100.00
June 15, 2003                             100.00   100.00     100.00     100.00    100.00      100.00
July 15, 2003                             100.00   100.00     100.00     100.00    100.00       98.34
August 15, 2003                           100.00   100.00     100.00     100.00     99.63       89.27
September 15, 2003                        100.00   100.00     100.00     100.00     91.06       80.44
October 15, 2003                          100.00   100.00     100.00      93.11     82.68       71.84
November 15, 2003                         100.00   100.00      93.27      85.07     74.48       63.47
December 15, 2003                         100.00    97.44      85.46      77.18     66.47       55.34
January 15, 2004                          100.00    89.84      77.78      69.44     58.66       47.45
February 15, 2004                         100.00    82.34      70.25      61.89     51.07       39.83
March 15, 2004                             93.96    74.96      62.88      54.52     43.71       32.48
April 15, 2004                             86.60    67.68      55.66      47.34     36.58       25.41
May 15, 2004                               79.28    60.52      48.60      40.35     29.69       18.61
June 15, 2004                              71.99    53.47      41.69      33.55     23.01       12.07
July 15, 2004                              64.73    46.51      34.93      26.92     16.56        5.79
August 15, 2004                            57.52    39.67      28.32      20.47     10.32        0.00
September 15, 2004                         50.34    32.93      21.87      14.21      4.31        0.00
October 15, 2004                           43.21    26.31      15.57       8.14      0.00        0.00
November 15, 2004                          36.18    19.85       9.46       2.28      0.00        0.00
December 15, 2004                          29.68    13.89       3.86       0.00      0.00        0.00
January 15, 2005                           23.88     8.59       0.00       0.00      0.00        0.00
February 15, 2005                          18.64     3.82       0.00       0.00      0.00        0.00
March 15, 2005                             13.75     0.00       0.00       0.00      0.00        0.00
April 15, 2005                              8.88     0.00       0.00       0.00      0.00        0.00
May 15, 2005                                4.04     0.00       0.00       0.00      0.00        0.00
June 15, 2005                               0.00     0.00       0.00       0.00      0.00        0.00

Weighted Average Life (years) to call.      2.46     2.24       2.10       2.00      1.88        1.76
Weighted Average Life (years) to
maturity..............................      2.46     2.24       2.10       2.00      1.88        1.76


                     Percent of the Initial Note Principal Balance Outstanding - Class A-4 Notes
             Distribution Date                     0.00%        0.50%       0.80%       1.00%        1.25%      1.50%
             ------------------------------      ------      --------   ---------   ---------    ---------    ------
Closing Date                                     100.00       100.00      100.00      100.00       100.00     100.00
May 15, 2002                                     100.00       100.00      100.00      100.00       100.00     100.00
June 15, 2002                                    100.00       100.00      100.00      100.00       100.00     100.00
July 15, 2002                                    100.00       100.00      100.00      100.00       100.00     100.00
August 15, 2002                                  100.00       100.00      100.00      100.00       100.00     100.00
September 15, 2002                               100.00       100.00      100.00      100.00       100.00     100.00
October 15, 2002                                 100.00       100.00      100.00      100.00       100.00     100.00
November 15, 2002                                100.00       100.00      100.00      100.00       100.00     100.00
December 15, 2002                                100.00       100.00      100.00      100.00       100.00     100.00
January 15, 2003                                 100.00       100.00      100.00      100.00       100.00     100.00
February 15, 2003                                100.00       100.00      100.00      100.00       100.00     100.00
March 15, 2003                                   100.00       100.00      100.00      100.00       100.00     100.00
April 15, 2003                                   100.00       100.00      100.00      100.00       100.00     100.00
May 15, 2003                                     100.00       100.00      100.00      100.00       100.00     100.00
June 15, 2003                                    100.00       100.00      100.00      100.00       100.00     100.00
July 15, 2003                                    100.00       100.00      100.00      100.00       100.00     100.00
August 15, 2003                                  100.00       100.00      100.00      100.00       100.00     100.00
September 15, 2003                               100.00       100.00      100.00      100.00       100.00     100.00
October 15, 2003                                 100.00       100.00      100.00      100.00       100.00     100.00
November 15, 2003                                100.00       100.00      100.00      100.00       100.00     100.00
December 15, 2003                                100.00       100.00      100.00      100.00       100.00     100.00
January 15, 2004                                 100.00       100.00      100.00      100.00       100.00     100.00
February 15, 2004                                100.00       100.00      100.00      100.00       100.00     100.00
March 15, 2004                                   100.00       100.00      100.00      100.00       100.00     100.00
April 15, 2004                                   100.00       100.00      100.00      100.00       100.00     100.00
May 15, 2004                                     100.00       100.00      100.00      100.00       100.00     100.00
June 15, 2004                                    100.00       100.00      100.00      100.00       100.00     100.00
July 15, 2004                                    100.00       100.00      100.00      100.00       100.00     100.00
August 15, 2004                                  100.00       100.00      100.00      100.00       100.00      99.66
September 15, 2004                               100.00       100.00      100.00      100.00       100.00      90.89
October 15, 2004                                 100.00       100.00      100.00      100.00        97.75      82.51
November 15, 2004                                100.00       100.00      100.00      100.00        89.31      74.58
December 15, 2004                                100.00       100.00      100.00       95.30        81.60      67.37
January 15, 2005                                 100.00       100.00       98.28       88.03        74.76      60.98
February 15, 2005                                100.00       100.00       91.44       81.49        68.63      55.26
March 15, 2005                                   100.00        99.04       85.10       75.45        62.98      50.02
April 15, 2005                                   100.00        92.37       78.91       69.59        57.55       0.00
May 15, 2005                                     100.00        85.81       72.88       63.93        52.36       0.00
June 15, 2005                                     98.84        79.38       67.01       58.45         0.00       0.00
July 15, 2005                                     91.55        73.05       61.29       53.16         0.00       0.00
August 15, 2005                                   84.32        66.84       55.73        0.00         0.00       0.00
September 15, 2005                                77.12        60.73       50.32        0.00         0.00       0.00
October 15, 2005                                  69.96        54.73        0.00        0.00         0.00       0.00
November 15, 2005                                 62.94         0.00        0.00        0.00         0.00       0.00
December 15, 2005                                 56.61         0.00        0.00        0.00         0.00       0.00
January 15, 2006                                  50.97         0.00        0.00        0.00         0.00       0.00
February 15, 2006                                  0.00         0.00        0.00        0.00         0.00       0.00

Weighted Average Life (years) to call......        3.63         3.40        3.27        3.13         2.96       2.79
Weighted Average Life (years) to maturity..        3.83         3.66        3.52        3.40         3.24       3.05




                               Percent of the Initial Certificate Balance Outstanding
             Distribution Date                   0.00%          0.50%        0.80%     1.00%      1.25%        1.50%
             ------------------------         ---------      ---------     ---------  --------- ---------      ------
 Closing Date                                  100.00          100.00         100.00   100.00    100.00        100.00
 May 15, 2002                                  100.00          100.00         100.00   100.00    100.00        100.00
 June 15, 2002                                 100.00          100.00         100.00   100.00    100.00        100.00
 July 15, 2002                                 100.00          100.00         100.00   100.00    100.00        100.00
 August 15, 2002                               100.00          100.00         100.00   100.00    100.00        100.00
 September 15, 2002                            100.00          100.00         100.00   100.00    100.00        100.00
 October 15, 2002                              100.00          100.00         100.00   100.00    100.00        100.00
 November 15, 2002                             100.00          100.00         100.00   100.00     98.00         95.68
 December 15, 2002                             100.00          100.00          98.43    96.50     94.02         91.43
 January 15, 2003                              100.00           97.97          94.93    92.82     90.09         87.26
 February 15, 2003                              99.93           94.75          91.46    89.18     86.24         83.18
 March 15, 2003                                 97.09           91.55          88.04    85.60     82.46         79.19
 April 15, 2003                                 94.24           88.38          84.65    82.08     78.74         75.28
 May 15, 2003                                   91.38           85.22          81.31    78.60     75.10         71.47
 June 15, 2003                                  88.51           82.09          78.01    75.18     71.53         67.74
 July 15, 2003                                  85.63           78.98          74.75    71.82     68.04         64.10
 August 15, 2003                                82.75           75.89          71.53    68.51     64.61         60.56
 September 15, 2003                             79.85           72.82          68.35    65.26     61.26         57.10
 October 15, 2003                               76.95           69.78          65.21    62.06     57.98         53.74
 November 15, 2003                              74.04           66.75          62.12    58.91     54.77         50.46
 December 15, 2003                              71.12           63.75          59.07    55.83     51.64         47.28
 January 15, 2004                               68.20           60.78          56.06    52.80     48.58         44.20
 February 15, 2004                              65.29           57.85          53.12    49.84     45.61         41.22
 March 15, 2004                                 62.39           54.96          50.23    46.96     42.73         38.34
 April 15, 2004                                 59.51           52.11          47.41    44.15     39.95         35.57
 May 15, 2004                                   56.65           49.31          44.65    41.42     37.25         32.91
June 15, 2004                                   53.80           46.55          41.94    38.76     34.64         30.35
July 15, 2004                                   50.96           43.83          39.30    36.16     32.11         27.90
August 15, 2004                                 48.13           41.15          36.71    33.64     29.67         25.55
September 15, 2004                              45.33           38.52          34.19    31.19     27.32         23.30
October 15, 2004                                42.54           35.93          31.72    28.82     25.06         21.15
November 15, 2004                               39.79           33.40          29.34    26.53     22.89         19.12
December 15, 2004                               37.24           31.07          27.14    24.43     20.92         17.27
January 15, 2005                                34.97           28.99          25.19    22.56     19.16         15.63
February 15, 2005                               32.93           27.13          23.44    20.89     17.59         14.16
March 15, 2005                                  31.01           25.39          21.81    19.34     16.14         12.82
April 15, 2005                                  29.11           23.68          20.23    17.84     14.75          0.00
May 15, 2005                                    27.21           22.00          18.68    16.39     13.42          0.00
June 15, 2005                                   25.34           20.35          17.18    14.98      0.00          0.00
July 15,2005                                    23.47           18.73          15.71    13.63      0.00          0.00
August 15, 2005                                 21.61           17.13          14.29     0.00      0.00          0.00
September 15, 2005                              19.77           15.57          12.90     0.00      0.00          0.00
October 15, 2005                                17.93           14.03           0.00     0.00      0.00          0.00
November 15, 2005                               16.13            0.00           0.00     0.00      0.00          0.00
December 15, 2005                               14.51            0.00           0.00     0.00      0.00          0.00
January 15, 2006                                13.06            0.00           0.00     0.00      0.00          0.00
February 15, 2006                                0.00            0.00           0.00     0.00      0.00          0.00

Weighted Average Life (years) to call......      2.37            2.16           2.04     1.94      1.82          1.71
Weighted Average Life (years) to maturity..      2.42            2.23           2.10     2.01      1.90          1.78




          Schedule of Remaining Scheduled Payments by Month

       Collection Period                      Scheduled Payments
       -----------------                      ------------------
April 2002                                       49,220,853.54
May 2002                                         49,220,853.54
June 2002                                        49,220,853.54
July 2002                                        49,220,367.82
August 2002                                      49,220,367.82
September 2002                                   49,189,197.25
October 2002                                     49,066,165.55
November 2002                                    48,991,904.49
December 2002                                    48,901,464.97
January 2003                                     48,810,422.36
February 2003                                    48,678,110.51
March 2003                                       48,539,571.60
April 2003                                       48,393,832.60
May 2003                                         48,265,440.40
June 2003                                        48,119,401.49
July 2003                                        47,966,227.62
August 2003                                      47,812,511.96
September 2003                                   47,686,077.95
October 2003                                     47,563,584.94
November 2003                                    47,420,375.60
December 2003                                    47,183,974.45
January 2004                                     46,775,770.34
February 2004                                    46,288,611.28
March 2004                                       45,837,081.94
April 2004                                       45,310,140.16
May 2004                                         44,880,999.61
June 2004                                        44,469,946.13
July 2004                                        43,993,652.98
August 2004                                      43,494,702.10
September 2004                                   43,023,783.89
October 2004                                     42,193,870.81
November 2004                                    39,097,544.75
December 2004                                    35,033,010.41
January 2005                                     31,717,171.49
February 2005                                    29,692,205.81
March 2005                                       29,387,198.32
April 2005                                       29,037,824.59
May 2005                                         28,657,847.20
June 2005                                        28,340,745.85
July 2005                                        28,008,130.83
August 2005                                      27,700,742.13
September 2005                                   27,386,450.08
October 2005                                     26,731,349.95
November 2005                                    24,092,905.39
December 2005                                    21,484,938.47
January 2006                                     20,326,119.33
February 2006                                    19,563,202.87
March 2006                                       19,169,202.81
April 2006                                       18,707,382.25
May 2006                                         18,237,986.90
June 2006                                        17,589,254.76
July 2006                                        16,708,725.90
August 2006                                      15,910,893.43
September 2006                                   15,171,392.96
October 2006                                     13,662,162.57
November 2006                                     8,325,297.32
December 2006                                     3,513,931.67
January 2007                                      1,863,878.13
February 2007                                       266,913.53
March 2007                                            1,782.07
April 2007                                                0.00


                                    THE NOTES

     The notes will be issued pursuant to the terms of an indenture, which may be amended and supplemented from time to time, to be dated as of the closing date between the trust and the indenture trustee. A sample indenture was filed as an exhibit to the registration statement of which this prospectus supplement forms a part, but the sample indenture does not describe the specific terms of the offered notes. A copy of the actual indenture under which the notes are issued will be available to holders of notes from the seller upon request and will be filed with the SEC following the initial issuance of the offered notes. The following summary, when read in conjunction with the section titled "The
Notes" in the prospectus, describes the material terms of the notes and the indenture. Where particular provisions or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary. Bank One, National Association, a national banking association, will be the indenture trustee.

     All payments on the notes will be made on the fifteenth day of each calendar month or, if that day is not a business day, the next business day, beginning on May 15, 2002. We refer to these dates as "distribution dates."

     The principal amount, interest rate and the Final Scheduled Distribution Date for the offered notes are as set forth on the cover page to this prospectus supplement. The corresponding information for the Class A-1 Notes is set forth in the following table:

                                                             Class A-1 Notes
                                                             ---------------
      Principal amount....................................   $386,161,000
      Interest rate.......................................   LIBOR plus 0.06%
      Final scheduled distribution date...................   May 15, 2003


LIBOR

     The interest rates for the Class A-1 Notes and the floating rate payments on the interest rate swap will be based on LIBOR. For each distribution date other than the initial distribution date, LIBOR will be the rate for deposits in U.S. Dollars for a period of one month which appears on the Telerate Service Page 3750 as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the preceding distribution date and, in the case of the initial distribution date, on the day that is two LIBOR Business Days prior to the closing date. If that rate does not appear on the Telerate Service Page 3750--or any other page as may replace that page on that service, or if that service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the indenture trustee after consultation with the seller -- then LIBOR will be the Reference Bank Rate.

Payments of Interest

     Interest on the unpaid principal balance of each class of the notes will accrue at the applicable interest rate and will be paid monthly on each distribution date. Interest on the certificates will not be paid on any distribution date until interest on the notes has been paid in full.

     Each distribution date will be a payment date as described in the prospectus. Interest will accrue on the notes from and including the closing date. For each class of the notes, interest will be payable on each distribution date in an amount equal to the Noteholders' Interest Distributable Amount for that distribution date. Interest on the Class A-1 Notes will be calculated on the basis of actual days elapsed during the period for which interest is payable and a 360-day year. Interest on the Class A-2, Class A-3 and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Failure to pay the full Noteholders' Interest Distributable Amount for any class of notes on any distribution date will constitute an Event of Default under the indenture after a five-day grace period.

Payments of Principal

     On each distribution date, the Aggregate Noteholders' Principal Distributable Amount will be applied to make principal payments on the notes. Principal payments will be applied to the notes in sequential priority so that no principal payments will be made on any class of notes until all notes with a lower numerical designation have been paid in full. Thus, on each distribution date, the Aggregate Noteholders' Principal Distributable Amount will be applied to the notes as follows:

     o    First, to the Class A-1 Notes until paid in full,

     o    Second, to the Class A-2 Notes until paid in full,

     o    Third, to the Class A-3 Notes until paid in full, and

     o    Fourth, to the Class A-4 Notes until paid in full.

     At any time that the principal balances of the notes have been declared due and payable following the occurrence of an Event of Default, principal payments on each class of notes will be made ratably to all noteholders on each distribution date, based on the outstanding principal balance of that class of notes, until all Events of Default have been cured or waived as provided in the indenture.

     The remaining outstanding principal balance of each class of notes will be due on the related Final Scheduled Distribution Date. Failure to pay the full principal amount of a class of notes on the applicable Final Scheduled Distribution Date will be an Event of Default.

Redemption

     If the servicer exercises its option to purchase the receivables when the Aggregate Principal Balance of the receivables on the last day of any monthly period has declined to 10% or less of the Aggregate Amount Financed, then the outstanding notes, if any, and the certificates will be redeemed in whole, but not in part, on the distribution date on which the servicer exercises this option. The servicer's option is described in the prospectus under "The Transfer and Servicing Agreements--Termination." The redemption price will be equal to the unpaid principal amount of the notes and the certificate balance, as applicable, plus accrued and unpaid interest thereon.

Parity of Interest Payments on Notes

     Interest payments on all classes of notes will have the same priority. Under some circumstances, the amount available to make these payments could be less than the amount of interest payable on the notes on any distribution date, in which case each class of noteholders will receive its ratable share of the aggregate amount available to be distributed in respect of interest on the notes. Each class' ratable share of the aggregate amount available will be based upon the aggregate amount of interest due to that class of noteholders on that distribution date. See "The Transfer and Servicing Agreements--Distributions" and "--Reserve Account."

Additional Indenture Matters

     As set forth in the prospectus under the caption "The Notes--The Indenture--Events of Default; Rights Upon Event of Default," the indenture trustee may sell the trust's assets following an Event of Default only if specified conditions are satisfied. For an Event of Default resulting from a breach by the trust of the covenants in the indenture, the consent from the holders of all the outstanding notes must be accompanied by the consent of the holders of all the outstanding certificates.

Delivery of Notes

     The offered notes will be issued on or about the closing date in book entry form through the facilities of DTC, Clearstream and the Euroclear System against payment in immediately available funds.

                                THE CERTIFICATES

     The trust will issue the certificates pursuant to the terms of a trust agreement, a form of which the seller has filed as an exhibit to the registration statement of which this prospectus supplement forms a part. A copy of the trust agreement will be available to holders of certificates from the seller upon request and will be filed with the SEC following the initial issuance of the notes and the certificates. The following summary, when read in conjunction with the section titled "The Certificates" in the prospectus, describes the material terms of the certificates and the trust agreement. Where particular provisions or terms used in the trust agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

     All payments on the certificates will be made on the distribution dates referred to above under the "The Notes" in this prospectus supplement.

Interest

     On each distribution date, interest will be distributed to certificateholders at the Pass Through Rate on the Certificate Balance. Any Certificateholders' Interest Distributable Amount on a distribution date, which is not distributed on a distribution date, will be distributed on the next distribution date. Interest will accrue on the certificates from and including the closing date and will be payable on each distribution date in an amount equal to the Certificateholders' Interest Distributable Amount for that distribution date. Interest on the certificates will be calculated based on a 360-day year consisting of twelve 30-day months. The trust will not make payments of interest to any certificateholder on any distribution date until all payments of interest on the notes with respect to that distribution date have been made.

Certificate Balance

     On the distribution date on which the Class A-1 Notes have been paid in full and on each distribution date thereafter, except as described below and except to the extent the amount available is insufficient to make the applicable payment to both the notes and the certificates, a pro rata portion, based on the outstanding amount of notes and certificates, of the amount available to make principal payments will be applied to make distributions on the Certificate Balance. The Final Scheduled Distribution Date for the certificates will occur on the distribution date in October 2007.

Payments upon Acceleration

     Notwithstanding the above, if an Event of Default occurs, and the notes are accelerated, no payments of interest on the certificates or distributions on the Certificate Balance will be made until the notes are paid in full or the acceleration is rescinded. In this event, amounts otherwise available to make payments on the certificates will be available to make payments on the notes. See "The Transfer and Servicing Agreements--Distributions" in this prospectus supplement.

Early Retirement of the Certificates

     If the servicer exercises its option to purchase the receivables when the Aggregate Principal Balance declines to 10% or less of the Aggregate Amount Financed, certificateholders will receive an amount in respect of the certificates equal to the Certificate Balance together with accrued interest at the Pass Through Rate. This distribution will effect early retirement of the certificates. See "The Transfer and Servicing Agreements--Termination" in the prospectus.


                      THE TRANSFER AND SERVICING AGREEMENTS

     The parties will enter into the Transfer and Servicing Agreements as of the closing date. See "The Transfer and Servicing Agreements" in the prospectus. The seller has filed sample forms of the Transfer and Servicing Agreements as exhibits to the registration statement of which this prospectus supplement forms a part, but the sample agreements do not describe the specific terms of the offered notes. A copy of the actual Transfer and Servicing Agreements for the offered notes will be available to holders of notes from the seller upon request and will be filed with the SEC following the initial issuance of the notes and the certificates. The following summary, when read in conjunction with the section titled "The Transfer and Servicing Agreements" in the prospectus, describes the material terms of the notes and the indenture. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

Servicing Compensation and Payment of Expenses

     On each distribution date, the servicer will be entitled to receive the Total Servicing Fee as described in the prospectus under "The Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses." The Basic Servicing Fee Rate will be 1% per annum. In addition, the servicer will be entitled to retain any late fees, prepayment charges or similar fees and charges collected during a monthly period and any investment earnings on trust accounts during a monthly period.

Distributions

     On or before each distribution date, the servicer will transfer all collections on the receivables for the prior month or since the cutoff date, in the case of the initial distribution date, and all Prepayments to the Collection Account. On each distribution date, the indenture trustee will cause collections made during the prior month which constitute Payments Ahead to be transferred from the Collection Account to the servicer or to the Payment Ahead Servicing Account, if required. See the chart titled "Summary of Monthly Deposits and Withdrawals from Accounts" which appears on page S-8 of this prospectus supplement for a summary of the monthly distributions. This summary chart provides only a simplified overview of the monthly flow of funds. Therefore, you should also read the text of this prospectus supplement and the prospectus to understand the monthly flow of funds.

     The indenture trustee will make distributions to the Note Distribution Account and the Certificate Distribution Account out of the amounts on deposit in the Collection Account. The amount to be distributed to the Note Distribution Account and Certificate Distribution Account will be determined in the manner described below.

     Determination of Available Amounts. The Total Available Amount for a distribution date will be the sum of:

          (1) the Available Interest;

          (2) the Available Principal; and

          (3) all cash or other immediately available funds on deposit in the reserve account immediately prior to the distribution date.

     Monthly Withdrawals and Deposits. On or before the tenth day of each calendar month, or if that day is not a Business Day, the next Business Day, the servicer will calculate the following amounts, among others:

     Based on activity during the prior monthly period:

     o    the Total Available Amount;

     o    the Available Interest; and

     o    the Available Principal.

     Amounts owing on the upcoming distribution date:

     o    the Total Servicing Fee;

     o    the Aggregate Noteholders' Interest Distributable Amount;

     o    the Aggregate Noteholders' Principal Distributable Amount;

     o    the Certificateholders' Interest Distributable Amount;

     o    the Certificateholders' Principal Distributable Amount;

     o the net amount, if any, payable by the trust under the interest rate swap; and

     o deposits into the reserve account, as necessary for the reserve account balance to equal the Specified Reserve Account Balance.

     Based on these calculations, the servicer will deliver to the indenture trustee a certificate specifying these amounts and instructing the indenture trustee to make withdrawals, deposits and payments of the following amounts on that distribution date or, in the case of payments to the swap counterparty pursuant to clause (2) below, if any, on the Business Day preceding the distribution date:

          (1) the amount, if any, to be withdrawn from the reserve account and deposited in the Collection Account;

          (2) the amount to be withdrawn from the Collection Account and paid to the servicer in respect of the Total Servicing Fee for that distribution date and the net amount, if any, to be paid under the interest rate swap to the swap counterparty for that distribution date, other than any swap termination amount;

          (3) the amounts to be withdrawn from the Collection Account in respect of the Aggregate Noteholders' Interest Distributable Amount and the Aggregate Noteholders' Principal Distributable Amount and deposited in the Note Distribution Account for payment to noteholders on that distribution date and any swap termination amount;

          (4) the amounts to be withdrawn from the Collection Account in respect of the Certificateholders' Interest Distributable Amount and the amount, if any, to be withdrawn from the Collection Account in respect of the Certificateholders' Principal Distributable Amount and deposited in the Certificate Distribution Account for distribution to certificateholders on that Distribution Date;

          (5) the amount, if any, to be withdrawn from the Collection Account and deposited in the reserve account; and

          (6) the amount, if any, to be withdrawn from the reserve account and paid to the seller.

     The amount, if any, to be withdrawn from the reserve account and deposited to the Collection Account as specified in clause (1) above on any distribution date will be the lesser of:

          (X) the amount of cash or other immediately available funds in the reserve account on that distribution date; and

          (Y) the amount, if any, by which:

               (A) the sum of the Total Servicing Fee, the Aggregate Noteholders' Interest Distributable Amount, the Certificateholders' Interest Distributable Amount, the Aggregate Noteholders' Principal Distributable Amount, the net amount, if any, payable by the trust under the interest rate swap and the Certificateholders' Principal Distributable Amount exceeds

               (B) the Available Interest and the Available Principal for that distribution date.

     The amount, if any, to be withdrawn from the Collection Account and deposited in the reserve account as specified in clause (5) above on any distribution date will equal the amount, if any, by which:

          (X) the Total Available Amount for that distribution date exceeds

          (Y) the amount described in subclause (A) of clause (Y) of the preceding paragraph.

     The amount, if any, to be withdrawn from the reserve account and paid to the seller as specified in clause (6) above on any distribution date will equal the amount, if any, by which the amount on deposit in the reserve account after all other deposits--including the deposit pursuant to clause (5) above--and withdrawals on that distribution date exceeds the Specified Reserve Account Balance for that date.

     On each distribution date, all amounts on deposit in the Note Distribution Account will be distributed to the noteholders and all amounts on deposit in the Certificate Distribution Account will be distributed to the certificateholders, in each case as described in this prospectus supplement and in the prospectus.

     Priorities for Withdrawals from Collection Account. Withdrawals of funds from the Collection Account on a distribution date for application as described in clauses (2), (3), and (4) under "--Distributions--Monthly Withdrawals and Deposits" above will be made only to the extent of the Total Available Amount allocated to that application for such distribution date. In calculating the amounts that can be withdrawn from the Collection Account and applied as specified in clauses (2), (3), and (4), the servicer will allocate the Total Available Amount in the following order of priority:

          (1) the Total Servicing Fee;

          (2) the net amount, if any, to be paid under the interest rate swap to the swap counterparty, other than any swap termination amount;

          (3) the Aggregate Noteholders' Interest Distributable Amount and any swap termination amount allocated between the Aggregate Noteholders' Interest Distributable Amount and the swap termination amount in proportion to their respective amounts;

          (4) the Certificateholders' Interest Distributable Amount;

          (5) the Aggregate Noteholders' Principal Distributable Amount; and

          (6) the Certificateholders' Principal Distributable Amount.

     Notwithstanding the foregoing, at any time that all classes of notes have not been paid in full and the principal balance of the notes has been declared due and payable following the occurrence of an Event of Default as a result of either failure to make a payment on the notes or an insolvency event involving the trust under the indenture, until the time when the notes have been paid in full or the declaration has been rescinded and any continuing Events of Default have been cured or waived pursuant to the indenture, no amounts will be deposited in or distributed to the Certificate Distribution Account. Any of these amounts otherwise distributable to the Certificate Distribution Account will be deposited instead into the Note Distribution Account for payments on the notes as described in this prospectus supplement and in the prospectus.

Reserve Account

     Pursuant to the Trust Sale and Servicing Agreement, the trust will establish the reserve account with the indenture trustee. The reserve account will be funded by an initial deposit by the seller on the closing date of $40,086,217.95, which equals 2.25% of the Initial Aggregate Discounted Principal Balance. On each distribution date, amounts in the reserve account will be available to make payments on the notes and the certificates as described above under "The Distributions--Monthly Withdrawals and Deposits."

     If the amount on deposit in the reserve account on any distribution date, after giving effect to all other deposits, including the deposit described in clause (5) under "The Distributions--Monthly Withdrawals and Deposits," above and withdrawals from the reserve account on that distribution date, is greater than the Specified Reserve Account Balance for that distribution date, the servicer will instruct the indenture trustee to distribute the amount of the excess to the seller. Upon any distribution to the seller of amounts from the reserve account, neither the noteholders nor the certificateholders will have any rights in, or claims to, those amounts.

Interest Rate Swap

     On the closing date, the trust will enter into an interest rate swap with respect to the Class A-1 Notes with Merrill Lynch Capital Services, Inc., as the swap counterparty. Merrill Lynch & Co., Inc. will guarantee the obligations of the swap counterparty with respect to the interest rate swap. As of the date of this prospectus supplement, the long-term debt obligations of Merrill Lynch & Co., Inc. are rated "AA-" by Standard & Poor's Ratings Services and "Aa3" by Moody's Investors Service, Inc. In connection with the interest rate swap, the trust and the swap counterparty will also enter into a triparty contingent swap assignment agreement with GMAC as the contingent swap counterparty. As of the date of this prospectus supplement, the long-term debt obligations of the contingent swap counterparty are rated "BBB+" by Standard & Poor's Ratings Services and "A2" by Moody's Investors Service, Inc.

     Based upon the ratings of the contingent swap counterparty and the swap counterparty and upon other factors in their respective proprietary methodologies, Standard & Poor's Ratings Services and Moody's Investors Service, Inc. each believe that the joint probability of a default under the interest rate swap is equal to the probability of a default by a single counterparty having a rating of "AA+" in the case of Standard & Poor's Ratings Services, and "Aa1" in the case of Moody's Investors Service, Inc. In the event that the joint probability is reduced below "AA-" by Standard & Poor's Ratings Services, or "Aa3" by Moody's Investors Service, Inc., under the interest rate swap, the swap counterparty will be obligated, within 30 calendar days of receipt of notice that the joint probability has fallen below "AA-" by Standard & Poor's Ratings Services, or "Aa3" by Moody's Investors Service, Inc., either to (1) post collateral or make other appropriate arrangements or (2) obtain a substitute swap counterparty to assume the rights and obligations of the swap counterparty under the interest rate swap or the contingent swap counterparty under the triparty contingent swap assignment agreement, in either case, so that the substitution would be acceptable to the trust, such acceptance not to be unreasonably withheld, and would result in a joint probability of at least "AA-" by Standard & Poor's Ratings Services, or "Aa3" by Moody's Investors Service, Inc. If the joint probability is reduced below "A-" by Standard & Poor's Ratings Services, or "A3" by Moody's Investors Service, Inc. the swap counterparty will be obligated to undertake the actions described in clause (2) above and may not cure the effect of such reduction by undertaking those actions described in clause (1). If the swap counterparty fails to take any of these actions, a termination event will occur under the interest rate swap and the swap counterparty will be replaced.

     Under the interest rate swap, the trust will receive payments at a rate determined by reference to LIBOR, which is the basis for determining the amount of interest due on the Class A-1 Notes. Under the interest rate swap, on the business day prior to each distribution date, (1) the trust will be obligated to pay the swap counterparty a fixed interest rate of 2.253% per annum on a notional amount equal to the outstanding principal balance on the Class A-1 Notes and (2) the swap counterparty will be obligated to pay to the trust a floating interest rate of LIBOR plus 0.06% on a notional amount equal to the outstanding principal balance of the Class A-1 Notes.

     The amount the trust is obligated to pay will be netted against the amount the swap counterparty is obligated to pay under the interest rate swap. Only the net amount will be due from the trust or the swap counterparty, as applicable. The obligations of the trust and the swap counterparty under the interest rate swap are unsecured.

     The interest rate swap will provide for specified events of default and termination events. Events of default applicable to the trust include (1) the trust's failure to make payments due under the interest rate swap and (2) the occurrence of an event of default by the trust under the indenture, after which the notes are declared due and payable and the indenture trustee sells the assets of the trust, in each case, as described in the prospectus under "The Notes--The Indenture--Events of Default; Rights Upon Events of Default."

     Events of default with respect to the swap counterparty include (1) the failure by the swap counterparty to make payments due under the interest rate swap, (2) the breach by the swap counterparty of the agreement evidencing the interest rate swap, (3) the existence of a misrepresentation by the swap counterparty in the agreement evidencing the swap and (4) the occurrence of bankruptcy and insolvency events with respect to the swap counterparty. In addition, termination events, including illegality or specified tax events, will apply to both the trust and the swap counterparty.

     If an event of default occurs, the non-defaulting party may elect to terminate the interest rate swap. If a termination event occurs, as to which the swap counterparty is the affected party, the interest rate swap will terminate unless the swap counterparty is able to arrange the substitution of another counterparty that is satisfactory to the trust. The swap counterparty must use its best efforts--not involving any material expenditure--to make the substitution within 20 days following the occurrence of the event. However, if the contingent swap counterparty replaces the swap counterparty as described below, the interest rate swap will continue.

     In the event of the termination of the interest rate swap, a termination payment may be due (1) to the swap counterparty by the trust out of funds that would otherwise be available to make payments on the notes and the certificates or (2) to the trust by the swap counterparty. Any termination payment due by the trust will be paid from available funds in equal priority to payments of interest on the notes. The amount of the termination payment will be based on market quotations of the cost of entering into a similar swap transaction, in accordance with the procedures set forth in the interest rate swap. The termination payment could be substantial if market interest rates and other conditions have changed materially since the issuance of the notes and certificates.

     Upon the occurrence of (1) a termination event under the interest rate swap where the swap counterparty is the affected party and is unable, after using its best efforts not involving any material expenditure, to arrange a transfer of its rights to a suitable party other than the contingent swap counterparty and a transfer to the contingent swap counterparty would result in the non-occurrence of that event or (2) an event of default under the interest rate swap where the swap counterparty is the defaulting party and after which the trust has determined that the swap counterparty should be replaced, the contingent swap counterparty will accept the rights and obligations of the swap counterparty pursuant to the triparty contingent swap assignment agreement and that event of default or termination event will be deemed not to exist.

     In the event that the contingent swap counterparty has accepted the rights and obligations of the swap counterparty, the swap counterparty will have no further liabilities, obligations or duties under the interest rate swap.

     The swap counterparty will have the right to consent to amendments under the indenture and the Transfer and Servicing Agreements, other than amendments that do not materially and adversely affect the interests of the swap counterparty.

     The information below under the heading "The Swap Counterparty" paragraph has been provided by the swap counterparty for use in this prospectus supplement. Except for the following paragraph, the swap counterparty and its affiliates have not prepared and do not accept responsibility for the prospectus or this prospectus supplement.

     The Swap Counterparty. Merrill Lynch Capital Services, Inc. is a wholly owned subsidiary of Merrill Lynch & Co., Inc. Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance and related products and services on a global basis. Merrill Lynch Capital Services, Inc.'s principal executive offices are located at 250 Vesey Street, 12th Floor, New York, New York 10281-1332.

     The obligations of Merrill Lynch Capital Services, Inc. under the Interest Rate Swap are guaranteed by Merrill Lynch & Co., Inc., which has a long-term rating of "AA-" from S&P and a long-term rating of "Aa3" from Moody's.

     The Contingent Swap Counterparty. For a description of the contingent swap counterparty, see "The Servicer" in the prospectus.

Termination

     Following payment in full of the notes and the certificates and payment of all liabilities of the trust in accordance with applicable law, any remaining assets in the trust and any remaining amount in the reserve account will be distributed to the seller.

                              ERISA CONSIDERATIONS

Notes

     Although there is little guidance on the subject, the seller believes that, at the time of their issuance, the offered notes would be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The debt treatment of the offered notes could change, after their issuance, if the issuer incurred losses. However, without regard to whether the offered notes are treated as an equity interest for such purposes, the acquisition or holding of such notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the seller, the trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the offered notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions affected by in-house asset managers; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." In addition, to the extent applicable, the notes may be made available for purchase by a benefit plan in reliance on administrative exemptions, that have been granted by the Department of Labor to one or more of the underwriters. For additional information regarding treatment of the offered notes under ERISA, see "ERISA Considerations" in the prospectus.

Certificates

     It is anticipated that the purchase of the certificates by benefit plans will subject the trust to the Plan Assets Regulation as described in the prospectus. However, the certificates will be made available for purchase by a benefit plan in reliance on administrative exemptions which have been granted by the Department of Labor to Bank of America Corporation in Prohibited Transaction Exemption 96-92, 61 Fed. Reg. 66334 (1996), J.P. Morgan Securities Inc., formerly known as Chase Securities Inc., in Prohibited Transaction Exemption 90-31, 55 Fed. Reg. 23145 (1990), and Merrill Lynch & Co. in Prohibited Transaction Exemption 90-29, 55 Fed. Reg. 21459 (1990), each as amended by PTE 2000-58, 65 Fed. Reg. 67765 (2000). These exemptions constitute three of the underwriter's exemptions described in the prospectus in "ERISA Considerations - Underwriter Exemption."

     If you are a benefit plan fiduciary considering the purchase of the certificates, you should consult with your counsel with respect to whether the issuer will be deemed to hold plan assets and the applicability of the underwriter's exemptions or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the securities are an appropriate investment for a benefit plan under ERISA and the Internal Revenue Code.

                         FEDERAL INCOME TAX CONSEQUENCES

     Kirkland & Ellis, special tax counsel to the seller, has delivered its opinion for U.S. federal income tax purposes, that the offered notes will constitute indebtedness. Each noteholder, by the acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

     Kirkland & Ellis has delivered its opinion that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a partnership for federal income tax purposes. Each certificateholder, by the acceptance of a Partnership Certificate, will agree to treat the Partnership Certificate as an equity interests in a partnership for federal, state and local income and franchise tax purposes. Certificateholders generally must report their respective allocable shares of all income earned on the receivables and, subject to limitations on individuals, estates and trusts, may deduct their respective allocable shares of interest paid on the notes and reasonable servicing and other fees. A purchaser of certificates who is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, should be aware that all of the taxable income allocated to such purchaser will constitute "unrelated business taxable income" generally taxable to such purchaser under the Internal Revenue Code. See "Federal Income Tax Consequences--Partnership Certificates" in the prospectus.

     See   "Federal   Income  Tax   Consequences"   and  "State  and  Local  Tax
Consequences" in the prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase from the seller, the principal amount of Class A-2 Notes, Class A-3 Notes and Class A-4 Notes and the certificates set forth opposite its name below:

                   Aggregate Principal Amount to be Purchased

                                         Class A-2        Class A-3       Class A-4
Underwriter                                Notes            Notes           Notes        Certificates      Total
-----------                             -------------  ---------------  --------------  --------------  -----------------
Banc of America Securities LLC         $131,000,00.000 $148,333,333.33   $88,000,000.00  $17,638,000.00   $384,971,333.33
J.P. Morgan Securities Inc.            $131,000,000.00 $148,333,333.33   $88,000,000.00  $17,638,000.00   $384,971,333.33
Merrill Lynch, Pierce, Fenner &        $131,000,000.00 $148,333,333.34   $88,000,000.00  $17,638,000.00   $384,971,333.34
    Smith  Incorporated
Banc One Capital Markets, Inc.          $20,000,000.00  $20,000,000.00   $20,000,000.00                    $60,000,000.00
Barclays Capital, Inc.                  $20,000,000.00  $20,000,000.00   $20,000,000.00                    $60,000,000.00
Lehman Brothers Inc.                    $20,000,000.00  $20,000,000.00   $20,000,000.00                    $60,000,000.00
Salomon Smith Barney Inc.               $20,000,000.00  $20,000,000.00   $20,000,000.00                    $60,000,000.00
                                       --------------- ---------------- --------------- --------------  -----------------
                               Total:  $473,000,000.00 $525,000,000.00  $344,000,000.00 $52,914,000.00  $1,394,914,000.00
                                       =============== ===============  =============== ==============  =================

     Banc of America Securities LLC, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are responsible for jointly leading and managing the offering of the offered notes and certificates.

     The seller has been advised by the underwriters that the several underwriters propose initially to offer the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes and the certificates to the public at the prices set forth on the cover page hereof, and to dealers at these prices less a selling concession not in excess of the percentage set forth below for each class of notes and the certificates. The underwriters may allow, and these dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of notes and the certificates. After the initial public offering, the public offering price and these concessions may be changed.

                                                   Selling
                                                  Concession      Reallowance
                                                  ----------      -----------
                  Class A-2 Notes..............     0.075%          0.050%
                  Class A-3 Notes..............     0.105%          0.075%
                  Class A-4 Notes..............     0.150%          0.110%
                  Certificates.................     0.210%          0.150%


     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids for the notes and the certificates in accordance with Regulation M under the Securities Exchange Act of 1934.

     Over-allotment transactions involve short sales by the underwriters of the offered notes or the certificates. Short sales involve the sale by the underwriters of a greater number of offered notes or certificates than they are required to purchase in the offering. This creates a syndicate short position and the need to engage in syndicate covering transactions to close out the syndicate short position. Short sales may be in the form of "covered" short sales or "naked" short sales.

     Covered short sales are sales made in an amount not greater than the underwriters' over-allotment option to purchase additional offered notes or certificates in the offering. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing the offered notes or certificates in the open market. In determining the source of the offered notes or certificates to close out the covered short position, the underwriters will consider, among other things, the price of the offered notes or certificates available for purchase in the open market as compared to the price at which they may purchase the offered notes or certificates through the over-allotment option.

     Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing the offered notes or certificates in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered notes or certificates in the open market after pricing that could adversely affect investors who purchase in the offering.

     Syndicate covering transactions involve purchases of the offered notes or the certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

     Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes or the certificates originally sold by that syndicate member are purchased in a syndicate covering transaction.

     Similar to other purchase transactions, over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered notes or the certificates to be higher than they would otherwise be in the absence of these transactions, and may also have the potential effect of preventing or retarding a decline in the market value of the offered notes or the certificates. Neither the seller nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

     The following chart sets forth information on the aggregate proceeds to the seller from the sale of the offered notes and the certificates.

                                                                  As a percent of initial
                                                               aggregate principal amount of
                                                                  the offered notes and/or
                                                                    certificate balance
                                                                       (excluding the
                                                                Certificate Retained by the
                                                                          Seller)
                                                                -----------------------------
Sale of the Offered Notes Proceeds.....    $1,341,827,627.05             98.98716%
Sale of the Certificate Proceeds.......    $   52,910,777.01             99.99391%
Underwriting Discount on the Notes.....    $    2,370,000.00              0.17660%
Underwriting Discount on the
Certificates...........................    $      185,199.00              0.35000%
Additional Offering Expenses...........    $      800,000.00              0.05735%
Net Proceeds to Seller.................    $1,391,383,205.06             99.74688%

                                 LEGAL OPINIONS

     Certain legal matters relating to the notes and the certificates will be passed upon for the trust, the seller and GMAC by Richard V. Kent, Esq., General Counsel of the seller and Assistant General Counsel of GMAC, and by Kirkland & Ellis, counsel to the seller, the trust and GMAC. Mr. Kent owns shares of each of the classes of General Motors common stock and has options to purchase shares of General Motors common stock, $12/3 par value. Certain federal income tax matters will be passed upon for GMAC, the trust and the seller by Kirkland & Ellis. Specified matters relating to the transaction will be passed upon for the underwriters by Mayer, Brown, Rowe & Maw, which has from time to time represented, and is currently representing, General Motors Corporation and its affiliates.

                   GLOSSARY OF TERMS TO PROSPECTUS SUPPLEMENT

     The following are definitions of terms used in this prospectus supplement. References to the singular form of defined terms in this prospectus supplement include references to the plural and vice versa.

     "Aggregate Amount Financed" means $1,950,019,246.04.

     "Aggregate Discounted Principal Balance" means, as of any date, the present value as of such date of all scheduled monthly payments on all of the receivables (other than Liquidating Receivables) held by the trust on such date which have not been applied on or prior to such date (determined after taking into account any Prepayments, Warranty Payments and/or Administrative Purchase Payments in respect of such receivables), discounted from the last day of the calendar month in which payments are to become due to such date at the Discount Rate.

     "Aggregate Noteholders' Interest Distributable Amount" means, for any distribution date, the sum of (1) the Noteholders' Interest Distributable Amounts for all classes of notes and (2) the Noteholders' Interest Carryover Shortfall as of the preceding distribution date.

     "Aggregate Noteholders' Principal Distributable Amount" means, for any distribution date the sum of the (1) Noteholders' Principal Distributable Amounts for all classes of notes and (2) the Noteholders' Principal Carryover Shortfall as of the preceding distribution date.

     "Available Interest" means, for a distribution date:

          the sum, for the prior monthly period, of:

               (1) that portion of all collections on the receivables held by the trust, other than Liquidating Receivables, allocable to interest or Prepayment Surplus, including, in the case of Scheduled Interest Receivables, the interest portion of existing Payments Ahead being applied in that monthly period but excluding Excess Payments made during that monthly period that are treated as Payments Ahead;

               (2) Liquidation Proceeds, to the extent allocable to interest in accordance with the servicer's customary servicing procedures;

               (3) all Simple Interest Advances;

               (4) all Scheduled Interest Advances to the extent allocable to interest;

               (5) the net amount paid by the swap counterparty, if any, to the trust pursuant to the interest rate swap; and

               (6) the Warranty Payment or the Administrative Purchase Payment for each receivable that the seller repurchased or the servicer purchased during that monthly period, to the extent allocable to accrued interest thereon;

except,

          that any of the foregoing amounts, to the extent they constitute any of the following, shall be excluded from "Available Interest:"

               (1) any Excess Simple Interest Collections;

               (2) amounts received on any Scheduled Interest Receivable, other than a Liquidating Receivable, to the extent that the servicer has previously made an unreimbursed Scheduled Interest Advance;

               (3) Liquidation Proceeds from Simple Interest Receivables paid to the servicer to reimburse outstanding Simple Interest Advances as described in the prospectus under "The Transfer and Servicing Agreements--Monthly Advances";

               (4) Liquidation Proceeds from Scheduled Interest Receivables to the extent of any unreimbursed Scheduled Interest Advances; and

               (5) liquidation expenses as specified in the Pooling and Servicing Agreement as an allowance for amounts charged to the account of the obligor, in keeping with the servicer's customary procedures, for the refurbishing and disposition of the financed vehicle and other out-of-pocket costs incurred in the liquidation.

     For purposes of this definition, references to the prior monthly period shall include, for the initial distribution date, the period since the cutoff date.

     "Available Principal" means for a distribution date:

          the sum, for the prior monthly period, of:

          (1) that portion of all collections on the receivables held by the trust, other than Liquidating Receivables, allocable to principal, including, in the case of Scheduled Interest Receivables, the principal portion of Prepayments and existing Payments Ahead being applied in that monthly period but excluding Excess Payments made during that monthly period that are treated as Payments Ahead;

          (2) Liquidation Proceeds to the extent allocable to principal in accordance with the servicer's customary servicing procedures;

          (3) all Scheduled Interest Advances to the extent allocable to principal; and

          (4) to the extent allocable to principal, the Warranty Payment or the Administrative Purchase Payment for each receivable that the seller repurchased or the servicer purchased during that monthly period;

except,

     that any of the foregoing amounts, to the extent they constitute any of the following shall be excluded from "Available Principal":

          (1) any Excess Simple Interest Collections;

          (2) amounts received on any Scheduled Interest Receivable, other than a Liquidating Receivable, to the extent that the servicer has previously made an unreimbursed Scheduled Interest Advance;

          (3) Liquidation Proceeds from Simple Interest Receivables paid to the servicer to reimburse outstanding Simple Interest Advances as described in the prospectus under "The Transfer and Servicing Agreements--Monthly Advances";

          (4) Liquidation Proceeds from Scheduled Interest Receivables to the extent of any unreimbursed Scheduled Interest Advances; and

          (5) liquidation expenses as specified in the Pooling and Servicing Agreement as an allowance for amounts charged to the account of the obligor, in keeping with the servicer's customary procedures, for the refurbishing and disposition of the financed vehicle and other out-of-pocket costs incurred in the liquidation.

     For purposes of this definition, references to the prior monthly period shall include, for the initial distribution date, the period since the cutoff date.

     "Basic Servicing Fee Rate" means 1% per annum.

     "Certificate  Balance"  means,   initially,   $53,448,686.47  and,  on  any
distribution date thereafter, the initial Certificate Balance, reduced by

          (1) all distributions in respect of Certificate Balance actually made on or prior to that date to certificateholders;

          (2) the Noteholders' Principal Carryover Shortfall as of the close of the preceding distribution date; and

          (3) the Certificateholders' Principal Carryover Shortfall as of the close of the preceding distribution date.

     "Certificateholders' Interest Carryover Shortfall" means, as of the close of any distribution date, the excess of the Certificateholders' Interest
Distributable Amount for that distribution date over the amount that was actually deposited in the Certificate Distribution Account on that distribution date in respect of interest on the certificates.

     "Certificateholders'   Interest   Distributable   Amount"  means,  for  any
distribution date, the sum of:

          (1) the Certificateholders' Monthly Interest Distributable Amount for that distribution date;

          (2) the Certificateholders' Interest Carryover Shortfall as of the close of the preceding distribution date; and

          (3) one month's interest at the Pass Through Rate on the sum of (a) any outstanding Noteholders' Principal Carryover Shortfall and (b) any outstanding Certificateholders' Principal Carryover Shortfall as of the close of business on the preceding Distribution Date.

     "Certificateholders' Monthly Interest Distributable Amount" means, for any distribution date, interest equal to the product of (1) the Certificate Balance as of the close of the preceding distribution date (or in the case of the first distribution date, the initial Certificate Balance), and (2) the product of the Pass Through Rate and one-twelfth, or, in the case of the first distribution date, the product of the Pass Through Rate and a fraction, the numerator of which is 20 and the denominator of which is 360.

     "Certificateholders' Percentage" means, for any distribution date prior to the payment in full of the Class A-1 Notes, zero, and thereafter, 100% minus the Noteholders' Percentage.

     "Certificateholders' Principal Carryover Shortfall" means, as of the close of any distribution date, the excess of the Certificateholders' Principal Distributable Amount for that distribution date over the amount that was actually deposited in the Certificate Distribution Account on that distribution date in respect of Certificate Balance.

     "Certificateholders' Principal Distributable Amount" means, for any distribution date, the sum of (1) the lesser of (A) the Certificateholders' Percentage of the Principal Distributable Amount and (B) the Certificate Balance plus (2) any outstanding Certificateholders' Principal Carryover Shortfall as of the close of the preceding distribution date.

     "Class A Notes" means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

     "Class A-1 Notes" means the Floating Rate Asset Backed Notes, Class A-1, issued by the trust.

     "Class A-2 Notes" means the 2.89% Asset Backed Notes, Class A-2, issued by the trust.

     "Class A-3 Notes" means the 3.82% Asset Backed Notes, Class A-3, issued by the trust.

     "Class A-4 Notes" means the 4.50% Asset Backed Notes, Class A-4, issued by the trust.

     "Discount Rate" means 7.75% per annum.

     "Final Scheduled Distribution Date" means (1) the final scheduled distribution date for the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and for the certificates set forth on the front cover pages of this prospectus supplement, (2) for the Class A-1 Notes, May 15, 2003.

     "Initial Aggregate Discounted Principal Balance" means $1,781,609,686.47.

     "LIBOR Business Day" means any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.

     "Noteholders' Interest Carryover Shortfall" means, as of the close of any distribution date, the excess of the Aggregate Noteholders' Interest
Distributable Amount for that distribution date over the amount that was actually deposited in the Note Distribution Account on that distribution date in respect of interest.

     "Noteholders' Interest Distributable Amount" means, for any class of notes and any distribution date, the product of (1) the outstanding principal balance of that class of notes as of the close of the preceding distribution date, or, in the case of the first distribution date, the outstanding principal balance of that class of notes on the closing date, and (2) in the case of (A) the Class A-2, Class A-3 Notes and the Class A-4 Notes, one-twelfth of the interest rate for that class, or, in the case of the first distribution date, the interest rate for that class multiplied by a fraction, the numerator of which is 20 and the denominator of which is 360, and (B) the Class A-1 Notes, the product of the interest rate for that class for that distribution date and a fraction, the numerator of which is the number of days elapsed from and including the prior distribution date (or, in the case of the first distribution date, from and including the closing date), to but excluding that distribution date and the denominator of which is 360.

     "Noteholders' Percentage" means, for any distribution date prior to the payment in full of the Class A-1 Notes, 100%, and thereafter, the percentage equal to a fraction, the numerator of which is the outstanding principal balance of the notes and the denominator of which is the sum of the outstanding principal balance of the notes and the Certificate Balance, in each case as of the close of the immediately preceding distribution date.

     "Noteholders' Principal Carryover Shortfall" means, as of the close of any distribution date, the excess of the Aggregate Noteholders' Principal Distributable Amount for that distribution date over the amount that was actually deposited in the Note Distribution Account on that distribution date in respect of principal.

     "Noteholders' Principal Distributable Amount" means, for any class of notes, for any distribution date, the lesser of:

          (A) the outstanding principal balance of that class as of the close of the immediately preceding distribution date or, in the case of the first distribution date, the outstanding principal balance on the closing date; and

          (B) the remainder, if any, of:

               (X) the Noteholders' Percentage of the Principal Distributable Amount minus

               (Y) the outstanding principal balance for each class of notes with a lower numerical designation as of the close of the immediately preceding distribution date.

     Notwithstanding the foregoing, on the Final Scheduled Distribution Date for any class of notes, the Noteholders' Principal Distributable Amount for that class will equal the outstanding principal balance of that class as of the close of the immediately preceding distribution date.

     "Pass Through Rate" means, for the certificates, 4.18% per annum.

     "Principal Distributable Amount" means, with respect to any distribution date, the excess of (1) the Aggregate Discounted Principal Balance as of the close of business on the last day of the second Monthly Period preceding that distribution date (or, in the case of the initial distribution date, the Initial Aggregate Discounted Principal Balance) over (2) the Aggregate Discounted Principal Balance as of the close of business on the last day of the first Monthly Period preceding that distribution date.

     "Reference Bank Rate" means, for any distribution date, a rate determined on the basis of the rates at which deposits in U.S. Dollars are offered by reference banks as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month, in amounts approximately equal to the then outstanding principal amount of the Class A-1 Notes. The reference banks will be four major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the seller. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the indenture trustee after consultation with the seller, as of 11:00 a.m., New York City time, on that date to leading European banks for United States dollar deposits for a period of one month in amounts approximately equal to the principal amount of the then outstanding Class A-1 Notes. If no quotation can be obtained, then LIBOR will be the rate from the prior distribution date.

     "Specified Reserve Account Balance" means, for any distribution date, the greater of:

          (i) 2.25% of the outstanding principal balance of the notes and certificates as of the close of business on that distribution date (after giving effect to all payments and distributions to be made on that distribution date); and

          (ii) $13,362,072.65.

     but in no event more than the outstanding principal balance of the notes and certificates as of the close of business on that distribution date (after giving effect to all payments and distributions to be made on that distribution date).

     "Total Available Amount" means, for a distribution date, the sum of the Available Interest and the Available Principal, and all cash or other immediately available funds on deposit in the reserve account immediately prior to that distribution date.

                                   APPENDIX A

                          INDEPENDENT AUDITORS' REPORT

Capital Auto Receivables Asset Trust 2002-2, Capital Auto Receivables, Inc. and Deutsche Bank Trust Company Delaware, Owner Trustee:

     We have audited the accompanying Statement of Assets, Liabilities and Equity of Capital Auto Receivables Asset Trust 2002-2 (the "Trust") as of April 17, 2002 (the "Statement"). This financial statement is the responsibility of Capital Auto Receivables, Inc. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     As described in Note 2 to the Statement, this financial statement is prepared on the basis of cash receipts and disbursements, which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America.

     In our opinion, such financial statement presents fairly, in all material respects, the assets, liabilities and equity arising from cash transactions of the Trust as of April 17, 2002, on the basis of accounting described in Note 2.



                            \s\ Deloitte & Touche LLP

Deloitte & Touche LLP
Detroit, Michigan 48243

April 17, 2002

                   CAPITAL AUTO RECEIVABLES ASSET TRUST 2002-2
                   STATEMENT OF ASSETS, LIABILITIES AND EQUITY


                                                     April 17, 2002
                                                     --------------
ASSETS
Notes Receivable (Note 3)............................       $1.00
                                                     -      -----
         TOTAL ASSETS................................       $1.00
                                                            =====
EQUITY
Equity Interest in Trust (Note 3)....................       $1.00
                                                            -----
         TOTAL EQUITY................................       $1.00
                                                            =====


Reference should be made to the Notes to Financial Statements.

                   CAPITAL AUTO RECEIVABLES ASSET TRUST 2002-2
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1.   ORGANIZATION AND NATURE OF OPERATIONS

     Capital Auto Receivables Asset Trust 2002-2 (the "Trust") was formed pursuant to a trust agreement between Capital Auto Receivables, Inc. (the "Seller") and Deutsche Bank Trust Company Delaware, as Owner Trustee, in the State of Delaware on April 17, 2002. The Trust has been inactive since that date. The Trust will acquire retail instalment sale contracts from the Seller in exchange for Asset Backed Notes and Asset Backed Certificates representing undivided equity interests in the Trust. The Trust's property will include a pool of retail instalment sale contracts secured by new automobiles and light trucks, certain monies due thereunder, security interests in the vehicles financed thereby, the interest rate swap and certain other property.

     General Motors Acceptance Corporation will service the receivables for the Trust and will receive compensation and fees for such services. Holders of the Notes and Certificates will receive periodic payments of principal and interest for each class of Notes and Certificates as the receivables are liquidated.

NOTE 2.   BASIS OF ACCOUNTING

     The Trust's financial statements are prepared on the basis of cash receipts and cash disbursements. Such financial statements differ from financial statements prepared in accordance with accounting principles generally accepted in the United States of America in that interest income and the related assets are recognized when received rather than when earned and distributions to Noteholders and Certificateholders are recognized when paid rather than when the respective obligation is incurred. Capitalized terms are defined in the prospectus dated April 15, 2002.

NOTE 3.   EQUITY CONTRIBUTION

     The Seller made an equity contribution of $1.00 to the Trust on April 17, 2002.

NOTE 4.   FEDERAL INCOME TAX

     The Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a partnership for federal income tax purposes.

Prospectus

Capital Auto Receivables Asset Trusts
Asset Backed Notes
Asset Backed Certificates

Capital Auto Receivables, Inc.
Seller

General Motors Acceptance Corporation
Servicer

                                     The Trusts--
You should  consider  carefully      o We will form a new trust to issue each
the risk factors beginning on          series of securities.
page 2 in this prospectus.           o The primary assets of each trust will be
                                       a pool of fixed rate retail motor
                                       vehicle instalment sales contracts,
                                       including security interests in the
                                       automobiles and light trucks financed
                                       under those contracts.
The notes of any series
represent obligations of the
trust that issued those notes
only. The certificates of any        The Securities--
series represent the beneficial      o will represent indebtedness of the trust
interest in the trust that             that issued those securities, in the case
issued those notes only. The           of notes, or beneficial interests in the
certificates and notes issued          trust that issued those securities, in
by any trust do not represent          the case of certificates;
obligations of or interests in,      o will be paid only from the assets of the
and are not guaranteed by              trust that issued those securities and
Capital Auto Receivables, Inc.,        other available funds, including amounts
GMAC or any of their                   on deposit in any reserve account for
affiliates.                            that trust;
                                     o will represent the right to payments in
                                       the amounts and at the times described in
This prospectus may be used to         the accompanying prospectus supplement;
offer and sell any securities        o may benefit from one or more forms of
only if accompanied by the             credit enhancement; and
accompanying prospectus              o will be issued as part of a designated
supplement.                            series, which will include one or more
                                       classes of notes and may include one or
                                       more classes of certificates.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is April 15, 2002



                                  RISK FACTORS

     You should  consider  the  following  risk  factors in deciding  whether to purchase the securities.

Lack of First Priority Liens on      If the security  interests in the financed vehicles as described in "Legal Aspects
Financed Vehicles or                 of the Receivables--Security Interest in Vehicles" are not properly perfected, the
Receivables Could Make the           interests of the seller, the trust and the indenture trustee in the financed vehicles
Receivables Uncollectible and        would be subordinate to, among others, the following:
Reduce or Delay Payments on
the Securities

                                     (1)  bankruptcy trustee of the obligor,

                                     (2) subsequent purchaser of the financed vehicle and

                                     (3) holder of a perfected security interest.


                                     The trust and the indenture trustee may not be able to collect on a defaulted receivable in the absence of a perfected security interest in a vehicle financed by the receivable.



                                     Even if the trust and the indenture trustee has a perfected security interest in the financed vehicles, events could jeopardize that interest, such as:


                                     (1) fraud or forgery by the vehicle owner,

                                     (2) negligence or fraud by the servicer,

                                     (3) mistakes by government agencies and

                                     (4) liens for repairs or unpaid taxes.

                                     See "Legal Aspects of the Receivables--Security  Interest in
                                     Vehicles" in this prospectus.

                                     GMAC, the seller and the indenture trustee will file financing statements for each pool of receivables sold to a trust. The financing statements will perfect the security interests of the seller, the trust and the indenture trustee in the pool of receivables. However, GMAC will serve as the custodian of the receivables and will not physically segregate or mark the receivables to indicate that they have been sold to the seller, sold by the seller to the trust or pledged by the trust to the indenture trustee. See "The Transfer and Servicing Agreements--Sale and
                                     Assignment of Receivables" in this prospectus.

                                     If another party purchases or takes a security interest in the receivables

                                     (1) for value,

                                     (2) in the ordinary course of business and

                                     (3) without actual knowledge of the seller's, the trust's or the indenture trustee's interest, that purchaser or secured party will acquire an interest in the receivables superior to the trust's and the indenture trustee's interest.

GMAC's Bankruptcy Could              If GMAC filed for bankruptcy  under the federal  bankruptcy code or any state insolvency
Reduce or Delay Payments on          laws, a court may
the Securities

                                     (1) consolidate the assets and liabilities of GMAC with those of the seller,

                                     (2) decide that the sale of the receivables to the seller was not a "true sale" or

                                     (3) disallow a transfer of receivables prior to the bankruptcy.

                                     If the receivables became part of GMAC's bankruptcy estate, you might experience reductions and/or delays in payments on your securities.

                                     See "Legal  Aspects  of the  Receivables--Sales  of  Receivables  by  GMAC"  in this prospectus.

Prepayments on and                   Obligors may prepay the receivables in full or in part at any time.  In addition, the
Repurchases of the Receivables       receivables may be prepaid as a result of defaults or from credit life, disability or
Could Shorten the Average Life       physical damage insurance. Also, GMAC or the seller may be required to repurchase
of the Securities                    receivables from a trust in specified circumstances, and the servicer may have the right to purchase all remaining receivables from a trust pursuant to its optional purchase right.

                                     A prepayment, repurchase, purchase or liquidation of the receivables could shorten the average life of the securities secured by those receivables. A variety of unpredictable economic, social and other factors influence prepayment rates.

                                     You will bear all reinvestment risk resulting from a faster or slower rate of prepayment, repurchase or extension of the receivables held by your trust, unless otherwise provided in the prospectus supplement for that trust.


Limited  Enforceability  of          Federal and state consumer  protection laws regulate the creation and enforcement of
the Receivables Could Reduce or      consumer loans such as the receivables.  Specific statutory liabilities are imposed
Delay Payments on the                upon creditors who fail to comply with these regulatory provisions.  In some cases,
Securities                           this liability could affect an assignee's ability to enforce secured loans such as the receivables.  If an obligor had a claim for violation of these laws prior to the respective cutoff date, GMAC must repurchase the receivable unless the breach is cured. If GMAC fails to repurchase the receivable, you might experience reductions and/or delays in payments on your securities. See "Legal Aspects of the Receivables--Consumer
                                     Protection Laws" in this prospectus.


GMAC and the Seller Have             GMAC,  the seller and their  respective affiliates are generally not obligated to make any
Limited Obligations to the           payments to you or your securities and do not guarantee payments on the receivables or
Trust and They Will Not              your notes or certificates. However, GMAC will make representations and warranties regarding
Make Payments on the                 the characteristics of the receivables and these representations and warranties will then
Securities                           be assigned to the trust. If GMAC breaches the representations and warranties, it may be required to repurchase the applicable receivables from the trust.

                                     If GMAC fails to repurchase the receivables, you might experience reductions and/or delays in payments on your securities. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivables" in this prospectus.

The Assets of Each Trust             No trust will have any significant assets or sources of funds other than its
Are Limited and Are the Only         receivables, its rights in any reserve account or other rights or credit
Source of Payment for the            enhancements as are specified in the prospectus supplement for the trust.
Securities                           The securities will only  represent interests in the trust from which they were issued.  Except as  described in the accompanying prospectus supplement, the securities will not be insured or guaranteed by GMAC, the seller, the owner trustee, the indenture trustee, any of their affiliates or any other person or entity. You must rely primarily on payments on the receivables which secure your securities and on the reserve account for repayment of your securities.
                                     In addition, for defaulted receivables, you may have to look to the obligors on those receivables and the proceeds from the repossession and sale of financed vehicles which secure defaulted receivables. If these sources are insufficient, you may receive payments late or not receive back your full principal investment or all interest due to you. See "The Transfer and Servicing Agreements--Distributions,"
                                     "--Credit Enhancement" and "Legal Aspects of the Receivables" in this prospectus.


The Absence of a Liquid              The  underwriters may assist in the resale of securities, but they are not required
Market for the Securities            to do so. A secondary market for any securities may not develop.  If a secondary market
Would Limit Your Ability to          does develop, it might not continue or it might not be sufficiently liquid to allow you
Resell the Securities                to resell any of your securities.

The Ratings for the Securities       The securities for each trust will be issued only if they receive the required rating.
Are Limited in Scope, May            A security reting is not a recommendation to buy, sell or hold the securities. The
Not Continue to Be Issued and        rating considers only the likelihood that the trust will pay interest on time and
Do Not Consider the                  will ultimately pay principal in full or make full distribution of certificate balance.
Suitability of the Securities        Ratings on the securities do not address the timing of distributions of principal on
for You                              the securities prior to their applicable final scheduled payment date. The ratings do not consider the prices of the securities or their suitability to a particular investor. The ratings may be revised or withdrawn at any time. If a rating agency changes its rating or withdraws its rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

                                   THE TRUSTS

     For each series of securities, the seller will establish a separate trust by selling and assigning the trust property described below to the trust in exchange for the securities issued by the trust. Each series of securities will include one or more classes of asset backed notes and one or more classes of asset backed certificates. The prospectus supplement for a trust will specify which classes of notes and certificates included in each series will be offered to investors.

     The trust property of each trust will include:

     o a pool of retail instalment sales contracts for new and used automobiles and light trucks, all Scheduled Payments due thereunder on and after the cutoff date or dates to be specified in the prospectus supplement, in the case of Scheduled Interest Receivables, and all payments received thereunder on and after the cutoff date or dates, in the case of Simple Interest Receivables, in each case exclusive of any amount allocable to the premium for physical damage insurance force-placed by the servicer;

     o amounts and investments of those amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the Trust Sale and Servicing Agreement for that trust and the proceeds of those accounts;

     o security interests in the financed vehicles and, to the extent permitted by law, any accessions thereto;

     o    any recourse against dealers on the receivables;

     o except for those receivables originated in Wisconsin, the right to proceeds of credit life, credit disability, physical damage or other insurance policies covering the financed vehicles; and

     o specified rights of the seller under the Pooling and Servicing Agreement for that trust.

     To the extent specified in the prospectus supplement for the trust, a reserve account or other form of credit enhancement may be held by the owner trustee or the indenture trustee for the benefit of the holders of the trust's securities. The reserve account, if any, for a series of securities may not be included in the property of the issuing trust but may instead be a segregated trust account held by the indenture trustee for the benefit of the holders of the trust's securities.

     Except as otherwise set forth in the accompanying prospectus supplement, the activities of each trust will be limited to:

     o acquiring, managing and holding the receivables and the other assets of the trust and proceeds from those assets,

     o    issuing securities and making payments and distributions on them and

     o    engaging  in  other   activities  that  are  necessary,   suitable  or
          convenient to accomplish any of the foregoing or are incidental to or connected with these activities.

     The servicer will continue to service the receivables held by each trust and will receive fees for these services. See "The Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in this prospectus. To facilitate the servicing of the receivables, the trust will authorize GMAC, as Custodian, to retain physical possession of the receivables held by each trust and other documents relating thereto as custodian for the trust. Due to the administrative burden and expense, the certificates of title to the financed vehicles will not be amended to reflect the sale and assignment of the security interest in the financed vehicles to the seller or the trust or the pledge of these security interests by the trust to the indenture trustee. In the absence of an amendment, the trust and the indenture trustee may not have a perfected security interest in the financed vehicles in all states. None of the trust, the indenture trustee nor the owner trustee will be responsible for the legality, validity or enforceability of any security interest in any financed vehicle. See "Legal Aspects of the Receivables" and "The Transfer and Servicing Agreements--Sale and Assignment of Receivables" in this prospectus.

     The principal offices of each trust will be specified in the accompanying prospectus supplement.

The Owner Trustee

     The owner trustee for each trust will be specified in the accompanying prospectus supplement. The owner trustee's liability in connection with the issuance and sale of the securities is limited solely to the express obligations of the owner trustee set forth in the trust agreement governing that trust. An owner trustee may resign at any time, in which event the servicer, or its successor, will be obligated to appoint a successor trustee. The administrator of a trust may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. In these circumstances, the administrator will be obligated to appoint a successor trustee. Any resignation or removal of an owner trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                              THE RECEIVABLES POOLS

     The receivables in each pool of receivables have been or will be acquired by General Motors Acceptance Corporation through its nationwide branch system, directly or through General Motors Corporation, from automobile and light truck dealers pursuant to agreements with General Motors dealers and dealerships affiliated with General Motors dealers. See "The Seller" and "The Servicer" in this prospectus.

     The receivables have been or will be originated by participating dealers in accordance with GMAC's requirements under the dealer agreements. The receivables have been or will be acquired in accordance with GMAC's underwriting standards in the ordinary course of business. These underwriting standards evaluate purchases based on among other things, the following criteria:

     o    the prospective purchaser's prior experience with GMAC,

     o the length of time the prospective purchaser's credit has been reported,

     o    the type of credit the prospective purchaser established,

     o the asset value of the vehicle and the prospective purchaser's amount of equity in the vehicle,

     o    the term of the receivable, and

     o the prospective purchaser's overall creditworthiness and ability to pay.

     GMAC's standards also require physical damage insurance to be maintained on each financed vehicle.

     The receivables to be held by each trust will be selected from GMAC's portfolio for inclusion in a pool of receivables by the criteria set forth in the accompanying prospectus supplement.

     Each receivable is classified as either a Scheduled Interest Receivable or a Simple Interest Receivable. If an obligor elects to prepay a Scheduled Interest Receivable in full, the obligor is entitled to a rebate of the portion of the Scheduled Payments attributable to unearned finance charges. The amount of the rebate is determined with reference to the contract type and applicable state law. With minor variations based on state law, actuarial rebates are calculated on the basis of a constant interest rate. Rebates calculated on a Rule of 78s or sum-of-the-digits basis are smaller than the corresponding rebates under the actuarial method. Scheduled Interest Receivables provide for Rule of 78s rebates except in states that require the actuarial method. Distributions to noteholders and certificateholders will not be affected by Rule of 78s rebates, because all allocations on Scheduled Interest Receivables are made using the actuarial method. The portion of a pool of receivables which initially consists of Scheduled Interest Receivables will be specified in the accompanying prospectus supplement.

     Payments pursuant to a Simple Interest Receivable are allocated between finance charges and principal based on the actual date on which a payment is received. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater -- or smaller -- number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for an actuarial rebate. The portion of a pool of receivables which consists of Simple Interest Receivables will be specified in the accompanying prospectus supplement.

     Information for each pool of receivables will be set forth in the accompanying prospectus supplement, including, to the extent appropriate, the composition, distribution by APR, states of origination and portion of the pool of receivables secured by new vehicles and by used vehicles.

                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the securities will generally be influenced by the rate at which the principal balances of the receivables securing the securities are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayment" includes charge-offs, liquidations due to defaults and repurchases by the seller or GMAC pursuant to the Trust Sale and Servicing Agreement, as well as receipt of proceeds from credit life and casualty insurance policies. All of the receivables are prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any reinvestment risk resulting from prepayment of receivables will be borne entirely by the holders of securities. See also "Legal Aspects of the Receivables-- Transfer of Vehicles" in this prospectus.

     If provided for in the accompanying prospectus supplement, the weighted average life of the securities will also be influenced by the ability of the trust to reinvest collections on the receivables during the Revolving Period. The ability of the trust to reinvest those proceeds will be influenced by the availability of suitable receivables for the trust to purchase and the rate at which the principal balances of the receivables are paid.

     A variety of unpredictable economic, social and other factors influence collection rates and the availability of suitable receivables. You will bear all reinvestment risk resulting from a faster or slower rate of reinvestment in receivables by the trust, unless otherwise provided in the prospectus supplement for that trust.

                      POOL FACTORS AND TRADING INFORMATION

     Each Note Pool Factor and each  Certificate  Pool Factor will  initially be
1.0000000. Thereafter the Note Pool Factor and the Certificate Pool Factor will decline to reflect reductions in the outstanding principal balance of the notes, or the reduction of the Certificate Balance of the certificates, as the case may be. A noteholder's portion of the aggregate outstanding principal balance of a class of notes is the product of:

     (1)   the original denomination of the noteholder's note and

     (2)   the note pool factor.

     A certificateholder's portion of the aggregate outstanding Certificate Balance for a class of certificates is the product of (A) the original denomination of the certificateholder's certificate and (B) the Certificate Pool Factor.

     For each trust, the noteholders will receive reports on or about each payment date concerning payments received on the receivables, the Aggregate Principal Balance, each Note Pool Factor and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Book Entry Registration, Reports to Securityholders--Reports to Securityholders." Unless otherwise provided in the accompanying prospectus supplement, for each trust, the certificateholders will receive reports on or about each distribution date concerning payments received on the receivables, the Aggregate Principal Balance, each Certificate Pool Factor and various other items of information. Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Book Entry Registration; Reports to Securityholders--Reports to Securityholders" in this prospectus.

                                 USE OF PROCEEDS

     Unless otherwise provided in the accompanying prospectus supplement, the net proceeds to be received by the seller from the sale of the securities of a given series will be applied to the purchase of the receivables from GMAC.

                                   THE SELLER

     Capital Auto Receivables, Inc., a wholly-owned subsidiary of GMAC, was incorporated in the State of Delaware on November 6, 1992. The seller is organized for the limited purposes of purchasing receivables from GMAC, transferring the receivables to third parties, forming trusts and engaging in similar activities. The principal executive offices of the seller are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

     GMAC Auto Receivables Corporation, a wholly-owned subsidiary of GMAC incorporated in the State of Delaware on November 16, 1990, was merged with and into the seller on February 22, 1996. It also was organized for the limited purposes of purchasing receivables from GMAC, transferring the receivables to third parties, forming trusts and engaging in related activities.

     The seller has taken steps in structuring the transactions contemplated by the prospectus that are intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the United States Bankruptcy Code or similar applicable state laws will result in consolidation of the assets and liabilities of the seller with those of GMAC. These steps include the creation of the seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing various limitations. These limitations include restrictions on the nature of the seller's business and a restriction on the seller's ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar applicable state laws without the unanimous affirmative vote of all of its directors. Under some circumstances, the seller is required to have at least one director who qualifies under its By-laws as an "Independent Director."

     If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of the seller should be consolidated with the assets and liabilities of GMAC in the event of the application of the federal bankruptcy laws to GMAC, a filing were made under the United States Bankruptcy Code or similar applicable state laws by or against the seller, or an attempt were made to litigate the consolidation issue, then delays in distributions on the notes and the certificates, and possible reductions in the amount of these distributions, could occur. See also "Legal Aspects of the Receivables--Sale of Receivables by GMAC" in this prospectus.

     Securities issued by a trust may be sold by the seller in private placements or other transactions and will not be offered by this prospectus and by the accompanying prospectus supplement. The seller may also retain all or a portion of the certificates or of one or more classes of notes issued by each trust as described in the accompanying prospectus supplement.

                                  THE SERVICER

     GMAC, a wholly-owned subsidiary of General Motors, was incorporated in 1919 under the New York Banking Law relating to investment companies. GMAC relinquished this status and became a Delaware corporation on January 1, 1998. Operating directly and through subsidiaries and associated companies in which it has equity investments, GMAC provides a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world. Financial services also are offered to other dealerships in which General Motors dealers have an interest and to the customers of those dealerships. Other financial services offered by GMAC or its subsidiaries include insurance, mortgage banking and investment services.

     The principal business of GMAC and its subsidiaries is to finance the acquisition and resale by franchised General Motors dealers of various new automotive and nonautomotive products manufactured by General Motors or its subsidiaries and associates, and to acquire from these dealers, either directly or indirectly, instalment obligations covering retail sales and leases of new General Motors products as well as used units of any make. In addition, new products of other manufacturers are financed. GMAC also leases motor vehicles and capital equipment to others.

     GMAC has its principal office at 767 Fifth Avenue, New York, New York 10153, Tel. No. 212-418-6120, and administrative offices at 200 Renaissance Center, Detroit, Michigan 48265, Tel. No. 313-556-5000.

Delinquencies, Repossessions and Net Losses

     The accompanying prospectus supplement sets forth information concerning GMAC's experience in the United States pertaining to delinquencies on new and used retail automobile and light truck receivables and repossessions and net loss information relating to its entire vehicle portfolio, including receivables previously sold which GMAC continues to service. There can be no assurance that the delinquency, repossession and net loss experience on any pool of receivables will be comparable to prior experience.

                                    THE NOTES

     For each trust, one or more classes of notes will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the form of notes and the form of indenture. Where particular provisions or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary. The prospectus supplement may contain additional information relating to a specific indenture and the series issued pursuant to that indenture.

     Unless otherwise specified in the accompanying prospectus supplement, each class of notes will initially be represented by one or more notes, in each case registered in the name of the nominee of DTC, in the United States, or Clearstream or Euroclear, in Europe, except as set forth below. Unless otherwise specified in the accompanying prospectus supplement, notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in book-entry form only. The seller has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the notes. Unless and until definitive notes are issued under the limited circumstances described in this prospectus or in the accompanying prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. All references in this prospectus to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations. All references in this prospectus to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the notes, as the case may be, for distribution to noteholders in accordance with DTC's procedures with respect thereto. See "Book-Entry Registration; Reports to Securityholders--Book-Entry Registration" and "--Definitive Securities" in this prospectus.

Principal and Interest on the Notes

     The timing and priority of payment, seniority, allocations of loss, interest rate and amount of or method of determining payments of principal and interest on the notes will be described in the accompanying prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes in the series, as described in the accompanying prospectus supplement. Unless otherwise provided in the accompanying prospectus supplement, payments of interest on the notes will be made prior to payments of principal thereon. A series may include one or more classes of Strip Notes entitled to (1) principal payments with disproportionate, nominal or no interest payment or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for specified classes of Strip Notes, or any combination of the foregoing. The accompanying prospectus supplement will specify the interest rate for each class of notes, or the initial interest rate and the method for determining the interest rate. One or more classes of notes of a series may be redeemable under the circumstances specified in the accompanying prospectus supplement.

     Unless otherwise specified in the accompanying prospectus supplement, payments to noteholders of all classes within a series in respect of interest will have the same priority. Under some circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any of the payment dates specified for any class of notes in the accompanying prospectus supplement. In that case, each class of noteholders will receive their ratable share, based upon the aggregate amount of interest due to that class of noteholders, of the aggregate amount available to be distributed in respect of interest on the notes. See "The Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement" in this prospectus.

     In the case of a series of notes which includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each class will be set forth in the accompanying prospectus supplement. Unless otherwise specified in the accompanying prospectus supplement, payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all of the notes of that class. Notes legally and/or beneficially owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the indenture, except that notes that are both legally and beneficially owned by the seller or its affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of noteholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents. If more than one class of notes in a series is issued and the rights of the classes are different regarding voting on any matters, including giving any request, demand, authorization, direction, notice, consent or other action under the Related Documents, these rights will be described in the accompanying prospectus supplement.

     If an Event of Default occurs and is continuing for any trust and if it is known to the indenture trustee, the indenture trustee will mail to each noteholder of that trust notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to make any required payment of principal or of interest on any note, the indenture trustee may withhold the notice beyond the 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of noteholders.

The Indenture

     A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The seller will provide a copy of the applicable indenture, without exhibits, upon request to a holder of notes issued thereunder. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the form of indenture.

     Modification of Indenture Without Noteholder Consent. Each trust and indenture trustee, on behalf of that trust, may, without consent of the noteholders, enter into one or more supplemental indentures for any of the following purposes:

          (1) to correct or amplify the description of the collateral or add additional collateral;

          (2) to provide for the assumption of the notes and the indenture obligations by a permitted successor to the trust;

          (3) to add additional covenants for the benefit of the noteholders;

          (4) to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

          (5) to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision of the indenture or in any supplemental indenture or in any other Related Document;

          (6) to provide for the acceptance of the appointment of a successor indenture trustee or to add to or change any of the provisions of the indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

          (7) to modify, eliminate or add to the provisions of the indenture in order to comply with the Trust Indenture Act of 1939, as amended; and

          (8) to add any provisions to, change in any manner, or eliminate any of the provisions of, the indenture or modify in any manner the rights of noteholders under that indenture; provided that any action specified in this clause (8) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any of that trust's other noteholders unless noteholder consent is otherwise obtained as described in the next section of this prospectus.

     Modification of Indenture With Noteholder Consent. For each trust, unless otherwise specified in the accompanying prospectus supplement, the trust and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify in any manner the rights of the noteholders with the consent of the holders of a majority in principal amount of the outstanding notes to be affected.

     Without the consent of the holder of each outstanding note which would be affected, however, no supplemental indenture will:

          (1) change the due date of any instalment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any note or any interest thereon is payable or modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date;

          (2) impair the right to institute suit for the enforcement of specified provisions of the indenture regarding payment of principal or interest on any note;

          (3) reduce the percentage of the aggregate principal amount of the outstanding notes the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the indenture or of specified defaults thereunder and their consequences as provided for in the indenture;

          (4) modify any of the provisions of the indenture regarding the voting of notes held by the trust, any other obligor on the notes, the seller or an affiliate of any of them;

          (5) reduce the percentage of the aggregate outstanding principal amount of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the assets of the trust if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

          (6) decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture; or

          (7) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture on any part of the assets of the trust or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on that collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

     Events of Default; Rights Upon Event of Default. For each trust, unless otherwise specified in the accompanying prospectus supplement, Events of Default under the indenture will consist of:

          (1) any failure to pay interest on the notes as and when the same becomes due and payable, which failure continues unremedied for five days;

          (2) except as provided in clause (3), any failure (A) to make any required payment of principal on the notes or (B) to observe or perform in any material respect any other covenants or agreements in the indenture, which failure in the case of a default under clause (2)(B) materially and adversely affects the rights of noteholders, and which failure in either case continues for 30 days after the giving of written notice of the failure (X) to the trust, to the seller or the servicer, as applicable, by the indenture trustee or (Y) to the seller or the servicer, as applicable, and the indenture trustee by the holders of not less than 25% of the principal amount of the notes;

          (3) failure to pay the unpaid principal balance of any class of notes on or prior to the respective final scheduled payment date for that class; and

          (4) events of  bankruptcy,  insolvency or  receivership  for the trust
     indicating   its   insolvency,   reorganization   pursuant  to   bankruptcy
     proceedings or inability to pay its obligations.

     However, the amount of principal required to be paid to noteholders under the indenture governing a class of notes will generally be limited to amounts available to be deposited in the Note Distribution Account.

     Therefore, unless otherwise specified in the accompanying prospectus supplement, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default unless that class of notes has a final scheduled payment date, and then not until the occurrence of the final scheduled payment date for that class of notes.

     If an Event of Default should occur and be continuing for the notes of any series, the indenture trustee or holders of a majority in principal amount of the notes then outstanding may declare the principal of the notes to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding.

     Unless otherwise specified in the accompanying prospectus supplement, if the notes of any series are declared due and payable following an Event of Default with respect thereto, in lieu of the trust maintaining possession of the assets of the trust and continuing to apply collections on the receivables as if there had been no declaration of acceleration, the indenture trustee may:

     (1)  institute proceedings to collect amounts due on foreclosed property,

     (2)  exercise remedies as a secured party or

     (3)  sell the assets of the trust.

     In that event, any money or property collected by the indenture trustee shall be applied:


     (1) first to the indenture trustee for fees, expenses and indemnification due to it under the indenture and not paid, if any,

     (2) next to the owner trustee for amounts due, not including amounts due for payments to the certificateholders, under the Related Documents and

     (3) the remainder to the Collection Account for distribution pursuant to the Related Documents.

     The indenture trustee, however, is prohibited from selling the receivables following an Event of Default, unless:

     (1)  the holders of all the outstanding notes consent to the sale,

     (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding securities at the date of the sale or

     (3) (X) there has been a default in the payment of interest or principal on the notes,

     (Y) the indenture trustee determines that the receivables will not continue to provide sufficient funds on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable and

     (Z) the indenture trustee obtains the consent of the holders of a majority of the aggregate outstanding amount of the notes.

     Unless otherwise specified in the accompanying prospectus supplement following a declaration upon an Event of Default that the notes are immediately due and payable, (X) noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (Y) repayment in full of the accrued interest on and unpaid principal balances of the notes will be made prior to any further distribution of interest on the certificates or in respect of the Certificate Balance.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of those notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and to limitations contained in the indenture, the holders of a majority in aggregate principal amount of the outstanding notes of a trust, voting together as a single class will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee and the holders of a majority in aggregate principal amount of those notes then outstanding voting together as a single class, may, in specified cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of those outstanding notes.

     No holder of a note of any series will have the right to institute any proceeding regarding the indenture governing their notes, unless:

          (1) the holder previously has given to the indenture trustee written notice of a continuing Event of Default,

          (2) the holders of not less than 25% in aggregate principal amount of the outstanding notes of a trust voting together as a single class have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee,

          (3)  the  holder  or  holders  have  offered  the  indenture   trustee
     reasonable indemnity,

          (4) the indenture trustee has for 60 days failed to institute the proceeding and

          (5) no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in aggregate principal amount of those outstanding notes.

     If an Event of Default occurs and is continuing regarding any trust and if it is known to the indenture trustee, the indenture trustee will mail to each noteholder of that trust notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to make any required payment of principal of or interest on any note, the indenture trustee may withhold the notice beyond the 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of noteholders.

     In addition, each indenture trustee and the noteholders for that trust, by accepting the notes, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement for that trust, institute against the trust or seller, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate including, without limitation, the seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, or any successors or assigns of the indenture trustee or the owner trustee will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

     Material Covenants. Each indenture provides that the trust it binds may not consolidate with or merge into any other entity, unless:

     (1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

     (2) the entity expressly assumes the trust's obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture,

     (3) no Event of Default has occurred and is continuing immediately after the merger or consolidation,

     (4) the trust has been advised that the rating of the notes or certificates then in effect would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation,

     (5) any action necessary to maintain the lien and security interest created by the indenture has been taken and

     (6) the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder or certificateholder.

     Each trust will not, among other things, except as expressly permitted by the Related Documents:

     (1) sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

     (2) claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust,

     (3) dissolve or liquidate in whole or in part,

     (4) permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations regarding the notes under the indenture except as may be expressly permitted by the indenture or

     (5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of its assets, or any interest in its assets or the proceeds thereof.

     Except as specified in the accompanying prospectus supplement, a trust may not engage in any activity other than as specified under "The Trusts" above. No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes it issues and the indenture which binds it or otherwise in accordance with the Related Documents.

     Annual Compliance Statement. Each trust will be required to file annually with the indenture trustee for that trust a written statement as to the fulfillment of its obligations under the indenture.

     Indenture Trustee's Annual Report. The indenture trustee for each trust will be required to mail each year to all noteholders for that trust, to the extent required under the Trust Indenture Act, a brief report relating to its eligibility and qualification to continue as indenture trustee under the trust's indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of some types of indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. The indenture for each trust will be discharged for notes upon the delivery to the trust's indenture trustee for cancellation of all of the trust's notes or, subject to limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all notes. The indenture trustee will continue to act as indenture trustee under the indenture and the Trust Sale and Servicing Agreement for the benefit of certificateholders until all payments in respect of Certificate Balance and interest due to the certificateholders have been paid in full.

The Indenture Trustee

     The indenture trustee for a series of notes will be specified in the accompanying prospectus supplement. The indenture trustee may give notice of its intent to resign at any time, in which event the trust will be obligated to appoint a successor trustee. The trust may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent or otherwise becomes incapable of acting. In these circumstances, the trust will be obligated to appoint a successor trustee. The holders of a majority of the aggregate principal amount of the outstanding notes outstanding also have the right to remove the indenture trustee and appoint a successor. Any resignation or removal of the indenture trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

                                THE CERTIFICATES

     For each trust, one or more classes of certificates may be issued pursuant to the terms of a trust agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates issued by each trust may be offered by this prospectus and the accompanying prospectus supplement or may be sold in transactions exempt from registration under the Securities Act or retained by the seller or its affiliates. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the certificates and the trust agreement. Where particular provisions or terms used in the trust agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.

     Each class of certificates to be sold by the certificate underwriters, as specified in the accompanying prospectus supplement, will initially be represented by a single certificate registered in the name of the DTC, except as set forth below. Unless otherwise specified in the accompanying prospectus
supplement,   any  certificates   offered  under  the  accompanying   prospectus
supplement will be available for purchase in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof in book-entry form only and resales or other transfers of the certificates will not be permitted in amounts of less than $20,000. The seller has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any offered certificates that are not retained by the seller. Unless and until definitive certificates are issued under the limited circumstances described in this prospectus or in the accompanying prospectus supplement, no certificateholder, other than the seller, will be entitled to receive a physical certificate representing a certificate. In that case, all references in this prospectus to actions by certificateholders refer to actions taken by DTC upon instructions from the DTC participants and all references in this prospectus to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the certificates, as the case may be, for distribution to certificateholders in accordance with DTC's procedures with respect thereto. See "Book Entry Registration; Reports to Securityholders--Book Entry Registration" and "--Definitive Securities" in this prospectus. Certificates owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the trust agreement, except that, unless all certificates are owned by the seller and its affiliates, the certificates will be deemed not to be outstanding for purposes of determining whether the requisite percentage of certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents other than commencement by the trust of a voluntary proceeding in bankruptcy as described in "The Transfer and Servicing Agreements--Insolvency Event."

     Under the trust agreement, the trust, and the owner trustee on its behalf, and its certificateholders, by accepting the certificates, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement, institute against the seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Distributions of Interest and Certificate Balance

     The timing and priority of distributions, seniority, allocations of loss, Pass Through Rate and amount of or method of determining distributions on the Certificate Balance and interest, or, where applicable, on the Certificate Balance only or interest only, on the certificates of any series will be described in the accompanying prospectus supplement. Distributions of interest on the certificates will be made on the distribution dates specified in the accompanying prospectus supplement and will be made prior to distributions on the Certificate Balance. A series may include one or more classes of Strip Certificates, entitled to (1) distributions in respect of Certificate Balance with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no distributions in respect of Certificate Balance. Each class of certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate, and which may be zero for specified classes of Strip Certificates, or any combination of the foregoing. The accompanying prospectus supplement will specify the Pass Through Rate for each class of certificate, or the initial Pass Through Rate and the method for determining the Pass Through Rate. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of the certificates will be subordinate to payments in respect of the notes as more fully described in the accompanying prospectus supplement. Distributions in respect of Certificate Balance of any class of certificates will be made on a pro rata basis among all of the certificateholders of that class.

     In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each class shall be as set forth in the accompanying prospectus supplement.

               BOOK ENTRY REGISTRATION; REPORTS TO SECURITYHOLDERS

Book-Entry Registration

     The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries to eliminate the need for the physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to indirect DTC participants such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

     Unless otherwise specified in the accompanying prospectus supplement, securityholders that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through DTC participants and indirect DTC participants. In addition, securityholders will receive all distributions of principal and interest from the owner trustee or indenture trustee, as applicable, through DTC participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments since these payments will be forwarded by the owner trustee or indenture trustee, as applicable, to Cede & Co. , as nominee for DTC. DTC will forward these payments to its DTC participants, which thereafter will forward them to indirect DTC participants or securityholders. Except for the seller, it is anticipated that the only noteholder and certificateholder will be Cede & Co., as nominee of DTC. Securityholders will not be recognized by the trustee as noteholders or certificateholders, as that term is used in the trust agreement and indenture, as applicable, and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its DTC participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among DTC participants on whose behalf it acts and to receive and transmit payments of principal of, and interest on, the securities. DTC participants and indirect DTC participants with which securityholders have accounts relating to the securities similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess securities, the rules, regulations and procedures creating and affecting DTC and its operations provide a mechanism by which securityholders will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of securityholders to pledge securities to persons or entities that do not participate in the DTC system or to otherwise act with respect to the securities may be limited due to the lack of a physical certificate for the securities.


     DTC has advised the seller that it will take any action permitted to be taken by a noteholder under the associated indenture or a certificateholder under the associated trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the notes or certificates are credited. DTC may take conflicting actions relating to other undivided interests to the extent that these actions are taken on behalf of DTC participants whose holdings include these undivided interests.

     In addition to holding notes through DTC participants or indirect DTC participants of DTC in the United States as described above, holders of book-entry notes may hold their notes through Clearstream or Euroclear in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems.

     Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC.

     Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines based upon European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. These credits or any transactions in these securities settled during the processing will be reported to the relevant Euroclear or Clearstream participants on that Business Day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC. For information on tax documentation procedures, see "Federal Income Tax Consequences-- Characterization and Treatment--Tax Considerations to Foreign Noteholders" in this prospectus.

     Clearstream Banking, S.A. is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants to eliminate the need for the physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment to eliminate the need for the physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear system is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the Euroclear Operator. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear Operator is regulated and examined by the Belgium Banking and Finance Commission and the National Bank of Belgium.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the Operating Procedures of the Euroclear System and the applicable Belgian law. These laws and procedures govern transfers of securities and cash with
Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these laws and procedures only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Characterization and Treatment--Information Reporting and Backup Withholding" in this prospectus. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture or other Related Document on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect these actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

     Except as required by law, neither the trust, the seller, the servicer, the administrator, the owner trustee nor the indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes or the certificates of any series held by Cede, as nominee for DTC, by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Definitive Securities

     Unless otherwise specified in the accompanying prospectus supplement, any notes and certificates originally issued in book-entry form will be issued in fully registered, certificated form as definitive notes or definitive certificates, as the case may be, to noteholders, certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

          (1) the associated administrator advises the appropriate trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for these securities and the trust is unable to locate a qualified successor,

          (2) the administrator, at its option, elects to terminate the book-entry system through DTC or

          (3) after the occurrence of an Event of Default or a Servicer Default, holders representing at least a majority of the outstanding principal amount of these securities advise the appropriate trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interest of the holders of these securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the appropriate trustee will be required to notify DTC of the availability of definitive notes or definitive certificates, as the case may be. DTC shall notify all the note owners or certificate owners, as applicable, of the availability of definitive notes or definitive certificates, as the case may be. Upon surrender by DTC of the definitive certificates representing the securities and receipt of instructions for re-registration, the appropriate trustee will reissue these securities as definitive notes or definitive certificates, as the case may be, to holders thereof.

     Distributions of principal of, and interest on, the definitive securities will thereafter be made in accordance with the procedures set forth in the associated indenture or associated trust agreement, as applicable, directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the last day of the preceding monthly period. These distributions will be made by check mailed to the address of that holder as it appears on the register maintained by the indenture trustee or owner trustee, as applicable. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the holders of that class.

     Definitive securities will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Reports to Securityholders

     For each trust, on or prior to each payment date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the noteholders on that payment date and on or prior to each distribution date, the servicer will prepare and provide to the owner trustee a statement to be delivered to the certificateholders. Each statement to be delivered to noteholders will include the information set forth below as to the notes for that payment date or the period since the previous payment date on those notes, as applicable. Each statement to be delivered to certificateholders will include the information set forth below as to the certificates for that distribution date or the period since the previous distribution date, as applicable:

          (1) the amount of the distribution allocable to principal of each class of the notes and to the Certificate Balance of each class of certificates;

          (2) the amount of the distribution allocable to interest on or for each class of securities;

          (3) the Aggregate Principal Balance as of the close of business on the last day of the preceding monthly period;

          (4) the aggregate outstanding principal balance and the Note Pool Factor for each class of notes, and the Certificate Balance and the Certificate Pool Factor for each class of certificates, each after giving effect to all payments reported under (1) above and to all reinvestments reported under (12) below on that date;

          (5) the aggregate amount in the Payment Ahead Servicing Account or on deposit with the servicer as Payments Ahead and the change in that amount from the previous statement, as the case may be;

          (6)  the amount of outstanding Monthly Advances on that date;

          (7) the amount of the Total Servicing Fee paid to the servicer for the prior monthly period or periods, as the case may be;

          (8) the interest rate or Pass Through Rate for the next period for any class of notes or certificates with variable or adjustable rates;

          (9)   the   amount,   if   any,   distributed   to   noteholders   and
     certificateholders from amounts on deposit in the reserve account or from other forms of credit enhancement;

          (10) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall, each as defined in the accompanying prospectus supplement, if any, and the change in these amounts from the preceding statement;

          (11) the balance of the reserve account, if any, on that date, after giving effect to changes in that reserve account on that date; and

          (12) the amount, if any, reinvested in additional receivables during the Revolving Period, if any.

     Each amount set forth pursuant to subclauses (1), (2), (7), (9) and (10) for notes or certificates will be expressed as a dollar amount per $1,000 of the initial principal balance of the notes or the initial Certificate Balance, as applicable.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the trust, the trustees will mail to each holder of a class of securities who at any time during that calendar year has been a securityholder, and received any payment thereon, a statement containing information for the purposes of that securityholder's preparation of federal income tax returns. As long as the holder of record of the securities is Cede & Co., as nominee of DTC, beneficial owners of the securities will receive tax and other information from DTC participants and indirect DTC participants rather than from the trustees. See "Federal Income Tax Consequences" in this prospectus.
                      THE TRANSFER AND SERVICING AGREEMENTS

     Except as otherwise specified in the accompanying prospectus supplement, the following summary describes the material terms of the Transfer and Servicing Agreements relating to each trust consisting of:

          (1) the Pooling and Servicing Agreement pursuant to which the seller will purchase receivables from GMAC, the servicer will agree to service the receivables, and GMAC, as Custodian, will agree to act as custodian for the documents evidencing the receivables,

          (2) the Trust Sale and Servicing Agreement pursuant to which a trust will acquire the receivables from the seller and agree to the servicing of the receivables by the servicer and the appointment of GMAC as Custodian,

          (3) the trust agreement pursuant to which the trust will be created and certificates will be issued and

          (4) the administration agreement pursuant to which GMAC will undertake administrative duties for the trust.

     Forms of the Transfer and Servicing Agreements in the above list have been filed as exhibits to the registration statement of which this prospectus forms a part. The seller will provide a copy of the Transfer and Servicing Agreements, without exhibits, upon request to a holder of securities described in the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

Sale and Assignment of Receivables

     GMAC will sell and assign to the seller, without recourse, its entire interest in the receivables, including its security interests in the financed vehicles, pursuant to a Pooling and Servicing Agreement between GMAC and the seller. The seller will transfer and assign to the applicable trust, without recourse, its entire interest in the receivables, including its security interests in the financed vehicles, pursuant to a Trust Sale and Servicing Agreement among the seller, the servicer and the trust. Each receivable of a trust will be identified in a schedule which will be on file at the locations set forth in an exhibit to the associated Trust Sale and Servicing Agreement. The trust will, concurrently with the transfer and assignment, execute and deliver the trust's notes and certificates to the seller in exchange for the receivables. Except as set forth in the accompanying prospectus supplement, the seller will sell the securities offered by this prospectus and the accompanying prospectus supplement, which may or may not include all securities of a series, to the respective underwriters set forth in the accompanying prospectus supplement. See "Plan of Distribution" in this prospectus.

     The accompanying prospectus supplement will provide the terms, conditions and manner under which additional receivables will be sold by GMAC to the seller and by the seller to the trust during the Revolving Period, if any.

     In each Pooling and Servicing Agreement, GMAC will represent and warrant to the seller, among other things, that:

     o the information provided in the schedule of receivables exhibit to the Trust Sale and Servicing Agreement is correct in all material respects;

     o the obligor on each receivable is required to maintain physical damage insurance covering the financed vehicle in accordance with GMAC's normal requirements;

     o as of the respective sale date, to the best of its knowledge, the receivables are free and clear of all filed security interests, liens, charges and encumbrances on account of work, labor or materials other than tax liens and other liens that arise by operation of law and no offsets, defenses or counterclaims have been asserted or threatened;

     o as of the respective sale date, each receivable is or will be secured by a first perfected security interest in favor of GMAC in the financed vehicle; and

     o each receivable, at the time it was originated complied, and as of the respective sale date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws.

     In the Trust Sale and Servicing Agreement, the seller will assign the representations and warranties of GMAC, as set forth above, to the trust, and will represent and warrant to the trust that the seller has taken no action which would cause the representations and warranties of GMAC to be false in any material respect as of the respective sale date.

     As of the last day of the second, or, if the seller elects, the first, month following the discovery by the seller, the servicer, the owner trustee or the indenture trustee of a breach of any representation or warranty of the seller or GMAC that materially and adversely affects the interests of the securityholders in any receivable, the seller, unless the breach is cured in all material respects, will repurchase or, will enforce the obligation of GMAC under the Pooling and Servicing Agreement to repurchase the Warranty Receivable from the trust at a price equal to the Warranty Payment. The seller or GMAC, as applicable, will be entitled to receive any amounts held by the servicer or in the Payment Ahead Servicing Account for that Warranty Receivable. The repurchase obligation constitutes the sole remedy available to the trust, the noteholders, the indenture trustee, the certificateholders or the owner trustee for any uncured breaches.

     In each Pooling and Servicing Agreement, the servicer will covenant that:

     o except as contemplated in that Agreement, the servicer will not release any financed vehicle from the security interest securing the receivable,

     o the servicer will do nothing to impair the rights of the indenture trustee, the owner trustee, the noteholders or the certificateholders in the receivables and

     o the servicer will not amend or otherwise modify any receivable so that the Amount Financed, the APR, the total number of Scheduled Payments, in the case of a Scheduled Interest Receivable, or the number of originally scheduled due dates, in the case of a Simple Interest Receivable, is altered or so that the last Scheduled Payment, in the case of a Scheduled Interest Receivable, or the last scheduled due date, in the case of a Simple Interest Receivable, occurs after the final scheduled distribution date.

     As of the last day of the second, or, if the servicer so elects, the first, month following the discovery by the servicer, the owner trustee or the indenture trustee of a breach of any covenant that materially and adversely affects any receivable and unless the breach is cured in all material respects, the servicer will make an Administrative Purchase Payment for the Administrative Receivable. The servicer will be entitled to receive any amounts held by the servicer or in the Payment Ahead Servicing Account for the Administrative Receivable. This repurchase obligation constitutes the sole remedy available to the trust, the indenture trustee, the owner trustee, the noteholders and the certificateholders for any uncured breaches.

     Pursuant to each Trust Sale and Servicing Agreement, the trust will agree to GMAC acting as custodian to maintain possession, as the trust's agent, of the retail instalment sale contracts and any other documents relating to the receivables. To assure uniform quality in servicing both the receivables and GMAC's own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in GMAC's possession nor will the documents be stamped or marked to reflect the transfer to the trust so long as GMAC is the custodian of these documents. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables to the trust and the pledge by the trust to the indenture trustee will be filed, and the servicer's accounting records and computer files will reflect the sale and assignment. Because the receivables will remain in the possession of GMAC, as Custodian, and will not be stamped or otherwise marked to reflect the assignment to the trust or the pledge to the indenture trustee, if a subsequent purchaser were able to take physical possession of the receivables without knowledge of the assignment, the trust's and the indenture trustee's interests in the receivables could be defeated.

Additional Sales of Receivables

     In addition to receivables that we buy from GMAC on a closing date as described above in this subsection, we may also buy receivables from GMAC to transfer to a trust on one or more later dates for that trust under a separate purchase agreement. We would buy those receivables on substantially the same terms as under the pooling and servicing agreement for the initial closing. We would then sell receivables that we have bought from GMAC to a trustee, for the benefit of one of the trusts, pursuant to a sale and servicing agreement. On the initial closing date, the trust will apply the net proceeds received from the sale of its notes and certificates to pay us for the receivables that are being sold to that trust, and, to the extent specified in the accompanying prospectus supplement, to make a deposit in a additional funding account and initial deposits in other trust accounts. If there is a additional funding account, then we will buy additional receivables from GMAC, and sell them to the trust from time to time during a additional funding period, as described further in the related prospectus supplement. If we receive a tax opinion confirming the tax status of the trust, we may also sell additional receivables to a trust at a later closing date and, concurrently, with this sale, execute and deliver additional notes and certificates of the trust to fund the purchase of the additional receivables.

Accounts

     For each trust, the servicer will establish and maintain the following accounts:

     o one or more Collection Accounts, in the name of the indenture trustee on behalf of the noteholders and the certificateholders, into which all payments made on or for the receivables will be deposited,

     o a Note Distribution Account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the Collection Account and any reserve account or other credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made,

     o a Certificate Distribution Account, in the name of the owner trustee on behalf of the certificateholders, in which amounts released from the Collection Account and any reserve account or other credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made, and

     o a Payment Ahead Servicing Account which will not be property of the trust, in the name of the indenture trustee, into which to the extent required by the Trust Sale and Servicing Agreement, early payments by or on behalf of obligors on Scheduled Interest Receivables which do not constitute either Scheduled Payments or Prepayments will be deposited until payment becomes due.

     o any other accounts to be established with respect to securities of the trust will be described in the accompanying prospectus supplement.

     Unless otherwise provided in the accompanying prospectus supplement, the Payment Ahead Servicing Account will initially be maintained in the trust department of the indenture trustee.

     For any series, funds in the Designated Accounts will be invested as provided in the Trust Sale and Servicing Agreement in Eligible Investments. Eligible Investments for a trust are generally limited to investments acceptable to the rating agencies then rating that trust's notes and certificates at the request of the seller as being consistent with the rating of the notes. Except as described in this section of this prospectus or in the accompanying prospectus supplement. Eligible Investments are limited to obligations or securities that mature no later than the business day preceding the next distribution date or, in the case of the Note Distribution Account, the next payment date for the notes. To the extent permitted by the rating agencies, funds in any reserve account may be invested in the trust's notes that will not mature prior to the next payment date for the notes. Except as otherwise specified in the accompanying prospectus supplement, the notes will not be sold to meet any shortfalls unless they are sold at a price equal to or greater than the unpaid principal balance of the notes if, following the sale, the amount on deposit in the reserve account would be less than the Specified Reserve Account Balance for that reserve account. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the receivables, as provided in the accompanying prospectus supplement, exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates. Except as otherwise specified in the accompanying prospectus supplement, investment earnings on funds deposited in the Designated Accounts and the Payment Ahead Servicing Account, net of losses and investment expenses, will be payable to the servicer.

     The Designated Accounts will be maintained in either of two types of accounts. The first type of account is a segregated account with an eligible institution. The institutions which are eligible are:

          (1) the corporate trust department of the indenture trustee or the owner trustee, as applicable, or

          (2) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, as long as that depository institution:

          (A) has either (X) a long-term unsecured debt rating acceptable to the rating agencies or (Y) a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies and

          (B) has its deposits insured by the Federal Deposit Insurance Corporation or any successor thereto.

     The second type of account is a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank. This depository institution must have corporate trust powers and act as trustee for funds deposited in the account and the securities of that depository institution must have a credit rating from each rating agency then rating that institution in one of its generic rating categories which signifies investment grade.

     Any other accounts to be established for a trust will be described in the accompanying prospectus supplement.

Servicing Compensation and Payment of Expenses

     For each trust, unless otherwise provided in the accompanying prospectus supplement, on each distribution date, the servicer will receive a Total Servicing Fee equal to the following:

     o a basic servicing fee for the prior month equal to one-twelfth of the Basic Servicing Fee Rate specified in the accompanying prospectus supplement multiplied by the Aggregate Principal Balance of all receivables held by the trust as of the first day of that monthly period

     o    an additional servicing fee equal to the lesser of:

          (1)  the amount by which

               (A) the amount equal to the aggregate amount of the basic servicing fees for that distribution date and all prior distribution dates exceeds

               (B) the aggregate amount of additional servicing fees paid to the servicer on all prior distribution dates and

          (2) the amount by which the amount on deposit in the reserve account on that distribution date, after giving effect to all deposits, withdrawals and payments affecting any reserve account other than the additional servicing fees and payments to the seller, exceeds the Specified Reserve Account Balance

     o any unpaid basic servicing fees from all prior distribution dates and the additional servicing fees to the extent of funds available therefor.

     Unless otherwise provided in the prospectus supplement, the Total Servicing Fee for each monthly period and any portion of the Total Servicing Fee that remains unpaid from prior distribution dates may be paid at the beginning of that monthly period out of collections for that monthly period. In addition, unless otherwise provided in the accompanying prospectus supplement, for each trust, the servicer will be entitled to retain any late fees, prepayment charges or similar fees and charges collected during a monthly period and any investment earnings on trust accounts during a monthly period.

     The foregoing amounts for each trust are intended to compensate the servicer for performing the functions of a third party servicer of automobile receivables as an agent for their beneficial owner, including:

     o    collecting and posting all payments,

     o    responding to inquiries of obligors on the receivables,

     o    investigating delinquencies,

     o    sending payment coupons to obligors,

     o    reporting tax information to obligors, and

     o    policing the collateral.

     These amounts will also compensate the servicer for its services as the pool of receivables administrator, including making Monthly Advances, accounting for collections, furnishing monthly and annual statements to the owner trustee and the indenture trustee for distributions and generating federal income tax information for the trust, the certificateholders and the noteholders. These amounts also will reimburse the servicer for taxes, the fees of the owner trustee and the indenture trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the pool of receivables.

Servicing Procedures

     The servicer will make reasonable efforts to collect all payments due on the receivables held by any trust and will, consistent with the accompanying Pooling and Servicing Agreement and Trust Sale and Servicing Agreement, follow the collection procedures it follows for comparable automobile receivables that it services for itself or others. See "Legal Aspects of the Receivables" in this prospectus. The servicer is authorized to grant rebates, adjustments or extensions on a receivable. However, if that modification of a receivable alters the Amount Financed, the APR, the total number of Scheduled Payments, in the case of a Scheduled Interest Receivable, or the number of originally scheduled due dates, in the case of a Simple Interest Receivable, so the last Scheduled
Payment, in the case of a Scheduled Interest Receivable, or the last scheduled due date, in the case of a Simple Interest Receivable, occurs after the final scheduled distribution date, the servicer will be obligated to purchase that receivable.

     If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law. The servicer will be entitled to receive its liquidation expenses as specified in the Pooling and Servicing Agreement as an allowance for amounts charged to the account of the obligor, in keeping with the servicer's customary procedures, for refurbishing and disposition of the financed vehicle and other out-of-pocket costs incurred in the liquidation.

Collections

     For each trust, the servicer will deposit all payments on the receivables received from obligors and all proceeds of receivables collected during each monthly period into the Collection Account not later than two Business Days after receipt. However, the servicer may retain these amounts until the distribution date at any time that:

     (1)   GMAC is the servicer;

     (2)   there exists no Servicer Default; and

     (3)   either:

          (A) the short-term unsecured debt of the servicer is rated at least A-1 by Standard & Poor's Ratings Services and P-1 by Moody's Investors Service, Inc., or

          (B) arrangements are made which are acceptable to the rating agencies.

     Pending deposit into the Collection Account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

     Collections on a Scheduled Interest Receivable made during a monthly period other than an Administrative Receivable or a Warranty Receivable, which are not late fees, prepayment charges or other similar fees or charges will be applied first to any outstanding Scheduled Interest Advances made by the servicer on that receivable and then to the Scheduled Payment. Any Excess Payment will be held by the servicer, or, if the servicer has not satisfied conditions (2) and
(3) described in the second preceding paragraph, will be deposited in the Payment Ahead Servicing Account, and will be treated as a Payment Ahead, except as described in the following sentence. If and to the extent that an Excess Payment (1) together with any unapplied payments ahead exceeds the sum of three Scheduled Payments, or (2) constitutes, either alone or together with any previous unapplied payments ahead, full prepayment, then that portion of the Excess Payment shall not be deemed a payment ahead and shall instead be applied as a full or partial Prepayment.

     Collections made during a monthly period on Simple Interest Receivables, other than Administrative Receivables and Warranty Receivables, which are not late fees or other similar fees or charges will be applied first to the payment to the servicer of Excess Simple Interest Collections, if any, and next to principal and interest on all of these receivables. Excess Simple Interest Collections represent the excess, if any, of:

          (1) all payments received during the monthly period on all Simple Interest Receivables held by the trust to the extent allocable to interest over

          (2) the amount of interest that would be due during the monthly period on all Simple Interest Receivables held by the trust, assuming that the payment on that receivable was received on its respective due date.

     Collections on Administrative Receivables and Warranty Receivables, including Administrative Purchase Payments and Warranty Payments, will generally be applied in the manner described in the preceding two paragraphs, except that unapplied Payments Ahead on a Scheduled Interest Receivable will be made to the servicer or the seller, as applicable, and Administrative Purchase Payments and Warranty Payments on a Simple Interest Receivable will not be applied to Excess Simple Interest Collections.

Monthly Advances

     Unless otherwise provided in the accompanying prospectus supplement, if the full Scheduled Payment due on a Scheduled Interest Receivable is not received by the end of the month in which it is due, whether as the result of any extension granted to the obligor or otherwise, the amount of Payments Ahead, if any, not previously applied to that receivable will be applied by the servicer to the extent of the shortfall and the Payments Ahead will be reduced accordingly. If any shortfall remains, the servicer will make a Scheduled Interest Advance equal to the amount of that shortfall. The servicer will be obligated to make a Scheduled Interest Advance only to the extent that the servicer, in its sole discretion, expects to recoup the advance from subsequent collections or recoveries on any receivable. The servicer will be reimbursed for any Scheduled Interest Advances on a receivable from subsequent payments or collections relating to that receivable. At the time the servicer determines that Scheduled Interest Advances will not be recoverable from payments on that receivable, the servicer will be entitled to recoup its Scheduled Interest Advances from collections from other receivables.

     Unless otherwise provided in the accompanying prospectus supplement, for each trust, as of the last day of each monthly period, the servicer will make a Simple Interest Advance equal to the excess, if any, of (1) the amount of interest that would be due during that monthly period on all Simple Interest Receivables held by the trust assuming that the payment on each receivable was received on its respective due date over (2) all payments received during that monthly period on all Simple Interest Receivables held by the trust to the extent allocable to interest. In addition, for each trust, the servicer will be paid, to the extent all previously made Simple Interest Advances exceed all Excess Simple Interest Collections previously paid to the servicer, all Liquidation Proceeds realized on Simple Interest Receivables allocable to accrued and unpaid interest thereon, but not including interest for the then current monthly period. Unless otherwise provided in the accompanying prospectus supplement, the servicer will not make any advance on principal on any Simple Interest Receivable.

Distributions

     For each trust, beginning on the payment date or distribution date, as applicable, specified in the accompanying prospectus supplement, distributions of principal and interest on the notes, if any, and distributions in respect of Certificate Balance and interest on the certificates, if any, will be made by the indenture trustee or the owner trustee, as applicable, to the noteholders and the certificateholders. The trustee will make distributions to the noteholders and certificateholders of record on the Record Date. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders and all distributions to each class of certificateholders will be set forth in the accompanying prospectus supplement.

     For each trust, on each payment date and distribution date, collections on the receivables will be transferred from the Collection Account to the Note Distribution Account and the Certificate Distribution Account for distribution to noteholders and certificateholders as and to the extent described in the accompanying prospectus supplement. Credit enhancement, like a reserve account, will be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the accompanying prospectus supplement. Distributions in respect of principal and Certificate Balance will be subordinate to distributions in respect of interest, and distributions in respect of the certificates will be subordinate to payments in respect of the notes, as more fully described in the accompanying prospectus supplement.

Credit Enhancement

     The amounts and types of credit enhancement arrangements and the provider of credit enforcement arrangements, if applicable, for each class of securities will be set forth in the accompanying prospectus supplement. If and to the extent provided in the accompanying prospectus supplement, credit enhancement may be in the form of:

     o    subordination of one or more classes of securities

     o    reserve or other cash collateral accounts

     o    overcollateralization,

     o    letters of credit, credit or liquidity facilities

     o    repurchase obligations

     o    interest rates, currency or credit derivatives

     o    third party payments or other support

     o    cash advances or deposits or

     o    any variation of or combination of two or more of the foregoing

     If specified in the applicable prospectus supplement, credit enhancement for a series of securities may cover one or more other series of securities.

     The presence of a reserve account and other forms of credit enhancement is intended to enhance the likelihood of receipt by the noteholders and the certificateholders of the full amount of principal or Certificate Balance, as the case may be, and interest due thereon and to decrease the likelihood that the noteholders and the certificateholders will experience losses. Unless otherwise specified in the accompanying prospectus supplement, the credit enhancement for a class of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance or Certificate Balance, as the case may be, and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders will be subject to the risk that credit enhancement will be exhausted by the claims of securityholders of other series.

     Reserve Account. If so provided in the accompanying prospectus supplement, pursuant to the Trust Sale and Servicing Agreement, the seller will establish for a series a reserve account which will be maintained with the indenture trustee.

     Unless otherwise provided in the accompanying prospectus supplement, the reserve account will not be included in the property of its associated trust but will be a segregated trust account held by the indenture trustee for the benefit of noteholders and certificateholders. Unless otherwise provided in the accompanying prospectus supplement, the reserve account will be funded by an initial deposit by the seller on the closing date in the amount set forth in the accompanying prospectus supplement. To the extent, if any, described in the accompanying prospectus supplement, the amount on deposit in the reserve account will be increased on each distribution date thereafter up to the Specified Reserve Account Balance, as defined in the accompanying prospectus supplement, by the deposit in the reserve account of the amount of collections on the receivables remaining on each distribution date after the payment of the Total Servicing Fee and the distributions and allocations to the noteholders and the certificateholders required on that date. Unless otherwise provided in the accompanying prospectus supplement or agreed by the seller, amounts on deposit in the reserve account after payments to noteholders, certificateholders and the servicer may be paid to the seller to the extent that these amounts exceed the Specified Reserve Account Balance. Upon any distribution to the seller of amounts from the reserve account, neither the noteholders nor the certificateholders will have any rights in, or claims to, these amounts.

Net Deposits

     As an administrative convenience, during monthly periods in which the servicer is permitted to hold payments on receivables until the distribution date, the servicer will also be permitted to make the deposit of collections, aggregate Monthly Advances, Warranty Purchase Payments and Administrative Purchase Payments for any trust monthly period net of distributions to be made to the servicer for the trust for that monthly period. Similarly, the servicer may cause to be made a single, net transfer from the Collection Account to the Payment Ahead Servicing Account, or vice versa. The servicer, however, will account to the indenture trustee, the owner trustee, the noteholders and the certificateholders for each trust as if all deposits, distributions and transfers were made individually. In addition, in connection with any trust at any time that the servicer is not required to remit collections on a daily basis, the servicer may retain collections allocable to the notes or the Note Distribution Account until the payment date, and pending deposit into the Collection Account or the Note Distribution Account, the collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. On each payment date, the servicer, the seller, the indenture trustee and the owner trustee will make all distributions, deposits and other remittances on the notes or the Note Distribution Account of a trust for the periods since the previous distribution was to have been made. If payment dates do not coincide with distribution dates, all distributions, deposits or other remittances made on a payment date will be treated as having been distributed, deposited or remitted on the distribution date for the applicable monthly period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on that distribution date.

Statements to Trustees and Trust

     Prior to each payment date and distribution date, for each trust, the servicer will provide to the indenture trustee and the owner trustee as of the close of business on the last day of the preceding monthly period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders on that date described under "Book Entry Registration; Reports to Securityholders--Reports to Securityholders" in this prospectus.

Evidence as to Compliance

     Each Trust Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the owner trustee and the indenture trustee on or before August 15 of each year, beginning the first August 15 which is at least twelve months after the closing date, a statement as to compliance by the servicer during the preceding twelve months ended June 30, or in the case of the first of these certificates, the period from the closing date to the June 30 of that year, with standards relating to the servicing of the receivables, the servicer's accounting records and computer files relating to those receivables and other specified matters.

     Each Trust Sale and Servicing Agreement will also provide for delivery to the owner trustee and the indenture trustee, on or before August 15 of each year, beginning the first August 15 which is at least twelve months after the closing date, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement throughout the preceding twelve months ended June 30, or in the case of the first of these certificates, the period from the closing date to the June 30 of that year, or, if there has been a default in the fulfillment of an obligation, describing each default. The certificate may be provided as a single certificate making the required statements as to more than one Trust Sale and Servicing Agreement.

     Copies  of  the   statements   and   certificates   may  be   obtained   by
securityholders by a request in writing addressed to the applicable indenture trustee or owner trustee.

     In each Trust Sale and Servicing Agreement, the seller will agree to give the indenture trustee and the owner trustee notice of any event which with the giving of notice or the lapse of time, or both, would become a Servicer Default. In addition, the seller will agree to give the indenture trustee, the owner trustee and the trust notice of specified covenant breaches which with the giving of notice or lapse of time, or both, would constitute a Servicer Default.

Changes to Servicer; Servicer Indemnification and Proceedings

     Each Trust Sale and Servicing Agreement will provide that GMAC may not resign from its obligations and duties as servicer under the Trust Sale and Servicing Agreement and under the Pooling and Servicing Agreement, except upon determination that GMAC's performance of these duties is no longer permissible under applicable law. No resignation will become effective until the indenture trustee or a successor servicer has assumed GMAC's servicing obligations and duties under the Transfer and Servicing Agreements.

     Each Trust Sale and Servicing Agreement will further provide that, except as specifically provided otherwise, neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the trust or the noteholders or certificateholders for taking any action or for refraining from taking any action pursuant to the Transfer and Servicing Agreements or the indenture or for errors in judgment. Neither the servicer nor any of these persons will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence -- except errors in judgment -- in the performance of the servicer's duties under the Trust Sale and Servicing Agreement or by reason of reckless disregard of its obligations and duties thereunder. Each Trust Sale and Servicing Agreement will further provide that the servicer and its directors, officers, employees and agents will be reimbursed by the indenture trustee or the owner trustee for any contractual damages, liability or expense incurred by reason of that trustee's wilful misfeasance, bad faith or negligence -- except errors in judgment -- in the performance of that trustee's duties under the Trust Sale and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Trust Sale and Servicing Agreement or under the trust agreement or the indenture. In addition, each Trust Sale and Servicing Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the Transfer and Servicing Agreements and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Transfer and Servicing Agreements and the rights and duties of the parties thereto and the interests of the noteholders and the certificateholders thereunder. If the servicer undertakes any action, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the servicer will be entitled to be reimbursed out of the Collection Account. Any indemnification or reimbursement will reduce the amount otherwise available for distribution to the noteholders and the certificateholders.

     Under the circumstances specified in each Trust Sale and Servicing Agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, for its obligations as servicer, any entity 50% or more of the voting interests of which are owned, directly or indirectly, by General Motors, which entity in each of the foregoing cases assumes the obligations of the servicer under the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement, will be the successor of the servicer under such Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement. So long as GMAC acts as servicer, the servicer may at any time subcontract any duties as servicer under any Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement to any entity in which more than 50% of the voting interests are owned, directly or indirectly, by General Motors or to any entity that agrees to conduct these duties in accordance with the servicer's servicing guidelines and the Trust Sale and Servicing Agreement. The servicer may at any time perform specific duties as servicer through subcontractors who are in the business of servicing receivables similar to the receivables, provided that no delegation will relieve the servicer of its responsibility for these duties.

Servicer Default

     Except as otherwise provided in the accompanying prospectus supplement, Servicer Defaults under each Trust Sale and Servicing Agreement will consist of:

          (1) any failure by the servicer to make any required distribution, payment, transfer or deposit or to direct the indenture trustee to make any required distribution, which failure continues unremedied for five Business Days after written notice from the indenture trustee or the owner trustee is received by the servicer or after discovery of the failure by an officer of the servicer;

          (2) any failure by the servicer to observe or perform in any material respect any other covenant or agreement in the Trust Sale and Servicing Agreement, the Pooling and Servicing Agreement, the trust agreement or the indenture, which failure materially and adversely affects the rights of the noteholders or the certificateholders and which continues unremedied for 90 days after the giving of written notice of the failure to the servicer by the indenture trustee or the owner trustee or to the servicer, the indenture trustee and the owner trustee by holders of notes or certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding notes or of the Certificate Balance or after discovery of the failure by an officer of the servicer;

          (3) any representation, warranty or certification made by the servicer in the Trust Sale and Servicing Agreement or in any certificate required to be delivered under the Trust Sale and Servicing Agreement proves to have been incorrect when made and which has a material adverse effect on the rights of the securityholders and which effect continues unremedied for a period of 60 days after the giving of written notice thereof to the servicer by the indenture trustee or the owner trustee; or

          (4) events of bankruptcy, insolvency or receivership of the servicer or actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

     Notwithstanding the foregoing, there will be no Servicer Default where a Servicer Default would otherwise exist under clause (1) above for a period of ten Business Days or under clause (2) or (3) for a period of 60 days if the delay or failure giving rise to the Servicer Default was caused by an act of God or other similar occurrence. Upon the occurrence of any of these events, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement and the servicer will provide the indenture trustee, the owner trustee, the seller and the securityholders prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights upon Servicer Default

     As long as a Servicer Default under a Trust Sale and Servicing Agreement remains unremedied, the indenture trustee or holders of notes evidencing not less than a majority in principal amount of the then outstanding notes may terminate all the rights and obligations of the servicer under the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement. If the notes have been paid in full and the indenture has been discharged with respect thereto, the owner trustee or the holders of certificates evidencing not less than a majority of the aggregate outstanding Certificate Balance of all certificates other than certificates owned by the trust, the seller, GMAC or any of their affiliates may effect the termination of the servicer's rights and obligations. In either case, upon the termination of the rights and obligations of the servicer, the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreements and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting a transfer of servicing. If the indenture trustee is unwilling to so act, it may, and if it is unable to so act, it will appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of automotive receivables and which satisfies the other criteria set forth in the Trust Sale and Servicing Agreement. The indenture trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under the Trust Sale and Servicing Agreement.

Waiver of Past Defaults

     For each trust, the holders of notes evidencing at least a majority in principal amount of the then outstanding notes -- or if all of the notes have been paid in full, holders of the certificates whose certificates evidence not less than a majority of the outstanding Certificate Balance -- may, on behalf of all the noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement and its consequences. However, the holders cannot waive a Servicer Default in making any required deposits to or payments from any of the Designated Accounts or the Certificate Distribution Account in accordance with the Trust Sale and Servicing Agreement. No waiver will impair the noteholders' or certificateholders' rights regarding subsequent defaults.

Amendment

     Each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the noteholders or certificateholders:

     o    to cure any ambiguity,

     o to correct or supplement any provision of those agreements that may be defective or inconsistent with any other provision of those agreements or in any other Related Document,

     o to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of noteholders or certificateholders, provided that, if any addition affects any class of noteholders or certificateholders differently than any other class of noteholders or certificateholders, then addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of noteholders or certificateholders,

     o to add to the covenants, restrictions or obligations of the seller, the servicer, the owner trustee or the indenture trustee or

     o to add, change or eliminate any other provisions of those agreements in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the noteholders or the certificateholders.

     Each agreement may also be amended by the parties thereto with the consent of the holders of at least a majority in principal amount of the then outstanding notes and the holders of the certificates evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the noteholders or certificateholders. No amendment may:

          (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions of payments that are required to be made on any note or certificate without the consent of the holder thereof, any interest rate, any Pass Through Rate or the Specified Reserve Account Balance,

          (2) adversely affect the rating of any series by any rating agency without the consent of two-thirds of the principal amount of the outstanding notes or the Voting Interests of the outstanding certificates, as appropriate, of the series, or

          (3)   reduce   the    percentage    required   of    noteholders    or
     certificateholders to consent to any amendment without the consent of all of the noteholders or certificateholders, as the case may be.

Insolvency Event

     Each trust agreement will provide that the owner trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the trust without the unanimous prior approval of all certificateholders, including the seller; provided, however, that under no circumstance will the owner trustee commence any proceeding prior to the date that is one year and one day after the termination of the trust. In the Trust Sale and Servicing Agreement, the servicer and the seller will covenant that they will not, for a period of one year and one day after the final distribution for the notes and the certificates to the Note Distribution Account or the Certificate Distribution Account, as applicable, institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Certificateholder Liability; Indemnification

     Under each trust agreement, certificateholders will be entitled to the same limitation of personal liability extended to stockholders of for profit corporations under the Delaware General Corporation Law.

     Each Trust Sale and Servicing Agreement provides that the servicer will indemnify the indenture trustee and the owner trustee from and against any loss, liability, expense, damage or cost arising out of or incurred in connection with the acceptance or performance of its duties pursuant to the Transfer and Servicing Agreements, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. Neither the indenture trustee nor owner trustee will be so indemnified if the acts or omissions or alleged acts or omissions constitute willful misfeasance bad faith or negligence by the indenture trustee or the owner trustee, as applicable. In addition, the servicer will indemnify the trust, the indenture trustee, the owner trustee, the noteholders and the certificateholders against losses arising out of the negligence, willful misfeasance or bad faith of the servicer in the performance of its duties under the Transfer and Servicing Agreements and the indenture or by reason of its reckless disregard of its obligations and duties thereunder. The servicer will also indemnify the parties against any taxes that may be asserted against the parties for the transactions contemplated in the Trust Sale and Servicing Agreement, other than taxes on the sale of receivables or securities, the ownership of receivables or the receipt of payments on securities or other compensation.

Termination

     Each trust will terminate upon the final distribution by the indenture trustee and the owner trustee of all monies and other property of the trust in accordance with the terms of the trust agreement, the indenture and the Trust Sale and Servicing Agreement, including in the case of the exercise by the servicer of its repurchase option as described in this section of this prospectus. Upon termination of the trust and payment or deposit into the Note Distribution Account and the Certificate Distribution Account of all amounts to be paid to the securityholders, any remaining assets of the trust and any amounts remaining on deposit in the reserve account will be paid to the seller.

     Unless otherwise provided in the accompanying prospectus supplement, in order to avoid excessive administrative expense, if the outstanding Aggregate Principal Balance of the receivables held by a trust is 10% or less of the Aggregate Amount Financed, the servicer, or its successor, will be permitted to purchase from that trust all remaining receivables and other trust assets. This purchase is at the option of the servicer, or its successor, and would occur as of the last day of any monthly period. The purchase price paid by the servicer, or its successor, would be equal to the aggregate Administrative Purchase Payments for these receivables plus the appraised value of any other property held as part of the trust. However, in no event may this purchase price be less than the sum of the unpaid principal of the outstanding notes and the unpaid balance of the certificates plus accrued and unpaid interest thereon, and determined as of the end of that monthly period. Furthermore, the certificate balance will not be reduced for losses for purposes of the servicer's purchase. As further described in the accompanying prospectus supplement, any outstanding notes will be redeemed concurrently therewith and the subsequent distribution to certificateholders of all amounts required to be distributed to them pursuant to the trust agreement will effect early retirement of the certificates. The indenture trustee will give written notice of redemption to each noteholder of record and the owner trustee will give written notice of termination to each certificateholder of record. The final distribution to any noteholder or certificateholder will be made only upon surrender and cancellation of that noteholder's note at an office or agency of the indenture trustee specified in the notice of redemption or that certificateholder's certificate at an office or agency of the owner trustee specified in the notice of termination.

Administration Agreement

     GMAC, in its capacity as administrator, will enter into an administration agreement with each trust and the indenture trustee pursuant to which GMAC, as administrator, will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the indenture. For each trust, unless otherwise specified in the prospectus supplement, as compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its expenses thereto, GMAC, as administrator, will be entitled to an administration fee in an amount equal to $1,500 per month. The servicer will pay the administration fee.

                        LEGAL ASPECTS OF THE RECEIVABLES

Security Interest in Vehicles

     In all states in which the receivables have been originated, retail instalment sale contracts such as the receivables evidence the credit sale of automobiles and light trucks by dealers to purchasers. The contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

     For each trust, pursuant to the Pooling and Servicing Agreement, GMAC will assign its security interest in the financed vehicles securing the receivables to the seller and pursuant to the Trust Sale and Servicing Agreement, the seller will assign its security interest in the financed vehicles securing the receivables to the trust and the trust will pledge its interest to the indenture trustee. However, because of the administrative burden and expense, no certificate of title will be amended to identify the trust as the new secured party relating to a financed vehicle or the interest of the indenture trustee in the financed vehicle. Also, GMAC will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the seller and trust pursuant to a custodian agreement entered into pursuant to the Pooling and Servicing Agreement and Trust Sale and Servicing Agreement. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivables" in this prospectus.

     In most states, an assignment of the nature of the assignment contained in each of the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds by the assignment to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or GMAC or administrative error by state or local agencies, in most states the notation of GMAC's lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle from an obligor or subsequent lenders to an obligor who take a security interest in a financed vehicle. If there are any financed vehicles as to which GMAC failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. This failure, however, would constitute a breach of the warranties of GMAC under the Pooling and Servicing Agreement and, if the interests of the securityholders in the receivable are materially and adversely affected, would create an obligation of GMAC to repurchase that receivable unless the breach is cured. Similarly, the security interest of the trust in the vehicle could be defeated through fraud or negligence and, because the trust is not identified as the secured party on the certificate of title, by the bankruptcy petition of the obligor.

     Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender of the certificate of title from the state department of motor vehicles. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. In states that do not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligors as to relocation. Similarly, when an obligor sells a vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the receivable before release of the lien. Under each Pooling and Servicing Agreement, the servicer is obligated to take appropriate steps, at the servicer's expense, to maintain perfection of security interests in the financed vehicles.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Internal Revenue Code also grants priority to some federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. Under each Pooling and Servicing Agreement, GMAC will have represented to the seller that, as of the respective sale date, each receivable is or will be secured by a first perfected security interest in favor of GMAC in the financed vehicle. The seller will have assigned the representation, among others, to the owner trustee pursuant to the Trust Sale and Servicing Agreement. However, liens for repairs or taxes, or the confiscation of a financed vehicle, could arise at any time during the term of a receivable. No notice will be given to the owner trustee, the indenture trustee, the noteholder or the certificateholder if a lien or confiscation arises.

Repossession

     In the event of default by vehicle purchasers, the holder of the retail instalment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to perform self-help repossession unless the act would constitute a breach of the peace. Self-help is the method employed by the servicer in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. A secured party may be held responsible for damages caused by a wrongful repossession of a vehicle.

Notice of Sale; Redemption Rights

     The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, a consent order between the servicer and the Federal Trade Commission imposes similar requirements for the giving of notice for any sale. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent instalments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

     The proceeds of resale of the financed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of the indebtedness will exceed the proceeds. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit these judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the vehicle or if no lienholder exists or there are remaining funds, the Uniform Commercial Code and a consent order between the servicer and the Federal Trade Commission require the creditor to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

     Numerous federal and state consumer protection laws and regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state sales finance and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts, including the receivables. If a seller of receivables is not liable for indemnifying the trust as assignee of the receivables from the seller, failure to comply could impose liability on an assignee in excess of the amount of the receivable.

     The so-called "holder-in-due-course rule" of the Federal Trade Commission, the provisions of which are generally duplicated by the Uniform Commercial Code, other state statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the holder-in-due-course rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

     Most of the receivables will be subject to the requirements of the holder-in-due-course rule. The trust, as holder of the receivables, will be subject to any claims or defenses that the purchaser of the financed vehicle may assert against the seller of the financed vehicle. These claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable. If an obligor were successful in asserting these claims or defenses, these claims or defenses would constitute a breach of GMAC's warranties under the Pooling and Servicing Agreement and may create an obligation of GMAC to repurchase the receivable unless the breach is cured in all material respects. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivables" in this prospectus.

     Courts have imposed general equitable principles upon secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

     Under each Pooling and Servicing Agreement, GMAC will represent to the seller that each receivable complies with all requirements of law in all material respects. The seller will have assigned the representation, among others, to the trust. Accordingly, if an obligor has a claim against the trust for violation of any law and that claim materially and adversely affects the trust's interest in a receivable, the violation may create an obligation to repurchase the receivable unless the breach is cured in all material respects. See "The Transfer and Servicing Agreements--Sale and Assignment of the Receivables" in this prospectus.

Other Limitations

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing the financed vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the financed vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of finance charge and time of repayment of the indebtedness.

Transfer of Vehicles

     The receivables prohibit the sale or transfer of a financed vehicle without the servicer's consent and permit the servicer to accelerate the maturity of the receivable upon a sale or transfer without the servicer's consent. The servicer will not consent to a sale or transfer and will require prepayment of the receivable. Although the servicer, as agent of each owner trustee, may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the vehicle, the new obligation will not be included in the pool of receivables.

Sale of Receivables by GMAC

     As described in this prospectus, the transaction of the receivables that are being sold by GMAC to the seller and from the seller to the trust have been structured as, and will be treated by the parties as, sales. In 1993, the United States Court of Appeals for the Tenth Circuit found that accounts sold prior to a bankruptcy should be treated as property of the bankruptcy estate. In the event that GMAC or the seller were a debtor in a bankruptcy proceeding and the bankruptcy court applied this analysis, delays or reductions in receipt of collections on the receivables to the trust and distributions on the securities to securityholders could occur.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Tax Trust, Tax Partnership or Tax Non-Entity with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders and certificateholders.

     The following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations. This information is directed to prospective purchasers who purchase notes or certificates in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes or certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax considerations to them of the purchase, ownership and disposition of notes or certificates.

     The following discussion addresses notes and certificates falling into four general categories:

           (1) notes other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the accompanying prospectus supplement, which the seller, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables,

          (2) certificates representing interests in a trust which the seller, the servicer and the applicable certificateholders will agree to treat as equity interests in a grantor trust,

          (3) certificates including Strip Certificates -- and Strip Notes, representing interests in a trust which the seller, the servicer and the applicable holders will agree to treat as equity interests in a partnership, and

          (4) certificates, all of which are owned by the seller, representing interests in a trust which the seller and the servicer will agree to treat as a division of the seller and hence disregarded as a separate entity, in each case for purposes of federal, state and local income and franchise taxes.

     The prospectus supplement for each series of certificates will indicate whether the associated trust is a Tax Trust, Tax Partnership or Tax Non-Entity. Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of seller, for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of this discussion, references to a "holder" are to the beneficial owner of a note, Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.

The Notes

     The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes of any series regardless of whether the notes are issued by a Tax Trust, Tax Partnership or Tax Non-Entity, except for Strip Notes and any other series of notes which is specifically identified as receiving different tax treatment in the related prospectus supplement, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of notes on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading "Federal Income Tax Consequences--The Notes," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting prospective investors generally, but do not purport to furnish information in the level of detail or with the attention to a prospective investor's specific tax circumstances that would be provided by a prospective investor's own tax advisor.

     Characterization as Debt. For each series of notes, except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the accompanying prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, prior to the sale of each series of notes, Tax Counsel will deliver its opinion to the effect that the notes will be treated as debt for federal income tax purposes. The seller, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes. See "Trust Certificates--Classification of
Trusts and Trust Certificates", "Partnership Certificates--Classification of Partnerships and Partnership Certificates" or "Tax Non-Entity Certificates--Classification of Tax Non-Entity and Tax Non-Entity Certificates" for a discussion of the potential federal income tax consequences for noteholders if the IRS were successful in challenging the characterization of a Tax Trust, a Tax Partnership or a Tax Non-Entity, as applicable, for federal income tax purposes.

     Treatment of Stated Interest. Assuming the notes are treated as debt for federal income tax purposes and are not issued with OID, the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder's method of tax accounting. Interest received on a note may constitute "investment income" for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.

     Original Issue Discount. Except to the extent indicated in the accompanying prospectus supplement, no series of notes will be issued with OID. In general, OID is the excess of the "stated redemption price at maturity" of a debt instrument over its "issue price," unless that excess falls within a statutorily defined de minimis exception. A note's "stated redemption price at maturity" is the aggregate of all payments required to be made under the note through maturity except "qualified stated interest." Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The "issue price" will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

     If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.

     A holder of a Short-Term Note which has a fixed maturity date not more than one year from the issue date of that note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder's yield to maturity and daily compounding.

     A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the bond premium amortization rules of the Internal Revenue Code.

     Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder's cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

     Information Reporting and Backup Withholding. Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold, from interest otherwise payable to the holder, 30% for payments made in 2002, and decreasing over time to 28% in 2006, of that interest and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The IRS has issued new regulations governing the backup withholding and information reporting requirements.

     Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the seller and all notes, except Strip Notes and any other series of notes specifically identified as receiving different tax treatment in the accompanying prospectus supplement, as indebtedness for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

     Tax Consequence to Foreign Noteholders. If interest paid or accrued to a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:

          (1) is not actually or constructively a "10 percent shareholder" of a Tax Trust, Tax Partnership or the seller, including a holder of 10 percent of the applicable outstanding certificates, or a "controlled foreign corporation" with respect to which the Tax Trust, Tax Partnership or the seller is a "related person" within the meaning of the Internal Revenue Code, and

          (2) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of change.

     If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. The IRS has issued new regulations governing backup withholding and information reporting requirements.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that

          (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and

          (2) in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

     If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

Trust Certificates

     The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates of any series identified in the accompanying prospectus supplement as Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of Trust Certificates on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading "Federal Income Tax Consequences -- Trust Certificates," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting prospective investors generally, but do not purport to furnish information in the level of detail or with the attention to a prospective investor's specific tax circumstances that would be provided by a prospective investor's own tax advisor.

     Classification of Trusts and Trust Certificates. For each series of certificates identified in the accompanying prospectus supplement as Trust Certificates, prior to the sale of each series of Trust Certificates. Tax Counsel will deliver its opinion to the effect that the Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code. For each series of Trust Certificates, the seller and the certificateholders will express in the trust agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust.

     Although  Tax  Counsel  has  opined  that each Tax Trust will  properly  be characterized as a grantor trust for federal income tax purposes, there are no cases or IRS rulings on similar transactions that opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any Tax Trust is not a grantor trust, the Tax Trust will be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of Trust Certificates as partners could differ from the income reportable by the holders of Trust Certificates as grantors of a grantor trust. However, it is not expected that differences would be material. If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a "publicly traded partnership" taxable as a corporation. If the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the receivables, reduced by deductions, including interest on any notes unless the notes were treated as an equity interest. See "Partnership Certificates--Classification of Partnerships and Partnership Certificates" below.

     Despite Tax Counsel's opinion that a Tax Trust will be classified as a grantor trust, the lack of cases or IRS rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have some features characteristic of debt, the Trust Certificates might be considered indebtedness of a Tax Trust, the seller or the Issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below. The following discussion assumes that Trust Certificates represent equity interests in a grantor trust.

     Grantor Trust Treatment. As a grantor trust, a Tax Trust will not be subject to federal income tax. Subject to the discussion below under "Treatment of Fees or Payment," in Tax Counsel's opinion each certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the receivables and any other property in the Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the receivables and any gain or loss upon collection or disposition of the receivables, in accordance with the certificateholder's method of accounting. A certificateholder using the cash method of accounting will generally take into account its pro rata share of income as and when received by the owner trustee. A certificateholder using an accrual method of accounting will generally take into account its pro rata share of income as it accrues or is received by the owner trustee, whichever is earlier.

     Assuming that the market discount rules do not apply, the portion of each payment to a certificateholder that is allocable to principal on the receivables will represent a recovery of capital, which will reduce the tax basis of the certificateholder's undivided interest in the receivables. In computing its federal income tax liability, a certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of interest paid on any notes, reasonable servicing fees, and other fees paid or incurred by the Tax Trust. If a certificateholder is an individual, estate or trust, the deduction for the certificateholder's pro rata share of such fees will be allowed only to the extent that all of such certificateholder's miscellaneous itemized deductions, including servicing and other fees, exceed 2% of the certificateholder's adjusted gross income. Because the servicer will not report to certificateholders the amount of income or deductions attributable to miscellaneous charges, a certificateholder may effectively underreport its net taxable income. See "Treatment of Fees or Payments" below for a discussion of other possible consequences if amounts paid to the servicer exceed reasonable compensation for services rendered.

     Treatment of Fees or Payments. It is expected that income will be reported to certificateholders on the assumption that the certificateholders own a 100% interest in all of the principal and interest derived from the receivables. However, a portion of the amounts paid to the servicer or the seller may exceed reasonable fees for services. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the receivables or performing other services, in the context of this or similar transactions; accordingly, Tax Counsel is unable to give an opinion on this issue. If amounts paid to the servicer or the seller exceed reasonable compensation for services provided, the servicer or the seller or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment or certain receivables. As a result, such receivables may be treated as "stripped bonds" within the meaning of the Internal Revenue Code.

     To the extent that the receivables are characterized as "stripped bonds," the income of the Tax Trust allocable to certificateholders would not include the portion of the interest on the receivables treated as having been retained by the servicer or the seller, as the case may be, and the Tax Trust's deductions would be limited to reasonable servicing fees, interest paid on any notes and other fees. In addition, a certificateholder would not be subject to the market discount and premium rules discussed below with respect to the stripped receivables, but instead would be subject to the OID rules of the Internal Revenue Code. However, if the price at which a certificateholder were deemed to have acquired a stripped receivable is less than the remaining principal balance of the receivable by an amount which is less than a statutorily defined de minimis amount, the receivable would not be treated as having OID. In general, it appears that the amount of OID on a receivable treated as a "stripped bond" will be de minimis if it is less than 1/4 of 1% for each full year remaining after the purchase date until the final maturity of the receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was de minimis under this rule, the actual amount of discount on a receivable would be includible in income as principal payments are received on the receivable.

     If the OID on a receivable were not treated as de minimis, a certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the receivables. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped receivable. If a stripped receivable is deemed to be acquired by a certificateholder at a significant discount, the use of a prepayment assumption could accelerate the accrual of income by a certificateholder.

     It is  also  possible  that  any  fees  deemed  to be  excessive  could  be recharacterized as deferred purchase price payable to the seller by certificateholders in exchange for the receivables. The likely effect of such recharacterization would be to increase current taxable income to a certificateholder.

     Discount And Premium. The following discussion generally assumes that the fees and other amounts payable to the servicer and the seller will not be recharacterized as being retained ownership interests in the receivables, as discussed above. A purchaser of a Trust Certificate should be treated as purchasing an interest in each receivable and any other property in the Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the receivables and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.

     It is believed that the receivables were not and will not be issued with OID; therefore, a Tax Trust should not have OID income. However, the purchase price paid by the Tax Trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. The market discount on a receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.

     Any gain on the sale of a Trust Certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder. Moreover, a holder who acquires a Trust Certificate representing an interest in receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred or maintained to purchase or carry the Trust Certificate until the holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates and deferring any applicable interest expense, a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

     In the event that a receivable is treated as purchased at a premium, that is, the allocable portion of the certificateholder's purchase price for the Trust Certificate exceeds the remaining principal balance of the receivable, the premium will be amortizable by a certificateholder as an offset to interest income, with a corresponding reduction in basis, under a constant yield method over the term of the receivable if the certificateholder makes an election. Any such election will apply to all debt instruments held by the certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.

     Disposition of Trust Certificates. Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Trust Certificates sold. A certificateholder's tax basis in a Trust Certificate will generally equal his cost increased by any OID and market discount previously included in income, and decreased by any bond premium previously amortized and by the amount of principal payments previously received on the receivables held by the Tax Trust. Any gain on the sale of a Trust Certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the certificateholder, unless the certificateholder makes the special election described under "Discount and Premium" above.

     If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Trust Certificates that exceeds the aggregate cash distributions, that excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.

     Backup Withholding. Distributions made on Trust Certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 30% for payments made in 2002, and decreasing over time to 28% in 2006, if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

     Tax Consequences to Foreign Trust Certificateholders. Interest attributable to receivables which is received by a certificateholder which is a Foreign Person will generally not be subject to the normal 30% withholding tax imposed on those payments, provided that such certificateholder is not engaged in a trade or business in the United States and that such certificateholder fulfills the certification requirements discussed above under "The Notes--Tax Consequences to Foreign Noteholders."

Partnership Certificates

     The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates of any series identified in the accompanying prospectus supplement as Partnership Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of Partnership Certificates on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading "Federal Income Tax Consequences-- Partnership Certificates," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting prospective investors generally, but do not purport to furnish information in the level of detail or with the attention to a prospective investor's specific tax circumstances that would be provided by a prospective investor's own tax advisor.

     Classification of Partnerships and Partnership Certificates. For each series of certificates identified in the accompanying prospectus supplement as Partnership Certificates, the seller and the servicer will agree, and the certificateholders will agree by their purchase of the Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of the Partnership being the certificateholders and the seller, in its capacity as recipient of distributions from the reserve account, and any notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the seller and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus and accompanying prospectus supplement.

     If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, the Tax Partnership would be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable on the Partnership Certificates and certificateholders could be liable for any the tax that is unpaid by the Tax Partnership. However, prior to the sale of each series of Partnership Certificates, Tax Counsel will deliver its opinion that the Tax Partnership will not be classified as an association taxable as a corporation.

     Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a "publicly traded partnership" taxable as a corporation. However, in the opinion of Tax Counsel, even if the Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in such a partnership, some holders could suffer adverse consequences. For example, some holders might be subject to limitations on their ability to deduct their share of the Tax Partnership's expenses.

     Despite Tax Counsel's opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates represent equity interests in a partnership. For example, because the Partnership Certificates will have some features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax Partnership, the seller or the Issuer. However, in Tax Counsel's opinion, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. Indeed, classification of the certificates as indebtedness would result in favorable tax consequences to certain holders, particularly foreign persons. Nonetheless, because Tax Counsel believes that it is more likely that Partnership Certificates will be treated as equity in partnership, and the parties will treat the certificates as representing partnership equity, the following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

     Partnership Taxation. A Tax Partnership will not be subject to federal income tax, but each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Tax Partnership. The Tax Partnership's income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, OID, and bond premium, and any gain upon collection or disposition of the receivables. The Tax Partnership's deductions will consist primarily of interest paid or accrued on any notes, servicing and other fees, and losses or deductions upon collection or disposition of the receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury Regulations and the partnership agreement and, for any series of Partnership Certificates, the trust agreement and related documents. Each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated taxable income of the Tax Partnership for each month equal to their allocable share of the sum of:

          (1) the Pass Through Rate on the Partnership Certificates for such month;

          (2) an amount equivalent to interest that accrues during that month on amounts previously due on such Partnership Certificates but not yet distributed;

          (3) any Tax Partnership income attributable to discount on the receivables that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and

          (4) any Prepayment Surplus payable to the Partnership Certificates for that month.

     In addition, each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated their allocable share for each month of the entire amount of interest expense paid by the Tax Partnership on any notes. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the accompanying prospectus supplement. All taxable income of the Tax Partnership remaining after the allocations to the certificateholders will be allocated to the seller. It is believed that the allocations to certificateholders will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above, and holders of Strip Notes or Strip Certificates may be allocated income equal to the amount described in the accompanying prospectus supplement, even though the Tax Partnership might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing Partnership Certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Tax Partnership.

     Additionally, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to such a holder under the Internal Revenue Code.

     An  individual  taxpayer  may  generally  deduct   miscellaneous   itemized
deductions, which do not include interest expense, only to the extent they exceed two percent of adjusted gross income, and, additional limitations may apply. Those limitations would apply to an individual certificateholder's share of expenses of a Tax Partnership, including fees to the servicer, and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.

     Each Tax Partnership intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that calculations be made separately for each receivable, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. It is believed that the receivables were not and will not be issued with OID and, therefore, that a Tax Partnership should not have OID income. However, the purchase price paid by the Tax Partnership for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a receivable by receivable basis.

     Each Tax Partnership will make an election that will result in any market discount on the receivables being included in income currently as such discount accrues over the life of the receivables. As indicated above, a portion of the market discount income will be allocated to certificateholders.

     Section 708 Termination. Under Section 708 of the Internal Revenue Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new partnership followed by a liquidation of the original Tax Partnership. A Tax Partnership will not comply with the technical requirements that might apply when such a constructive termination occurs. As a result, the Tax Partnership may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A certificateholder's tax basis in a Partnership Certificate will generally equal his cost increased by his share of the Tax Partnership's income, includible in his income, for the current and prior taxable years and decreased by any distributions received on such Partnership Certificate. In addition, both tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder's share of any notes and other liabilities of the Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates, and, upon a sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

     If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described above over the life of the Partnership Certificates that exceeds the aggregate cash distributions on the Partnership Certificates, that excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

     Allocations Between Transferors and Transferees. In general, each Tax Partnership's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first record date following the end of the month. As a result, a holder purchasing Partnership Certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before its actual purchase.

     The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of a Tax Partnership might be reallocated among the certificateholders. The owner trustee is authorized to revise a Tax Partnership's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its Partnership Certificate for greater or less than its adjusted basis therefor, the purchasing certificateholder will have a higher or lower basis, as the case may be, in the Partnership Certificates than the selling certificateholder had. The tax basis of the Tax Partnership's assets will not be adjusted to reflect that higher or lower basis unless the Tax Partnership were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of Tax
Partnership income than would be based on their own purchase price for Partnership Certificates.

     Administrative Matters. For each Tax Partnership, the owner trustee is required to maintain complete and accurate books of such Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The owner trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Tax Partnership and will report each certificateholder's allocable share of items of Tax Partnership income and expense  to  holders  and  the  IRS on  Schedule  K-1.  Any  person  that  holds
Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Tax Partnership with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide the Tax Partnership with the information referenced in the preceding sentence and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Tax Partnership or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     The seller, as the tax matters partner for each Tax Partnership, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed or deemed filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Tax Partnership. An adjustment could result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the Tax Partnership.

     Tax Consequences to Foreign Certificateholders. It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority on that issue under facts substantially similar to those described in this prospectus and the accompanying prospectus supplement. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for those purposes, each Tax Partnership will withhold as if it were so engaged in order to protect the Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to foreign certificateholders as if such income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.1% for payments made in 2002, and decreasing over time to 35% in 2006, for all other foreign holders. In determining a holder's nonforeign status, a Tax Partnership may generally rely on the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a United States individual or corporate income tax return and pay tax, including, in the case of a corporation, the branch profits tax, on its share of the Tax Partnership's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Tax Partnership on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the Tax Partnership, taking the position that no taxes were due because the Tax Partnership was not engaged in a U.S. trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.

     Backup Withholding. Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to a "backup" withholding tax of 30% for payment made in 2002, and decreasing over time to 28% in 2006, if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Tax Non-Entity Certificates

     Classification of Tax Non-Entity and Tax Non-Entity Certificates. For each series of certificates identified in the accompanying prospectus supplement as Tax Non-Entity Certificates and which are entirely owned by the seller, the seller and the servicer will agree, pursuant to the "check-the-box" Treasury Regulations, to treat the Tax Non-Entity as a division of the seller, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the seller will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the Tax Non-Entity. Under the "check-the-box" Treasury Regulations, unless it is treated as a Tax Trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for federal income tax purposes. If the trust is classified as a Tax Non-Entity when all its equity interests are wholly-owned by the seller and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the trust will be treated as a Tax Partnership.

     If certificates are issued to more than one person, the seller and the servicer will agree, and the certificateholders will agree by their purchase, to treat the trust as a Tax Partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the certificateholders, including the seller, and the notes being debt of such partnership.

     Risks of Alternative Characterization. If a Tax Non-Entity were an association or a "publicly traded partnership" taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under "Partnership Certificates--Classification of Partnerships and Partnership Certificates."

                        STATE AND LOCAL TAX CONSEQUENCES

     The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes, certificates, noteholders or certificateholders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state and local tax consequences for them of purchasing, holding and disposing of notes or certificates.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a "benefit plan") from engaging in specified transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to that benefit plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. The acquisition or holding of securities by a benefit plan could be considered to give rise to a prohibited transaction if the seller, the servicer, the related trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Employee benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to ERISA requirements.

Exemption Applicable to Debt Instruments

     Transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased securities if assets of the trust were deemed to be assets of the benefit plan. Under a regulation issued by the U.S. Department of Labor (the "plan asset regulation"), the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an "equity interest" in the trust and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see "ERISA Considerations" in the prospectus supplement. Subject to the restrictions in the following paragraph, notes that are debt instruments will be available for purchase by benefit plans.

     Without regard to whether the notes are treated as debt under the plan asset regulation, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the servicer, the seller, the trust or any of our respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." Each purchaser of notes will be deemed to represent that either (a) it is not acquiring the notes with the assets of a benefit plan or (b) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     We suggest that a fiduciary considering the purchase of notes on behalf of a benefit plan consult with its ERISA advisors and refer to the prospectus supplement regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Underwriter Exemption

     Both notes and certificates may be eligible for relief from prohibited transaction rules of ERISA and the plan assets regulation in reliance on administrative exemptions granted by the Department of Labor to specified underwriters. The underwriter's exemption provides relief with respect to the initial purchase, holding and subsequent resale by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter's exemption. The receivables covered by the underwriter's exemption include motor vehicle leases such as those securing the secured notes that secure the notes and certificates offered by this prospectus. The exemption defines a qualified motor vehicle lease as a motor vehicle lease where (a) the issuer owns or holds a security interest in the lease, (b) the issuer owns or holds a security interest in the leased motor vehicle and (c) the issuer's security interest in the leased motor vehicle is at least as protective of the issuer's rights as the issuer would receive under a motor vehicle installment contract.

     The underwriter's exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter's exemption to apply to the acquisition of the notes or certificates by a benefit plan are the following:

          (1) The acquisition of notes or certificates by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The notes or certificates acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from S&P, Moody's or Fitch, Inc.;

          (3) The sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by us pursuant to the sale of the receivables to the trust represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services as servicer under the related agreements and reimbursement of the servicer's reasonable expenses in connection with these services;

          (4) The trustee is a substantial financial institution and is not an "affiliate," as defined in the exemption, of any other member of the "restricted group," which consists of the underwriter, the trustee, the seller, the servicer, any subservicer, any obligor with respect to motor vehicle installment obligations constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust as of the date of initial issuance of the notes or certificates and any affiliate of these parties;

          (5) The benefit plan investing in the notes or certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act; and

          (6)  The trust satisfies the following requirements:

               (a) the corpus of the trust consists solely of assets of the type which have been included in other investment pools,

               (b) securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan's acquisition of the notes or certificates, and

               (c) securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan's acquisition of the notes or certificates.

          (7) The legal document establishing the trust contains restrictions necessary to ensure that the assets of the trust may not be reached by creditors of the seller in the event of its bankruptcy or insolvency, the transfer and servicing agreement prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the trust and a true sale opinion is issued in connection with the transfer of assets to the trust.

     Some transactions are not covered by the underwriter's exemption or any other exemption. The underwriter's exemption does not exempt the acquisition and holding of securities by benefit plans sponsored by the seller, the underwriters, the owner trustee, the servicer or any "obligor" (as defined in the exemption) with respect to receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the restricted group. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:

     o a benefit plan's investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

     o immediately after the acquisition, no more than 25% of the assets of a benefit plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in a trust containing assets sold or serviced by the same entity; and

     o in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related trust is acquired by persons independent of the restricted group.

     The underwriter's exemption will also apply to transactions in connection with the servicing, management and operation of the trust, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the plans purchase the notes or certificates issued by the trust. All transactions relating to the servicing, management and operations of the trust will be carried out in accordance with the trust agreement, indenture and transfer and servicing agreements, which will be described in all material respects in this prospectus and the prospectus supplement.

     Each prospective purchaser of notes or certificates in reliance on the underwriter's exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below BBB-, the note or certificate could no longer be transferred to a plan in reliance on the exemption. If the ratings decline below one of the four highest generic rating categories from S&P, Moody's or Fitch, each transferee will be demed to represent that either (a) it is not purchasing the notes or certificates with plan assets of a benefit plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to purchase the notes or certificates and it is eligible for and satisfies all of the requirements of Sections I and III of PTCE 95-60.

     For more information, including whether an underwriter's exemption is likely to provide relief for a particular class of notes or certificates, see "ERISA Considerations" in the prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the trust will be deemed to hold plan assets and the applicability of an underwriter's exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a benefit plan under ERISA and the Code.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in one or more underwriting agreements for each trust, the seller will agree to sell to each of the underwriters named in the underwriting agreements and in the accompanying prospectus supplement, and each of the underwriters will severally agree to purchase from the seller, the principal amount of each class of securities of the series set forth in the underwriting agreements and in the accompanying prospectus supplement.

     In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in the underwriting agreements, to purchase all the securities described in the underwriting agreements which are offered by this prospectus and by the accompanying prospectus supplement if any of these securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in some circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

     Each prospectus supplement will either;

          (1) set forth the price at which each class of securities being offered will be offered to the public and any concessions that may be offered to dealers participating in the offering of these securities or

          (2) specify that the securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

     After the initial public offering of any securities, the public offering price and the concessions may be changed.

     Each underwriting agreement will provide that the seller will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act.

     The indenture trustee may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

     Under each underwriting agreement, except as otherwise provided in the accompanying prospectus supplement, the closing of the sale of any class of securities subject thereto will be conditioned on the closing of the sale of all other classes.

     The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

                                 LEGAL OPINIONS

     Specified legal matters relating to the notes and the certificates will be passed upon for each trust, the seller and GMAC by counsel specified in the related prospectus. In addition, specified federal income tax matters will be passed upon for GMAC, each trust and the seller by counsel specified in the related prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site, http://www.sec.gov.

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports and materials filed by or on behalf of the trust until we terminate our offering of the certificates.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents not specifically incorporated by reference, at no cost, by writing us at: General Motors Acceptance Corporation, 200 Renaissance Center, Detroit, Michigan 48265.

                         GLOSSARY OF TERMS TO PROSPECTUS

     The following are definitions of terms used in this prospectus. References to the singular form of defined terms in this prospectus include references to the plural and vice versa.

     "Administrative Purchase Payment" means, for any Administrative Receivable:

          (1) in the case of a Scheduled Interest Receivable, a release of all claims for reimbursement of Scheduled Interest Advances made on the receivable plus the sum of

               (A) all remaining Scheduled Payments on the receivable,

               (B)  an  amount  equal  to  any   reimbursements  of  outstanding
          Scheduled Interest Advances made to the servicer on the receivable from the proceeds of other receivables, and

               (C) all past due Scheduled Payments for which a Scheduled Interest Advance has not been made, less the rebate that would be payable to the obligor on the receivable were the obligor to prepay the receivable in full on that day.

          (2) in the case of a Simple Interest Receivable, a payment equal to the Amount Financed less that portion of all payments made on or prior to the last day of the prior monthly period allocable to principal.

     "Administrative Receivable" means a receivable which the servicer is required to purchase as a result of a breach of a covenant which materially and adversely affects any receivable held by a trust pursuant to the Pooling and Servicing Agreement or which the servicer has elected to repurchase pursuant to the Trust Sale and Servicing Agreement.

     "Aggregate Amount Financed" means the aggregate Amount Financed under the receivables held by a trust as specified in the accompanying prospectus supplement.

     "Aggregate Principal Balance" means for each trust as of any date, the sum of the Principal Balances of all outstanding receivables, other than Liquidating Receivables, held by the trust that date.

     "Amount Financed" means, for a receivable, the aggregate amount advanced toward the purchase price of the financed vehicle, including accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail automobile instalment sale contracts and related costs less:

     (1) (A) in the case of a Scheduled Interest Receivable, payments due from the obligor prior to the cutoff date allocable to principal and

          (B) in the case of a Simple Interest Receivable, payments received from the obligor prior to the cutoff date allocable to principal; and

     (2) any amount allocable to the premium for physical damage insurance covering the financed vehicle force-placed by GMAC.

     "APR" means, for a receivable, the annual percentage rate.

     "Basic Servicing Fee Rate" means, for a trust, the Basic Servicing Fee Rate specified in the accompanying prospectus supplement.

     "Benefit Plan" means a pension, profit-sharing or other employee benefit plan, and individual retirement accounts and some types of Keogh Plans and some collective investment funds or insurance company general or separate accounts in which the plans and accounts are invested.

     "Business Day" means any day other than a Saturday, Sunday or any other day on which banks in New York, New York, Detroit, Michigan or Chicago, Illinois may, or are required to, remain closed.

     "Certificate Distribution Account" means any account so designated and established and maintained pursuant to the Trust Sale and Servicing Agreement.

     "Certificate Pool Factor" means, for each class of Certificates, a seven-digit decimal which the servicer will compute prior to each distribution on the certificates indicating the remaining certificate balance as of the close of that date, as a fraction of the initial certificate balance.

     "Collection Account" means any account so designated, and established pursuant to the Trust Sale and Servicing Agreement.

     "Designated Accounts" means the Collection Account, the Note Distribution Account, and any reserve account and other accounts so identified in the accompanying prospectus supplement and for which the funds on deposit are invested in Eligible Investments.

     "Distribution Date" means the date or dates specified in the accompanying prospectus supplement on which the trust makes payments on the notes and the certificates.

     "Eligible Investments" means generally investments (1) which are acceptable to the rating agencies as being consistent with the rating of the notes and (2) that mature no later than the business day preceding the next distribution date or payment date.

     "Events of Default" has the meaning, unless otherwise set forth in the prospectus supplement, set forth in "The Notes--The Indenture--Events of Default; Rights Upon Events of Default."

     "Excess Payment" means, for a Scheduled Interest Receivable, the portion of a payment on the receivable in excess of the Scheduled Payment thereon which is not late fees, prepayment charges or other similar fees or charges.

     "Excess Simple Interest Collections" means, for a monthly period, the excess, if any, of (1) all payments received during that monthly period on all Simple Interest Receivables held by the trust to the extent allocable to interest over (2) the amount of interest that would be due during that monthly period on all Simple Interest Receivables held by the trust, assuming that the payment on each such receivable was received on its respective due date.

     "Foreign Person" means a nonresident alien, foreign corporation or other non-United States person.

     "General Motors" means General Motors Corporation.

     "Liquidation Proceeds" means, for a Liquidating Receivable, all amounts realized for that receivable, net of amounts that are required to be refunded to the obligor on that receivable.

     "Liquidating Receivables" means a receivable as to which the servicer has:

          (1) reasonably determined, in accordance with customary servicing procedures, that eventual payment of amounts owing on that receivable is unlikely, or

          (2) repossessed and disposed of the financed vehicle.

     "Monthly Advance" means, for a trust, as of the last day of the monthly period, either a Scheduled Interest Advance or a Simple Interest Advance, or both, as applicable, in respect of the prior monthly period.

     "Note Distribution Account" means any account so designated and established and maintained pursuant to the Trust Sale and Servicing Agreement.

     "Note Pool Factor" means, for each class of notes, a seven-digit decimal which the servicer will compute prior to each distribution for the notes indicating the remaining outstanding principal balance of the notes, as of the close of the distribution date, as a fraction of the initial outstanding principal balance of the notes.

     "Partnership    Certificates"   means    certificates,    including   Strip
Certificates, and Strip Notes issued by a Tax Partnership. References to a holder of these certificates shall be to the beneficial owner thereof.

     "Payment Ahead" means, for a Scheduled Interest Receivable, any Excess Payment, not representing prepayment in full of the receivable, that is of an amount so that the sum of the Excess Payment, together with any unapplied Payments Ahead, is equal to or less than three times the Scheduled Payment.

     "Payment Ahead Servicing Account" means any account so designated and maintained pursuant to the Trust Sale and Servicing Agreement.

     "Pooling and Servicing Agreement" means, for each trust, the Pooling and Servicing Agreement dated as of the closing date between GMAC and the seller, as amended and supplemented from time to time.

     "Prepayments" means Excess Payments other than a Payment Ahead.

     "Prepayment Surplus" means, on any distribution date on which a Prepayment is to be applied for a Scheduled Interest Receivable, that portion of the Prepayment, net of any rebate to the obligor of the portion of the Scheduled Payments attributable to unearned finance charges, which is not allocable to principal.

     "Principal Balance" means, as of any date for any receivable, the Amount Financed minus the sum of either:

     (1)   in the case of a Scheduled Interest Receivable,

          (A) that portion of all Scheduled Payments due on or prior to that date allocable to principal,

          (B) that portion of any Warranty Payment or Administrative Purchase Payment for that receivable allocable to principal and

          (C) any Prepayment applied by the servicer to reduce the Principal Balance of that receivable, or

     (2)   in the case of a Simple Interest Receivable,

          (A) that portion of all payments received on or prior to that date allocable to principal and

          (B) that portion of any Warranty Payment or Administrative Purchase Payment for that receivable allocable to principal.

     "Related Documents" means the indenture, the Transfer and Servicing Agreements and other similar and associated documents for a trust.

     "Record Date" means,  for any  distribution  date, the close of business on
the  date  immediately   preceding  the  distribution  date,  or  if  definitive
securities are issued, the last day of the preceding monthly period.

     "Revolving Period" means the time specified in the accompanying prospectus supplement during which the trust will reinvest collections in additional receivables rather than distributing collections to you. The Revolving Period may not be longer than one year from the date of an issuance of a series of securities.

     "Scheduled Interest Advance" means, for a Scheduled Interest Receivable, the amount, as of the last day of the monthly period, by which the amount of the Scheduled Payment exceeds the amount of the Payments Ahead not previously applied to that receivable and any amounts received by an obligor in respect of that Scheduled Payment.

     "Scheduled Interest Receivables" means receivables pursuant to which the payments due from the obligors during any month are allocated between finance charges and principal on a scheduled basis, without regard to the period of time which has elapsed since the preceding payment was made, using the actuarial method.

     "Scheduled Payment" means, for a Scheduled Interest Receivable, the payment set forth in that receivable due from the obligor during any month.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Servicer Default" has the meaning set forth in "The Transfer and Servicing Agreements-- Servicer Defaults."

     "Short-Term Note" means a note which has a fixed maturity date not more than one year from the issue date of that note.

     "Simple  Interest  Advance"  means,   unless  otherwise   provided  in  the
accompanying prospectus supplement, as of the last day of each monthly period, the amount advanced by the servicer equal to the excess, if any, of

          (1) the amount of interest that would be due during that monthly period on all Simple Interest Receivables held by the trust assuming that the payment on each receivable was received on its respective due date over

          (2) all payments received during that monthly period on all Simple Interest Receivables held by the trust to the extent allocable to interest.

     "Simple Interest Receivables" means receivables which provide for the allocation of payments between finance charges and principal based on the actual date on which a payment is received.

     "Strip Certificates" means one or more classes of certificates  entitled to
disproportionate,   nominal  or  no  distributions  of  Certificate  Balance  or interest.

     "Strip   Notes"   means  one  or  more   classes  of  notes   entitled   to
disproportionate, nominal or no distributions of principal or interest.

     "Tax Counsel" means Kirkland & Ellis, as special tax counsel to the seller.

     "Tax Non-Entity" means a trust in which all of the certificates of that trust which are owned by the seller, and the seller and the servicer agree to treat the trust as a division of the seller and hence disregarded as a separate entity for purposes of federal, state and local income and franchise taxes.

     "Tax  Non-Entity   Certificates"   means  certificates   issued  by  a  Tax
Non-Entity. References to a holder of these certificates shall be to the beneficial owner thereof.

     "Tax Partnership" means a trust in which the seller, the servicer and the applicable holders agree to treat certificates, including Strip Certificates, and Strip Notes as equity interests in a partnership for purposes of federal, state and local income and franchise taxes.

     "Tax Trust" means a trust in which the seller, the servicer and the applicable certificateholders agree to treat the certificates of the trust as equity interests in a grantor trust for purposes of federal, state and local income and franchise taxes.

     "Total Servicing Fee" has the meaning set forth in "The Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses."

     "Transfer and Servicing Agreements" means, for each trust, the Pooling and Servicing Agreement, the Trust Sale and Servicing Agreement, the trust agreement and the administration agreement.

     "Trust Certificates" means certificates issued by a Tax Trust. References to a holder of these certificates shall be to the beneficial owner thereof.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

     "Trust Sale and Servicing Agreement" means, for each trust, the Trust Sale and Servicing Agreement, dated as of the closing date, among the servicer, the seller and the trust, as amended and supplemented from time to time.

     "Warranty Payment" means, for a Warranty Receivable:

          (1) in the case of a Scheduled Interest Receivable, the sum of:

                (A) all remaining Scheduled Payments on that receivable, plus all past due Scheduled Payments for which a Scheduled Interest
           Advance has not been made, plus all outstanding Scheduled Interest Advances on that receivable, plus

                (B) an amount equal to any reimbursements of outstanding Scheduled Interest Advances made to the servicer for that such receivable from the proceeds of other receivables,

     minus the sum of:

               (A) the rebate that would be payable to the obligor on that receivable were the obligor to prepay that receivable in full on that day; and

               (B) any Liquidation Proceeds for that receivable previously received, to the extent applied to reduce the Principal Balance of that receivable; or

          (2) in the case of a Simple Interest Receivable, the Amount Financed minus the sum of:

               (A) that portion of all payments received on or prior to the last day of the prior monthly period allocable to principal; and

               (B) any Liquidation Proceeds for that receivable, to the extent applied to reduce the Principal Balance of that receivable.

     "Warranty Receivable" means a receivable which must be repurchased by either the trust or GMAC as a result of a breach of a representation or warranty for that receivable which materially and adversely affects the interests of any securityholder in that receivable.

================================================================================
================================================================================


         No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the seller, the servicer or the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the deliver of this prospectus supplement and the prospectus not any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus.

         Until July 14, 2002, all dealers effecting transactions in the notes or the certificates whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


================================================================================

                            Capital Auto Receivables
                               Asset Trust 2002-2

                                 $1,342,000,000
                               Asset Backed Notes

                                   $52,914,000
                            Asset Backed Certificates

                         Capital Auto Receivables, Inc.
                                     Seller

                                 General Motors
                             Acceptance Corporation
                                    Servicer

                                 ---------------

                              PROSPECTUS SUPPLEMENT
                                 ---------------

                         Banc of America Securities LLC
                                    JPMorgan
                               Merrill Lynch & Co.

                         Banc One Capital Markets, Inc.
                                Barclays Capital
                                 Lehman Brothers
                              Salomon Smith Barney


================================================================================